Exhibit 10.1

EXECUTION VERSION

DATED 28 NOVEMBER 2007

TALBOT HOLDINGS LTD.
AS BORROWER

VALIDUS HOLDINGS, LTD.
AS GUARANTOR

LLOYDS TSB BANK PLC
AND
ING BANK N.V., LONDON BRANCH
AS MANDATED LEAD ARRANGERS

ING BANK N.V., LONDON BRANCH
AS STRUCTURING AGENT

LLOYDS TSB BANK PLC
AS AGENT

AND

LLOYDS TSB BANK PLC
AS SECURITY TRUSTEE

$100,000,000 STANDBY LETTER OF CREDIT FACILITY AGREEMENT

33.	Notices	120

34.	Calculations And Certificates	122

35.	Partial Invalidity	123

36.	Remedies And Waivers	123

37.	Counterparts	123

38.	Amendments And Waivers	123

39.	Counterparts	125

40.	Governing Law	126

41.	Enforcement	126

42.	Confidentiality	126

Schedule 1 The Original Lenders		129

Schedule 2 Conditions Precedent		130

Schedule 3 Form Of Utilisation Request		133

Schedule 4 Form Of Transfer Certificate		134

Schedule 5 Form Of Credit Institution Confirmation		137

Schedule 6 Form Of Letter Of Credit		138

Schedule 7 Mandatory Costs Rate		143

Schedule 8 Letter Of Comfort		146

Schedule 9 Eligible Collateral Table		147

Schedule 10 Form Of Borrowing Base Certificate		150

Schedule 11 Existing Liens		152

Schedule 12 Existing Intercompany Arrangements And Agreements		153

Schedule 13 Permitted Subsidiary Indebtedness		154

Schedule 14 Subsidiaries		155

Schedule 15 Existing Affiliate Transactions		156

Schedule 16 Existing Investments		158

Schedule 17 Permitted Investors		159

Signatures		161

THIS AGREEMENT is made on 28 November 2007

BETWEEN

(1)	TALBOT HOLDINGS LTD. (the "Borrower");

(2)	VALIDUS HOLDINGS, LTD. (the "Guarantor");

(3)	ING BANK N.V., LONDON BRANCH and LLOYDS TSB BANK PLC as mandated lead arranger(s) (whether acting individually or together, the "Arranger");

(4)	ING BANK N.V. as structuring agent (the "Structuring Agent");

(5)	LLOYDS TSB BANK PLC as agent of the other Finance Parties other than the Security Trustee (the "Agent");

(6)	LLOYDS TSB BANK PLC as Security Trustee for the Secured Parties (the "Security Trustee"); and

(7)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Lenders) as lenders (the "Original Lenders").

WHEREAS:

In support of the obligations of the Borrower under the Borrower’s 2008 and 2009 underwriting years' letter of credit facility procurement agreements and capital stack arrangements with Talbot 2002 Underwriting Capital Ltd., Validus Holdings, Ltd., as Guarantor, and Talbot Holdings Ltd., as Borrower, enter into this Agreement.

ACCORDINGLY, IT IS AGREED as follows.

SECTION 1
INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Agreement:

"Account Party" means Talbot 2002 Underwriting Capital Ltd.

"Advance Rate" means, for any category of Cash or obligation or investment specified in Schedule 9 (Eligible Collateral Table) in the column entitled "Cash and Eligible Securities" in the Eligible Collateral Table (other than Cash, the "Eligible Securities"), the percentage set forth opposite such category of Cash or Eligible Securities in the column entitled "Advance Rate" of the Eligible Collateral Table and, in each case, subject to the original term to maturity criteria set forth therein.

"Affiliate" means, with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

"Agent's Spot Rate of Exchange" means the Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

"A.M. Best" means A.M. Best Company and its successors.

"Applicable Insurance Regulatory Authority" means, when used with respect to any Regulated Insurance Company:

(a)	the insurance department or similar administrative authority or agency located in each state or jurisdiction (foreign or domestic) in which such Regulated Insurance Company is domiciled; or

(b)
to the extent asserting regulatory jurisdiction over such Regulated Insurance Company, the insurance department, authority or agency in each state or jurisdiction (foreign or domestic) in which such Regulated Insurance Company is licensed, and shall include any federal or national insurance regulatory department, authority or agency that may be created and that asserts insurance regulatory jurisdiction over such Regulated Insurance Company.

"Approved Credit Institution" means a credit institution within the meaning of the First Council Directive on the co-ordination of laws, regulations and administrative provisions relating to the taking up and pursuit of the business of credit institutions (No. 77/780/EEC) which has been approved by the Council of Lloyd's for the purpose of providing guarantees and issuing or confirming letters of credit comprised (or to be comprised) in a member's Funds at Lloyd's.

"Authorisation" means an authorisation, consent, approval, resolution, license, exemption, filing or registration.

"Authorised Signatory" means, in relation to an Obligor, any person who is duly authorised (in such manner as may be reasonably acceptable to the Agent) and in respect of whom the Agent has received a certificate signed by a director or another Authorised Signatory of such Obligor setting out the name and signature of such person and confirming such person's authority to act.

"Availability Period" means the period commencing on the date of this Agreement and ending on 31 December 2008.

"Available Commitment" means, in relation to a Lender at any time and save as otherwise provided herein its Commitment less the Base Currency Amount of its share of the Outstandings at such time provided that such amount shall not be less than zero.

"Available Facility" means, at any time, the aggregate of the Available Commitments adjusted, in the case of a proposed utilisation, so as to take into account:

(a)	any reduction in the Commitment of a Lender pursuant to the terms hereof;

(b)	the Base Currency Amount of any Letter of Credit which pursuant to any other utilisation, is to be issued; and

(c)	the Base Currency Amount of any Letter of Credit which is due to expire or returned as cancelled,

on or before the proposed Utilisation Date relating to such utilisation.

"Base Currency" means dollars.

"Base Currency Amount" means, in relation to a Letter of Credit, the amount specified in the Utilisation Request for that Letter of Credit (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request).

"Borrowing Base" means, at any time, the aggregate amount of Cash and Eligible Securities held in the Collateral Accounts under the Security Agreement at such time multiplied in each case by the respective Advance Rates for Cash and such Eligible Securities (the value of Eligible Securities at any time being determined on the basis of the Borrowing Base Report (as defined in the Security Agreement) then most recently prepared by the Special Report Agent) provided that all Cash and Eligible Securities in respect of any Borrowing Base shall only be included in such Borrowing Base to the extent the same are subject to a first priority perfected security interest in favour of the Security Trustee pursuant to the Security Documents.

"Borrowing Base Certificate" means a Borrowing Base Certificate substantially in the form set out in Schedule 10 (Form of Borrowing Base Certificate) or in such other form reasonably acceptable to the Agent.

"Business Day" means a day (other than a Saturday or Sunday) on which banks generally are open for business in both London and New York.

"Business Plan" means the 2008 business plan of the Guarantor, a copy of which has been provided to the Agent pursuant to paragraph 4(i) of Schedule 2 (Conditions precedent).

"Capital Lease Obligations" has the meaning given to such term in Clause 21.2 (Financial Definitions).

"Capital Markets Product" means, as to any person, any security, commodity, derivative transaction or other financial or similar product purchased, sold or entered into by such person for the purpose of a third-party undertaking or assuming one or more risks otherwise assumed by such person or entered into by such person for the purpose of managing one or more risks otherwise assumed by such person or other agreements or arrangements entered into by such person designed to transfer credit risk from one party to another, including:

(a)
any structured insurance product, catastrophe bond, rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, commodity hedge, equity or equity index swap, equity or equity index option, bond option, interest rate option or hedge, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or swap transaction, credit protection transaction, credit swap, credit default swap (including single default, single-name, basket and first-to-default swaps), credit default option, equity default swap, total return swap, credit-linked notes, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sellback transaction, securities lending transaction, weather index transaction, emissions allowance transaction, or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions);

(b)
any transaction which is a type of transaction that is similar to any transaction referred to in paragraph (a) above that is currently, or in the future becomes, recurrently entered into in the financial markets;

(c)	any combination of the transactions referred to in paragraphs (a) and (b) above; and

(d)	any master agreement relating to any of the transactions referred to in paragraphs (a), (b) or (c) above.

"Cash" means the category of "Cash" described in the definition of Advance Rate.

"Cash Equivalents" means, as to any person:

(a)
securities issued or directly and fully guaranteed or insured by the US or any agency or instrumentality thereof (provided that the full faith and credit of the US is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(b)
time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organised under the laws of the US, any state thereof, the District of Columbia or any foreign jurisdiction having, capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such person;

(c)
repurchase obligations with a term of not more than 90 days for underlying securities of the types described in paragraph (a) above entered into with any bank meeting the qualifications specified in paragraph (b) above;

(d)
commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in each case maturing not more than one year after the date of acquisition by such person;

(e)
obligations of obligors organised outside the US (including sovereign nations), which obligations are correlative in type, maturity and rating as those set forth in paragraphs (a) through (d) above; and

(f)
investments in "money market funds" within the meaning of Rule 2a-7 of the Investment Company Act of 1940 of the US, as amended, substantially all of whose assets are comprised of securities of the types described in paragraphs (a) through (e) above.

"Change of Control" means:

(a)	the Borrower or Validus Reinsurance, Ltd. ceasing to be a Wholly-Owned Subsidiary of the Guarantor;

(b)
the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934 of the US, as amended, and the rules of the SEC thereunder as in effect on the date hereof) other than Permitted Investors, of Equity Interests in the Guarantor representing more than 25 per cent. of either the aggregate ordinary voting rights or the aggregate equity value represented by the issued and outstanding Equity Interests in the Guarantor;

(c)
the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Guarantor by persons who were neither (i) nominated by the board of directors of the Guarantor or Permitted Investors nor (ii) appointed by directors so nominated; or

(d)
the occurrence of a "Change of Control" (or similar event, however denominated), as defined in any indenture, agreement in respect of any Indebtedness or other material agreement of any member of the Group or any certificate of designations (or other provision of the constitutional documents of such member of the Group) relating to, or any other agreement governing the rights of the holders of, any Equity Interests in such member of the Group, in each case which would give rise to liabilities or obligations of such member of the Group in an amount equal to or greater than $50,000,000.

"Charged Property" means all the assets of any member of the Group which from time to time are, or are expressed to be, the subject of the Transaction Security.

"Closing Date" means 28 November 2007.

"Code" means the Internal Revenue Code of 1986.

"Collateral" means, in relation to any Lender's Proportion of a Letter of Credit, a deposit in the Collateral Accounts and the term "Collateralised" shall be construed accordingly.

"Collateral Accounts" has the meaning set forth in the Control Agreement.

"Commitment" means:

(a)	in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Commitment" in Schedule 1 (The Original Lenders); and

(b)	in relation to any other Lender, the amount in the Base Currency of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

"Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the Loan Market Association from time to time, or such other form as may be agreed between the Borrower and the Agent.

"Consolidated Indebtedness" has the meaning given to such term in Clause 21.2 (Financial Definitions).

"Consolidated Net Worth" has the meaning given to such term in Clause 21.2 (Financial Definitions).

"Consolidated Total Capital" has the meaning given to such term in Clause 21.2 (Financial Definitions).

"Control" means, with respect to any person, the possession, directly or indirectly, of the power:

(a)	to vote 10% or more of the voting power of the securities having ordinary voting power for the election of directors of such person; or

(b)	to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract or otherwise,

and "Controlling" and "Controlled" have meanings correlative thereto.

"Control Agreement" has the meaning set forth in the Security Agreement.

"Corporate Member" means the Account Party, being a corporate member of Lloyd's.

"Credit Institution Confirmation" means the confirmation in form and substance satisfactory to Lloyd's and substantially in the form set out in Schedule 5 (Form of Credit Institution Confirmation).

"Custodian" means custodian under the Control Agreement and the Security Agreement.

"Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

"Delegate" means any delegate, agent, attorney or co-Security Trustee appointed by the Security Trustee.

"Disruption Event" means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

(and which (in either such case)) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

"DTC" means the Depository Trust Company.

"Eligible Collateral Table" means the table set out in Schedule 9 (Eligible Collateral Table).

"Eligible Securities" has the meaning provided in the definition of the term "Advance Rate".

"Environmental Law" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

"Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Guarantor or any subsidiary directly or indirectly resulting from or based upon:

(a)	its violation of any Environmental Law;

(b)	its generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials;

(c)	its exposure to any Hazardous Materials;

(d)	its release or threatened release of any Hazardous Materials into the environment; or

(e)	any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing,

but in each of (a) through (e) excluding liabilities arising out of Capital Markets Products and insurance and reinsurance contracts, agreements and arrangements in each case entered into in the ordinary course of business and not for speculative purposes.

"Equity Interests" means, with respect to any person, shares of capital stock of (or other ownership or profit interests in) such person, warrants, options or other rights for the purchase or other acquisition from such person of shares of capital stock of (or other ownership or profit interests in) such person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such person or warrants, rights or options for the purchase or other acquisition from such person of such shares (or such other interests), and other ownership or profit interests in such person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorised or otherwise existing on any date of determination.

"ERISA" means the Employee Retirement Income Security Act of 1974 of the US, as amended from time to time and the regulations promulgated and rulings issued thereunder.

"ERISAAffiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Guarantor or any of its subsidiaries or is under common control (within the meaning of Section 414(c) of the Code) with the Guarantor or any of its subsidiaries.

"Event of Default" means any circumstance described as such in Clause 23 (Events of Default) other than Clause 23.14 (Acceleration and Cancellation).

"Existing Affiliate Transactions" means the transactions set forth on Schedule 15 (Existing Affiliate Transactions).

"Existing Facility" means the $30,000,000 standby letter of credit facility dated 25 November 2003 (as amended and restated by amendment and restatement agreements dated 23 November 2004, 25 November 2005, 2 March 2006 and 29 November 2006 and an amendment letter dated 28 June 2007) and entered into between the Borrower as parent, the Account Party and Talbot Underwriting Holdings Ltd as guarantors and Lloyds TSB Bank plc as bank.

"Existing Investments" means the investments set forth on Schedule 16 (Existing Investments).

"Expiry Date" means, in relation to any Letter of Credit, the date on which the maximum aggregate liability thereunder is to be reduced to zero.

"Facility" means the letter of credit facility granted to the Borrower in this Agreement.

"Facility Office" means, in relation to the Agent, the office identified with its signature below or such other office as it may select by notice and, in relation to any Lender, the office notified by it to the Agent in writing prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as it may from time to time select by notice to the Agent.

"Fee Letter" means any letter or letters dated on or about the date of this Agreement between the Borrower and the Arrangers (or the Agent and the Borrower, the Security Trustee and the Borrower or the Structuring Agent and the Borrower), setting out any of the fees referred to in Clause 15 (Commitment Commission and fees).

"Finance Documents" means this Agreement, any Fee Letter, the Security Documents and any other document designated in writing as a "Finance Document" by the Agent and the Borrower.

"Finance Parties" means the Agent, the Structuring Agent, the Security Trustee, the Arrangers and the Lenders.

"Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower or the Guarantor.

"Five-Year Secured Letter of Credit Facility" means the $500,000,000 five-year secured letter of credit facility dated 12 March 2007 between Validus Holdings, Ltd., Validus Reinsurance, Ltd., JPMorgan Chase Bank, National Association, as administrative agent and others, including the related instruments and agreements executed in connection therewith, and amendments, renewals, replacements, refinancings and restatements to any of the foregoing.

"Foreign Pension Plan" means any plan, fund (including any superannuation fund) or other similar program established or maintained outside the US by the Guarantor or any one or more of its subsidiaries primarily for the benefit of employees of the Guarantor or such subsidiaries residing outside the US, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

"Fronting Arrangement" has the meaning given to such term in Clause 21.2 (Financial Definitions).

"FSA Handbook" means the UK Financial Services Authority Handbook of Rules and Guidance (as amended from time to time).

"Funds at Lloyd's" has the meaning given to it in paragraphs 16 and 17 of the Membership Byelaw (No. 5 of 2005).

"GAAP" means US GAAP, or, in relation to subsidiaries of the Guarantor which are incorporated in England and Wales, UK GAAP.

"General Prudential Sourcebook" means the General Prudential Sourcebook for Banks, Building Societies, Insurers and Investment Firms (as amended and replaced from time to time), which forms part of the FSA Handbook.

"Governmental Authority" means the government of the US, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Group" means the Guarantor and its subsidiaries for the time being.

"Guarantee" has the meaning given to such term in Clause 21.2 (Financial Definitions).

"Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

"Hybrid Capital" has the meaning given to such term in Clause 21.2 (Financial Definitions).

"Indebtedness" of any person means, without duplication:

(a)	all obligations of such person for borrowed money or with respect to deposits or advances of any kind;

(b)	all obligations of such person evidenced by bonds, debentures, notes or similar instruments;

(c)	all obligations of such person upon which interest charges are customarily paid and treated as interest expense under GAAP;

(d)	all obligations of such person under conditional sale or other title retention agreements relating to property acquired by such person;

(e)	all obligations of such person in respect of the deferred purchase price of property or services (excluding current ordinary course trade accounts payable);

(f)
all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the Indebtedness secured thereby has been assumed, provided that the amount of Indebtedness of such person shall be the lesser of (i) the fair market value of such property at such date of determination (determined in good faith by the Guarantor) and (ii) the amount of such Indebtedness of such other person;

(g)	all Guarantees by such person of Indebtedness of others;

(h)	all Capital Lease Obligations of such person;

(i)
all obligations (or to the extent netting is permitted under the applicable agreement governing such Capital Markets Products and such netting is limited with respect to the counterparty or counterparties of such agreement, all net termination obligations) of such person under transactions in Capital Markets Products; and

(j)
all reimbursement obligations of such person in respect of letters of credit, letters of guaranty, bankers' acceptances and similar credit transactions; provided that, Indebtedness shall not include any preferred (including without limitation trust preferred) or preference securities or Hybrid Capital to the extent such preferred or preference securities or Hybrid Capital would be treated as equity under the applicable procedures and guidelines of S&P as of the date of this Agreement.

The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such person is not liable therefor. For the avoidance of doubt, Indebtedness shall not include (v) current trade payables (including current payables under insurance contracts and current reinsurance payables) and accrued expenses, in each case arising in the ordinary course of business, (w) obligations and Guarantees of Regulated Insurance Companies with respect to Policies, (x) obligations and Guarantees with respect to products underwritten by Regulated Insurance Companies in the ordinary course of business, including insurance and reinsurance policies, annuities, performance and surety bonds, assumptions of liabilities and any related contingent obligations, (y) Reinsurance Agreements and Fronting Arrangements and

Guarantees thereof entered into by any Regulated Insurance Company in the ordinary course of business and (z) indebtedness arising under any Syndicate Arrangement.

"Insurance Business" means one or more aspects of the business of selling, issuing or underwriting insurance or reinsurance and other businesses reasonably related thereto.

"Insurance Contract" has the meaning given to such term in Clause 21.2 (Financial Definitions).

"Insurance License" has the meaning given to such term in Clause 19.15 (Insurance Licenses).

"Integrated Prudential Sourcebook" means the Prudential Sourcebook for Insurers (as amended and replaced from time to time), which forms part of the FSA Handbook.

"Interest Period" means, save as otherwise provided herein, in relation to an Unpaid Sum, any of those periods mentioned in Clause 17.1 (Default Interest Periods).

"Junior Subordinated Deferrable Debentures" has the meaning given to such term in Clause 21.2 (Financial Definitions).

"L/C Commission Rate" means a letter of credit commission rate calculated in accordance with Clauses 4.1 (Letter of Credit Commission) and 4.2 (Calculation of L/C Commission Rate).

"Legal Requirements" means all applicable laws, rules and regulations and interpretations thereof made by any governmental body or regulatory authority (including any Applicable Insurance Regulatory Authority) having jurisdiction over any member of the Group.

"Legal Reservations" means:

(a)
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitations imposed by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors or (as the case may be) secured creditors;

(b)
the time barring of claims, the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any other jurisdiction; and

(d)
any other matters which are set out as qualifications or reservations as to matters of law of general application in the legal opinions delivered to any of the Finance Parties in connection with the Finance Documents.

"Lender" means any financial institution:

(a)	named in Schedule 1 (The Original Lenders); or

(b)	which has become a party hereto in accordance with Clause 24 (Changes to the Lenders),

and which has not ceased to be a party hereto in accordance with the terms hereof.

"Lender's Proportion" means, in relation to a Letter of Credit, the proportion which that Lender's participation in that Letter of Credit bears to the participation of all the Lenders, determined in accordance with Clause 3.4 (Each Lender's Participation in Letters of Credit).

"Letter of Comfort" means a comfort letter from Lloyd's substantially in the form set out in Schedule 8 (Letter of Comfort) or with such amendments as may be requested by the Borrower and/or Lloyd's and reasonably approved by the Agent.

"Letter of Credit" means a letter of credit issued or to be issued pursuant to Clause 3 (Utilisation of the Facility) substantially in the form set out in Schedule 6 (Form of Letter of Credit) or in such other form requested by the Borrower which is approved by the Lenders (such approval not to be unreasonably withheld).

"Leverage Ratio" has the meaning given to such term in Clause 21.2 (Financial Definitions).

"LIBOR" means, in relation to any Unpaid Sum on which interest for a given period is to accrue:

(a)
the percentage rate per annum equal to the offered quotation which appears on the appropriate page of the Reuters screen which displays the British Bankers Association Interest Settlement Rate for the relevant currency for such period; or

(b)
if such page or such service shall cease to be available, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London Interbank market at 11.00 a.m. on the Quotation Date for such period.

"Lien" means, with respect to any asset:

(a)	any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset;

(b)
the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; and

(c)	in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

"Lloyd's" means the society incorporated by Lloyd's Act 1871 by the name of Lloyd's.

"Lloyd's Trust Deed" means a trust deed in the form prescribed by Lloyd's for execution by a member, or any other member of the Group which provides Own FAL on behalf of a member, in respect of that member's insurance business.

"Lloyd's Trust Fund" means a fund held on the terms of a Lloyd's Trust Deed.

"Majority Lenders" means, save as otherwise provided herein a Lender or Lenders whose Commitments amount (or, if each Lender's Commitment has been reduced to zero, did immediately before such reduction to zero, amount) in aggregate to more than 50 per cent. of the Total Commitments.

"Managed Syndicate" means Syndicate 1183 at Lloyd's, which is currently under the management of the Managing Agent.

"Managing Agent" means Talbot Underwriting Ltd.

"Mandatory Costs Rate" means the percentage rate per annum calculated by the Agent in accordance with Schedule 7 (Mandatory Costs Rate).

"Material Adverse Effect" means a material adverse effect on:

(a)	the business, operations, assets, liabilities or financial condition of the Group taken as a whole;

(b)	the ability of the Obligors or any other member of the Group that is party to any Finance Document to perform their material or payment obligations under the Finance Documents; or

(c)	the validity or enforceability of the Finance Documents or the rights or remedies of any Finance Party under the Finance Documents.

"Minimum Consolidated Net Worth Amount" has the meaning given to such term in Clause  21.2 (Financial Definitions).

"Moody's" means Moody's Investors Service, Inc.

"Multiemployer Plan" means any multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Guarantor, or any ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Guarantor or such ERISA Affiliate contributed to or had an obligation to contribute to such plan.

"NAIC" means the National Association of Insurance Commissioners or any successor thereto.

"Net Income" has the meaning given to such term in Clause 21.2 (Financial Definitions).

"Net Worth" means, as to any person, the sum of its capital stock (including its preferred stock), capital in excess of par or stated value of shares of its capital stock (including its preferred stock), retained earnings and any other account which, in accordance with US GAAP, constitutes stockholders equity, but excluding:

(a)	any treasury stock; and

(b)
the amount of the effects of Financial Accounting Statement No. 115 (which amount is shown on the Guarantor's 31 December 2006 balance sheet under the caption "Accumulated other comprehensive income" and which, after adoption of Financial Accounting Statements Nos. 157 and 159 will be measured as the difference between investments carried at estimated fair value and investments carried at amortised cost).

"Notice of Non-Extension" means a notice of the kind referred to in Clause 3.7 (Notice of Non-Extension in respect of Letters of Credit).

"Obligors" means the Borrower and the Guarantor.

"Optional Currency" means sterling.

"Original Financial Statements" means:

(a)	in relation to the Borrower, its audited consolidated financial statements for its financial year ended 31 December 2006; and

(b)	in relation to the Guarantor, its audited consolidated financial statements for its financial year ended 31 December 2006.

"Outstandings" means, at any time, the Base Currency Amount of the aggregate of the maximum actual and contingent liabilities of the Lenders in respect of each outstanding Letter of Credit.

"Own FAL" means, in relation to the Account Party, such part of its Funds at Lloyd's as is provided by the Account Party or any other member of the Group by way of Cash and/or investments and/or covenant and charge or otherwise as permitted by Lloyd's from time to time (which shall be valued by Lloyd's in accordance with Lloyd's usual practice).

"Party" means a party to this Agreement.

"PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

"Permitted Investment Portfolio Securities" means assets and securities in one or more managed investment portfolios (each, a "Portfolio") provided that each Portfolio meets at least the following credit criteria and characteristics:

(a)
securities therein must be rated A3 or A- (or, in the case of money market securities, A-1 or P-1), or the equivalent, or better by at least one nationally recognised credit rating agency (split-rated credits shall be assumed to have the lower credit grade);

(b)	such Portfolio’s average credit quality shall be AA- (or the equivalent) or better;

(c)	mortgage and commercial mortgage-backed issues in such Portfolio shall have an aggregate weighted average credit quality of not less than triple-A (or the equivalent);

(d)	money market instruments in such Portfolio shall be rated A-1 or P-1 (or the equivalent) or better at the time of purchase;

(e)
notwithstanding the foregoing, such Portfolio may hold unrated securities if deemed by Borrower, the Guarantor, Validus Reinsurance, Ltd. or the applicable investment advisor to meet the rating criteria via a "pari passu" rating and would be expected to receive a NAIC 1 (minimum A3) rating;

(f)
no more than 3% of such Portfolio’s assets may be invested in securities of a single issuer (excluding for such calculation US Treasury or agency debentures, UK government securities or agency debt, and other domestic or foreign sovereign debt otherwise permitted pursuant to the credit criterion, for which there need not be any holding percentage limits); and

(g)	compliance with the above criterion shall be based on a "date of purchase" test.

For the avoidance of doubt, such Portfolio may without limitation allow any one or more of the following:

(i)	investments of temporary cash balances in money market instruments (A-1/P-1 (or the equivalent) or better, less than 390 days);

(ii)	the purchase of securities on a when-issued basis or for forward delivery;

(iii)
entering into repurchase agreements collateralised 102% with government securities or mortgage securities or other investments permitted by this Facility. The maximum term of these agreements shall be not more than 90 days, and the collateral must be marked to market on a periodic basis;

(iv)	entering into reverse repurchase agreements;

(v)
entering into covered dollar rolls on mortgage securities.  Covered agreements will be defined as a sale and simultaneous purchase (for forward settlement) whereby the trade date cash balance must remain positive for the life of the roll (until the forward purchase settles); and

(vi)	entering into cross trades at prevailing market levels.

"Permitted Investors" means each of the persons listed in Schedule 17 (Permitted Investors) and their respective Affiliates.

"Permitted Subsidiary Indebtedness" means:

(a)
Indebtedness of any subsidiary of the Guarantor under the Finance Documents or existing on the date hereof and listed on Schedule 13 (Permitted Subsidiary Indebtedness) and extensions, renewals and replacements of any such Indebtedness, provided that such extending, renewal or replacement Indebtedness:

(i)	shall not be Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or replaced;

(ii)
shall not be in a principal amount that exceeds the principal amount of the Indebtedness being extended, renewed or replaced (plus any accrued but unpaid interest and redemption premium payable by the terms of such Indebtedness thereon and reasonable refinancing or renewal expenses);

(iii)	shall not have an earlier maturity date or shorter weighted average life than the Indebtedness being extended, renewed or replaced; and

(iv)	shall be subordinated to the obligations of the Guarantor in respect of this Agreement on the same terms (if any) as the Indebtedness being extended, renewed or replaced;

(b)	Indebtedness of any subsidiary of the Guarantor incurred in the ordinary course of business in connection with any Capital Markets Product that are not entered into for speculative purposes;

(c)	Indebtedness owed by subsidiaries of the Guarantor to the Guarantor or any of its subsidiaries;

(d)
Indebtedness of any subsidiary of the Guarantor incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed by any subsidiary of the Guarantor in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, provided that:

(i)	such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement; and

(ii)	the aggregate principal amount of Indebtedness permitted by this paragraph (d) shall not exceed $10,000,000 at any time outstanding;

(e)
Indebtedness of any subsidiary of the Guarantor in respect of letters of credit issued to reinsurance cedents, or to lessors of real property in lieu of security deposits in connection with leases of any subsidiary of the Guarantor, in each case in the ordinary course of business;

(f)
Indebtedness of any subsidiary of the Guarantor incurred in the ordinary course of business in connection with workers' compensation claims, self-insurance obligations, unemployment insurance or other forms of governmental insurance or benefits and pursuant to letters of credit or other security arrangements entered into in connection with such insurance or benefit;

(g)	Indebtedness under the Five-Year Secured Letter of Credit Facility and Indebtedness under the Three-Year Unsecured Letter of Credit Facility;

(h)	Indebtedness arising under any Syndicate Arrangement;

(i)
without duplication, additional Indebtedness of subsidiaries of the Guarantor not otherwise permitted under paragraphs (a) through (h) of this definition which, when added to the aggregate amount of all Liens (other than with respect to Indebtedness incurred pursuant to this paragraph (i)) incurred by the Guarantor pursuant to sub-clause 22.14.26 of Clause 22.14 (Liens), shall not exceed at any time outstanding 5 per cent. of Consolidated Net Worth at the time of incurrence of any new Indebtedness under this paragraph (i); provided that immediately after giving effect (including pro forma effect) to the incurrence of any Indebtedness pursuant to this paragraph (i), no Event of Default shall have occurred and be continuing.

"Plan" means any pension plan as defined in Section 3(2) of ERISA and subject to Title IV of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Guarantor or any of its ERISA Affiliates, and each such plan for the five year period immediately following the latest date on which the Guarantor or any of its ERISA Affiliates maintained, contributed to or had an obligation to contribute to such plan.

"Policies" means all insurance policies, annuity contracts, guaranteed interest contracts and funding agreements (including riders to any such policies or contracts, certificates issued with respect to group life insurance or annuity contracts and any contracts issued in connection with retirement plans or arrangements) and assumption certificates issued or to be issued (or filed pending current review by applicable Governmental Authorities) by any Regulated Insurance Company and any coinsurance agreements entered into or to be entered into by any Regulated Insurance Company.

"Preferred Securities" means any preferred Equity Interests (or capital stock) of any person that has preferential rights with respect to dividends or redemptions or upon liquidation or dissolution of such person over shares of common Equity Interests (or capital stock) of any other class of such person.

"Private Act" means separate legislation enacted in Bermuda with the intention that such legislation apply specifically to any Obligor, in whole or in part.

"Proportion" means, in relation to a Lender:

(a)
the proportion borne by its Commitment to the Total Commitments (or, if the Total Commitments are then zero, by its Commitment to the Total Commitments immediately prior to their reduction to zero); and

(b)
in respect of any Letter of Credit and save as otherwise provided herein, the proportion (expressed as a percentage) borne by such Lender's Available Commitment to the Available Facility immediately prior to the issue of such Letter of Credit.

"Protected Cell Company" means any subsidiary of the Guarantor that has created segregated accounts pursuant to the provisions of the Segregated Account Companies Act 2000 of Bermuda.

"Quotation Date" means, in relation to any period for which an interest rate is to be determined hereunder:

(a)	(if the currency is domestic sterling) the first day of that period; or

(b)	(for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Date for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Date will be the last of those days).

"Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

"Reference Banks" means the principal London offices of ING Bank N.V., London Branch and Lloyds TSB Bank plc or such banks as may be appointed as such by the Agent after consultation with the Borrower.

"Regulated Insurance Company" means any subsidiary of the Guarantor, whether now owned or hereafter acquired, that is authorised or admitted to carry on or transact Insurance Business in any jurisdiction (foreign or domestic) and is regulated by any Applicable Insurance Regulatory Authority.

"Reinsurance Agreement" has the meaning given to such term in Clause 21.2 (Financial Definitions).

"Release Test Calculations" has the meaning given to such term in Clause 20.9 (Release Test Calculations).

"Relevant Interbank Market" means the London interbank market.

"Repeated Representations" means each of the representations set out in Clause 19.1 (Corporate Status) to Clause 19.3 (No Contravention of Agreements or Organisational Documents), Clause 19.9 (Tax Returns and Payments), Clause 19.15 (Insurance Licenses), Clause 19.17 (Properties; Liens; and Insurance) to Clause 19.18 (Solvency) and Clause 19.19 (No Default).

"Representations" means each of the representations set out in Clause 19 (Representations).

"Retrocession Agreement" has the meaning given to such term in Clause 21.2 (Financial Definitions).

"S&P" means Standard & Poor's Ratings Services, a division of McGraw Hill Companies, Inc.

"SAP" means, with respect to any Regulated Insurance Company, the statutory accounting principles and accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority of the state or jurisdiction in which such Regulated Insurance Company is domiciled.

"SEC" means the US Securities and Exchange Commission or any successor thereto.

"Secured Letter of Credit" means, at any time, a Letter of Credit that has been designated as such in the relevant Utilisation Request or pursuant to Clause 9.1 (Redesignation of Letters of Credit) and any Letter of Credit in respect of which, and only for so long as, the liabilities of the Lenders have been Collateralised in full pursuant to Clause 9 (Collateralisation and Redesignation of Letters of Credit) or sub-clause 23.14.1 of Clause 23.14 (Acceleration and Cancellation).

"Secured Obligations" has the meaning set forth in the Security Agreement.

"Secured Outstandings" means, at any time, the Base Currency Amount of the aggregate of the maximum actual and contingent liabilities of the Lenders in respect of each outstanding Secured Letter of Credit.

"Secured Parties" means the Security Trustee, any Receiver or Delegate, the Agent, each Lender and the Arranger from time to time party to this Agreement.

"Security Agreement" means the pledge and security agreement relating to the Collateral dated on or about the date hereof between the Custodian, the Special Report Agent, the Borrower, the Guarantor, the Grantors identified therein from time to time and the Security Trustee.

"Security Documents" means the Security Agreement, the Control Agreement and any other document designated in writing as such by the Borrower and the Security Trustee.

"Solvent" means, with respect to any person on a particular date, that on such date:

(a)	the fair value of its assets exceeds the amount of its liabilities (in each case, as would be reflected on a balance sheet prepared in accordance with GAAP); and

(b)
such person does not intend to incur debts beyond their ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such person, and of amounts to be payable on or in respect of debt of such person).

"Special Report Agent" has the meaning set forth in the Security Agreement.

"Super-Majority Lenders" means, save as otherwise provided herein a Lender or Lenders whose Commitments amount (or, if each Lender's Commitment has been reduced to zero, did immediately before such reduction to zero, amount) in aggregate to 66 2/3 per cent. or more of the Total Commitments.

"Syndicate Arrangement" means an arrangement entered into by a managing agent at Lloyd's on behalf of the Account Party together with the other syndicate members with respect to financing or reinsurance for the purposes of or in connection with the underwriting business carried on by all such members of that syndicate.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) imposed by any Governmental Authority.

"Term" means, save as otherwise provided herein, in relation to any Letter of Credit, the period from its Utilisation Date until its Expiry Date.

"Three-Year Unsecured Letter of Credit Facility" means the $200,000,000 three-year unsecured letter of credit facility dated 12 March 2007 between, Validus Holdings, Ltd., JPMorgan Chase Bank, National Association, as administrative agent and others, including the related instruments and agreements executed in connection therewith, and amendments, renewals, replacements, refinancings and restatements to any of the foregoing.

"Total Commitments" means, at any time, the aggregate of the Lenders' Commitments, being $100,000,000 as at the date of this Agreement.

"Transaction Security" means the Liens created or expressed to be created in favour of the Security Trustee pursuant to the Security Documents.

"Transfer Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

"Transfer Date" means, in relation to a transfer, the later of:

(a)	the proposed Transfer Date specified in the Transfer Certificate; and

(b)	the date specified by the Agent to the Existing Lender and the New Lender upon execution by the Agent of the Transfer Certificate.

"Transferee" means a person to which a Lender seeks to transfer by novation all or part of such Lender's rights, benefits and obligations under the Finance Documents.

"UCC" means the Uniform Commercial Code, as amended, and as in effect from time to time in the State of New York, except that references to sections of the UCC refer to the section numbers of such sections as of the date of this Agreement.

"UKGAAP" means generally accepted accounting principles in the United Kingdom.

"Unpaid Sum" means the unpaid balance of any of the sums referred to in Clause 17.1 (Default Interest Periods).

"Unsecured Letter of Credit" means, at any time, a Letter of Credit that has been designated as such in the relevant Utilisation Request or pursuant to Clause 9.1 (Redesignation of Letters of Credit).

"Unsecured Outstandings" means, at any time, the Base Currency Amount of the aggregate of the maximum actual and contingent liabilities of the Lenders in respect of each outstanding Unsecured Letter of Credit.

"US" means the United States of America.

"USGAAP" means generally accepted accounting principles in the United States of America.

"Utilisation Date" means, in relation to a Letter of Credit, the date on which it is to be issued.

"Utilisation Request" means a notice substantially in the form set out in Schedule 3 (Form of Utilisation Request).

"Validus Guarantee" means the guarantee and indemnity of the Guarantor set out in Clause 18 (Guarantee and Indemnity).

"Wholly-Owned Subsidiary" of any person means any subsidiary of such person to the extent all of the capital stock or other ownership interests in such subsidiary, other than directors' or nominees' qualifying shares, is owned directly or indirectly by such person.

1.2	Interpretation
Any reference in this Agreement to:

1.2.1	the "Agent", "StructuringAgent", the "Arranger", the "Security Trustee", any "Finance Party", any "Secured Party", any "Lender", any "Obligor" or

any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security Trustee, any person for the time being appointed as Security Trustee or Security Trustees in accordance with this Agreement;

1.2.2	a document in "agreed form" is a document which is initialled by or on behalf of the Borrower and the Agent;

1.2.3	a default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been remedied or waived;

1.2.4
the "equivalent" on any date in one currency (the "first currency") of an amount denominated in another currency (the "second currency") is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the Agent's Spot Rate of Exchange on such date for the purchase of the first currency with the second currency;

1.2.5	a "holding company" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

1.2.6	a "member" shall be construed (when the context so requires) as a reference to an underwriting member of Lloyd's;

1.2.7
a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding Business Day, provided that, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (and references to "months" shall be construed accordingly);

1.2.8
a Lender's "participation", in relation to a Letter of Credit, shall be construed as a reference to the rights and obligations of such Lender in relation to such Letter of Credit as are expressly set out in this Agreement;

1.2.9
a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

1.2.10	"subsidiary" means, with respect to any person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent provided that neither 1384 Capital Limited nor the Talbot Employee Benefit Trust shall be a subsidiary of any parent for the purposes of this Agreement;

1.2.11
a "successor" shall be construed so as to include an assignee or successor in title of such party and any person who under the laws of its jurisdiction of incorporation or domicile has assumed the rights and obligations of such party under this Agreement or to which, under such laws, such rights and obligations have been transferred;

1.2.12	"VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time; and

1.2.13
the "winding-up", "dissolution" or "administration" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.3	Syndicate
For the purpose of construing references in this Agreement to a Lloyd's syndicate, unless the context otherwise requires, the several groups of members to which in successive years a particular syndicate number is assigned by the Council of Lloyd's shall be treated as the same syndicate notwithstanding that they may not comprise the same members with the same premium income limits.

1.4	Currency Symbols
"£" and "sterling" denote lawful currency of the United Kingdom for the time being and "dollars" and "$" denote lawful currency of the US for the time being.

1.5	Agreements and Statutes
Any reference in this Agreement to:

1.5.1
this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

1.5.2
a statute or treaty shall be construed, unless the context otherwise requires, as a reference to such statute or treaty as the same may have been, or may from time to time be, amended or, in the case of a statute, re-enacted; and

1.5.3	a byelaw shall be construed as a reference to a byelaw made under Lloyd's Acts 1871 to 1982 as the same may have been, or may from time to time be, amended or replaced.

1.6	Headings
Clause and Schedule headings are for ease of reference only.

1.7	Time
Any reference in this Agreement to a time of day shall, unless a contrary indication appears, be a reference to London time.

1.8	Third Party Rights
A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

SECTION 2
THE FACILITY

2.	THE FACILITY

2.1	Grant of the Facility
The Lenders, upon the terms and subject to the conditions hereof, grant to the Borrower on behalf of the Account Party, a multicurrency letter of credit facility in an aggregate amount equal to the Total Commitments.

2.2	Purpose and Application
The Facility is intended to enable the Account Party to provide Funds at Lloyd's for the 2008, 2009 and prior underwriting years of account of the Managed Syndicate, it being acknowledged that for so long as the Letters of Credit issued hereunder are deposited at Lloyd's, they shall be deemed to support all of the Account Party's underwriting years of account that have yet to close, and accordingly, the Borrower shall apply all amounts raised by it hereunder in or towards satisfaction of such purposes and none of the Finance Parties shall be obliged to concern themselves with such application.

2.3	Ranking of Funds at Lloyd's
It is acknowledged by the parties hereto that, subject to the duties of Lloyd's as trustee of all Funds at Lloyd's and to any conditions and requirements prescribed under the Membership Byelaw (No. 5 of 2005) which are for the time being applicable, the Facility will provide Funds at Lloyd's for the Account Party which, to the extent that such parties are able to procure the same upon and subject to the terms of this Agreement, shall only be applied after all of the Own FAL of the Account Party from time to time has been exhausted.

2.4	Application of Own FAL
The Borrower shall use all reasonable endeavours to ensure that the Own FAL at Lloyd's of the Account Party are applied to the fullest extent possible before any payment is made under a Letter of Credit in respect the Account Party (including, without limitation, using all reasonable endeavours to obtain a Letter of Comfort with respect to the order of application of Funds at Lloyd's).

2.5	Initial Conditions Precedent
Save as the Lenders may otherwise agree, the Borrower may not deliver a Utilisation Request unless the Agent has confirmed to the Borrower on the Closing Date by means of executing this Agreement that it has received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) and that each is, in form and substance, satisfactory to the Agent.

2.6	Further conditions precedent
The Lenders will only be obliged to comply with Clause 3.4 (Each Lender's participation in Letters of Credit), if on the date of the Utilisation Request and on the proposed Utilisation Date:

2.6.1	no Default is continuing or would result from the issue of the proposed Letter of Credit; and

2.6.2
the Repeated Representations are true in all material respects with the same effect as though such Repeated Representations had been made on the date of the Utilisation Request and on the Utilisation Date (it being understood and agreed that any Repeated Representation which by its terms is made as of a specified date shall be required to be true in all material respects only as of such specified date).

2.7	Several Obligations
The obligations of each Lender are several and the failure by a Lender to perform its obligations hereunder shall not affect the obligations of an Obligor towards any other party hereto nor shall any other party be liable for the failure by such Lender to perform its obligations hereunder.

2.8	Several Rights
The rights of each Finance Party are several and any debt arising hereunder at any time from an Obligor to any Finance Party shall be a separate and independent debt.  Except as otherwise stated in the Finance Documents each such party shall be entitled to protect and enforce its individual rights arising out of this Agreement independently of any other party (so that it shall not be necessary for any party hereto to be joined as an additional party in any proceedings for this purpose).

SECTION 3
UTILISATION

3.	UTILISATION OF THE FACILITY

3.1	Utilisation Conditions for the Facility
Save as otherwise provided herein, a Letter of Credit will be issued at the request of the Borrower if:

3.1.1	no less than three Business Days before the proposed Utilisation Date, the Agent has received a completed Utilisation Request from such Borrower;

3.1.2	the proposed Utilisation Date is a Business Day falling within the Availability Period;

3.1.3	the first day of the Term of the Letter of Credit is a Business Day falling within the Availability Period;

3.1.4	the Letter of Credit is designated either a Secured Letter of Credit or an Unsecured Letter of Credit;

3.1.5	the proposed Expiry Date of the Letter of Credit shall be 31 December 2012;

3.1.6	the Letter of Credit is substantially in the form set out in Schedule 6 (Form of Letter of Credit);

3.1.7	the beneficiary of such Letter of Credit is Lloyd's; and

3.1.8	the conditions set out in Clause 3.2 (Currency and amount) are satisfied,

provided that no Letter of Credit shall be issued for the account of the Account Party at any time when the Secured Outstandings exceed (or would after the issuance of such Letter of Credit exceed) the Borrowing Base of the Account Party at such time.

3.2	Currency and amount
3.2.1	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

3.2.2	The amount of the proposed Letter of Credit must be:

(a)	if the currency selected is the Base Currency, a minimum of $1,000,000 or if less, the Available Facility; or

(b)	if the currency selected is the Optional Currency, a minimum of £500,000 or if less, the Available Facility; and

(c)	in any event such that its Base Currency Amount is less than or equal to the Available Facility.

3.3	Completion of Letters of Credit
The Agent is authorised to issue each Letter of Credit pursuant to Clause 3.1 (Utilisation Conditions for the Facility) by:

3.3.1	completing the issue date, the proposed Expiry Date and the other details required in respect of such Letter of Credit, in accordance with the Utilisation Request for such Letter of Credit;

3.3.2	completing the schedule to such Letter of Credit with the percentage participation of each Lender as allocated pursuant to the terms hereof; and

3.3.3
executing such Letter of Credit on behalf of each Lender and following such execution delivering such Letter of Credit together with a Credit Institution Confirmation with respect to each Lender to Lloyd's on the Utilisation Date, and, promptly after each such Letter of Credit is delivered to Lloyd's, the Agent shall send a copy of it to the Borrower.

3.4	Each Lender's Participation in Letters of Credit
Save as otherwise provided herein, each Lender will participate in each Letter of Credit issued pursuant to this Clause 3 in the proportion borne by its Available Commitment to the Available Facility immediately prior to the issue of such Letter of Credit.

3.5	Lloyd's Approved Credit Institution
3.5.1	Each Lender acknowledges that the Agent must provide a Credit Institution Confirmation to Lloyd's with each Letter of Credit.

3.5.2
For the purposes of the Agent providing such Credit Institution Confirmation to Lloyd's, each Lender confirms, on the date of this Agreement and on the date of issue of any Letter of Credit, that, subject to compliance with the terms of this Agreement for the utilisation of a Letter of Credit:

(a)	it hereby authorises the execution and delivery by the Agent of each Letter of Credit and each such Letter of Credit will be duly executed by the Agent on its behalf; and

(b)	its obligations under any Letter of Credit constitute its legal, valid and binding obligations.

3.5.3
In the event that any Lender participating in the Facility ceases to be an Approved Credit Institution, following notification by Lloyd's to the Borrower, the Borrower shall notify the Arrangers thereof and the Arrangers, in consultation with the Borrower, will, subject to agreement relating to fees and expenses, use their reasonable endeavours to replace the participation of such Lender in the Facility and in any Letter of Credit issued hereunder with one or more of the other Lenders or with another Approved Credit Institution. In the event that any such Lender ceases to be so accredited it shall, at the request of the Agent, transfer (in accordance with Clause 24 (Changes to the Lenders)) its Commitment and participation in outstanding Letters of Credit to such financial institution which is accredited by Lloyd's and which has been agreed by the Arrangers and the Borrower.  The Borrower agrees to reimburse the Agent and the Arrangers for all fees, costs and expenses (including legal fees) together with any VAT thereon incurred in connection with such replacement of a Lender's participation.

3.6	Expiry of Availability Period
The Available Commitment of each Lender shall be reduced to zero at the end of the Availability Period.

3.7	Notice of Non-Extension in respect of Letters of Credit
3.7.1
The Agent shall, no earlier than 1 December 2008 and no later than 31 December 2008, give a Notice of Non-Extension to Lloyd's in respect of such Letter of Credit issued hereunder (and the Lenders hereby authorise the Agent to serve such notice) so that each such Letter of Credit expires at any time after 31 December 2012.

3.7.2
In the event that any Letter of Credit is issued after a Notice of Non-Extension has been given under sub-clause 3.7.1 above the Agent shall give a Notice of Non-Extension in respect of such Letter of Credit at the time such Letter of Credit is issued.

3.7.3
Upon the expiry of a Letter of Credit in accordance with a Notice of Non-Extension, the maximum actual and contingent liabilities of each Lender under the Letter of Credit referred to in such Notice of Non-Extension will be reduced to zero.

3.8	Applied Letters of Credit
If, notwithstanding the provisions of Clause 2.4 (Application ofOwn FAL), any sum is paid under a Letter of Credit (an "Applied Letter of Credit") which is greater than any sum which would have been paid had Own FAL been applied to meet any demand prior to the Funds at Lloyd's provided pursuant to this Facility in accordance with Clause 2.4 (Application of Own FAL) (the difference between the sum paid under the Applied Letter of Credit and the sum which should have been paid being the "Overpayment"), the Borrower shall, to any extent necessary to facilitate the indemnification of the Lenders under Clause 7 (Borrower's Indemnity to the Lenders), use all reasonable endeavours to procure the release by Lloyd's of the Own FAL of the Account Party in an amount equal to the Overpayment and, upon the Lenders being indemnified in full thereunder (but subject to the Agent receiving confirmation in writing from the Borrower that no Default is continuing), either:

3.8.1	a supplementary Letter of Credit will be issued in an amount equal to the Overpayment having an Expiry Date which is the same as that of the Applied Letter of Credit; or

3.8.2	the Applied Letter of Credit will be amended by increasing the amount thereof by an amount equal to the Overpayment.

SECTION 4
COSTS OF UTILISATION

4.	LETTER OF CREDIT COMMISSION

4.1	Letter of Credit Commission
The Borrower shall, in respect of each Letter of Credit requested by it, pay to the Agent for the account of each Lender (for distribution in proportion to each Lender's Proportion of such Letter of Credit) a letter of credit commission in the currency in which the relevant Letter of Credit is denominated, at the relevant L/C Commission Rate on the aggregate Commitments of the Lenders under such Letter of Credit.  Such letter of credit commission shall be calculated on a daily basis according to the Commitments on each such day, and shall be paid in arrear in respect of each successive period of three months (or such shorter period as shall end on the relevant Expiry Date) during the Term of the relevant Letter of Credit, the first such payment to be made on the date falling three Months after the Utilisation Date for such Letter of Credit and successive payments to be made thereafter on the last day of each successive such period (each an "Interest Payment Date").

4.2	Calculation of L/C Commission Rate
4.2.1	For each Secured Letter of Credit, the L/C Commission Rate is 0.25 per cent. per annum.

4.2.2
For each Unsecured Letter of Credit, the L/C Commission Rate shall be adjusted as required from time to time in accordance with the table below based on the financial strength rating assigned to Validus Reinsurance, Ltd. by A.M. Best:

Financial Strength Rating	L/C Commission Rate
A++	0.40 per cent. per annum
A+	0.50 per cent. per annum
A	0.55 per cent. per annum
A-	0.65 per cent. per annum
B++	0.80 per cent. per annum
B+ or below	1.00 per cent. per annum

For the purposes of determining the L/C Commission Rate, the rating shall be that applicable on the relevant Interest Payment Date and shall be automatically adjusted, if required, in case of a rating change, on the Business Day after such change has been made public by A.M. Best.  The Borrower shall send, no later than one Business Day following the day of each relevant public financial strength rating announcement, notification thereof to the Agent to enable it to determine the L/C Commission Rate accordingly.

4.2.3
In the event that A.M. Best ceases to exist or ceases to be able to provide a rating in respect of Validus Reinsurance, Ltd., the Borrower and the Agent shall negotiate in good faith in order to agree an alternative mechanism for calculating the L/C Commission Rate applicable to Unsecured Letters of Credit.  In the absence of such agreement, or until such agreement is reached, the L/C Commission Rate applicable to Unsecured Letters of Credit shall be the last applicable rate prior to such event.

5.	MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES

5.1	Absence of quotations
Subject to Clause 5.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by 11.00 am on the Quotation Date, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

5.2	Market Disruption
If, in relation to any Unpaid Sum:

5.2.1
LIBOR is to be determined by reference to Reference Banks and at or about 11.00 a.m. on the Quotation Date for the relevant Interest Period none or only one of the Reference Banks supplies a rate for the purpose of determining LIBOR for the relevant Interest Period; or

5.2.2
before the close of business in London on the Quotation Date for such Unpaid Sum the Agent has been notified by a Lender or each of a group of Lenders to whom in aggregate fifty per cent. or more of such Unpaid Sum is owed that the LIBOR rate does not accurately reflect the cost of funding its participation in such Unpaid Sum, then, the Agent shall notify the Borrower and the Lenders of such event and, notwithstanding anything to the contrary in this Agreement, Clause 5.3 (Substitute Interest Period and Interest Rate) shall apply to such Unpaid Sum.

5.3	Substitute Interest Period and Interest Rate
If either sub-clause 5.2.1 or 5.2.2 of Clause 5.2 (Market Disruption) applies to an Unpaid Sum, the rate of interest applicable to each Lender's portion of such Unpaid Sum during the relevant Interest Period shall (subject to any agreement reached pursuant to Clause 5.4 (Alternative basis of interest or funding)) be the rate per annum which is the sum of:

5.3.1	the Mandatory Costs Rate, if any, applicable to that Lender's portion of such Unpaid Sum; and

5.3.2
the rate per annum notified to the Agent by such Lender before the last day of such Interest Period to be that which expresses as a percentage rate per annum the cost to such Lender of funding from whatever sources it may reasonably select its portion of such Unpaid Sum during such Interest Period.

5.4	Alternative basis of interest or funding
5.4.1
If either of those events mentioned in sub-clauses 5.2.1 and 5.2.2 of Clause 5.2 (Market Disruption) occurs in relation to an Unpaid Sum and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing on a substitute basis for determining the rate of interest.

5.4.2	Any alternative basis agreed pursuant to sub-clause 5.4.1 above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

5.5	Interest Rate Determination
The Agent shall promptly notify the Borrower and the Lenders of each determination of LIBOR and the Mandatory Costs Rate.

5.6	Changes to Interest Rates
The Agent shall promptly notify the Borrower and the Lenders of any change to:

5.6.1	the proposed length of an Interest Period; or

5.6.2	any interest rate occasioned by the operation of Clause 5 (Market Disruption and Alternative Interest Rates).

6.	NOTIFICATION

6.1	Letters of Credit
Not less than one Business Day before the first day of a Term, the Agent shall notify each Lender, in respect of each Letter of Credit to be issued, of:

6.1.1	the proposed length of the relevant Term;

6.1.2	the proposed currency;

6.1.3	the aggregate principal amount;

6.1.4	the Utilisation Date; and

6.1.5	whether it is to be a Secured Letter of Credit or an Unsecured Letter of Credit.

6.2	Demands under Letters of Credit
If a demand is made under a Letter of Credit the Agent shall promptly make demand upon the relevant Borrower in accordance with this Agreement and notify the Lenders.

7.	BORROWER'S INDEMNITY TO THE LENDERS

7.1	Borrower's Indemnity to Lenders
Without duplication of any expense reimbursement obligations or indemnities contained elsewhere in this Agreement or the other Finance Documents, the Borrower shall irrevocably and unconditionally as a primary obligation indemnify (within 5 Business Days of demand by the Agent) each Finance Party against:

7.1.1	any sum paid or due and payable by such Finance Party under such Letter of Credit; and

7.1.2
all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from such Lender in connection with such Letter of Credit), claims, losses and expenses which such Finance Party may at any time reasonably incur or sustain in connection with any Letter of Credit (in each case, invoiced in reasonable detail), provided that such indemnity shall not, as to any Finance Party, be available to the extent that such liabilities, costs, claims, losses, damages or related expenses have resulted from the gross negligence or wilful misconduct of any Finance Party.

The Borrower waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to enforce the Transaction Security before claiming from the Borrower under this Clause 7.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

7.2	Preservation of Rights
Neither the obligations of the Borrower set out in this Clause 7 nor the rights, powers and remedies conferred on any Lender by this Agreement or by law shall be discharged, impaired or otherwise affected by:

7.2.1	the winding-up, dissolution, administration or re-organisation of any Lender or any other person or any change in its status, function, control or ownership;

7.2.2
any of the obligations of any Lender or any other person hereunder or under any Letter of Credit or under any other security taken in respect of the Borrower's obligations hereunder or otherwise in connection with a Letter of Credit being or becoming illegal, invalid, unenforceable or ineffective in any respect;

7.2.3
time or other indulgence being granted or agreed to be granted to any Lender or any other person in respect of its obligations hereunder or under or in connection with a Letter of Credit or under any such other security;

7.2.4	any amendment to, or any variation, waiver or release of, any obligation of any Lender or any other person under a Letter of Credit or this Agreement;

7.2.5
any other act, event or omission which, but for this Clause 7, might operate to discharge, impair or otherwise affect any of the obligations of the relevant Borrower set out in this Clause 7 or any of the rights, powers or remedies conferred upon any Lender by this Agreement or by law.

The obligations of each Borrower set out in this Clause 7 shall be in addition to and independent of every other security which any Lender may at any time hold in respect of such Borrower's obligations hereunder.

7.3	Settlement Conditional
Any settlement or discharge between the Borrower and a Lender shall be conditional upon no security or payment to such Lender by the Borrower, or any other person on behalf of the Borrower, being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, such Lender shall be entitled to recover the value or amount of such security or payment from the Borrower subsequently as if such settlement or discharge had not occurred.

7.4	Right to make Payments under Letters of Credit
Each Lender shall be entitled to make any payment in accordance with the terms of the relevant Letter of Credit without any reference to or further authority from the relevant Borrower or any other investigation or enquiry.  The Borrower irrevocably authorises each Lender to comply with any demand under a Letter of Credit which is valid on its face.

SECTION 5
PREPAYMENT, CANCELLATION AND COLLATERALISATION

8.	PREPAYMENT AND CANCELLATION

8.1	Automatic Cancellation of the Facility
At close of business in London on the last Business Day of the Availability Period the Available Commitment of each Lender shall be (if it has not already been) reduced to zero.

8.2	Cancellation of the Facility
The Borrower may, by giving to the Agent not less than five Business Days' prior notice to that effect, cancel the whole or any part of the Available Facility (being a minimum amount of $1,000,000 and integral multiples of $500,000 thereafter). Any such cancellation shall reduce the Available Commitment and Commitment of each Lender rateably.

8.3	Notice of Cancellation
Any notice of cancellation given by the Borrower pursuant to this Clause 8 shall be irrevocable and shall specify the date upon which such cancellation is to be made and the amount of such cancellation provided that any such notice may state that it is conditional upon the effectiveness of replacement financing, in which case such notice may be revoked by the Borrower by notice to the Agent, on or prior to the date specified in such notice as the anticipated effective date of replacement financing, if such condition is not satisfied.

8.4	Notice of Removal of a Lender
If:

8.4.1	any sum payable to any Lender by an Obligor is required to be increased pursuant to Clause 10 (Tax Gross-up and Indemnities);

8.4.2	any Lender claims indemnification from the Borrower under Clause 10.3 (Tax Indemnity) or Clause 11 (Increased Costs),

the Borrower may, whilst such circumstance continues, give the Agent at least ten Business Days' notice (which notice shall be irrevocable) of its intention to cancel the Commitment of such Lender.

8.5	Removal of a Lender
On the day the notice referred to in Clause 8.4 (Notice of Removal of a Lender) expires each Borrower at whose request a Letter of Credit has been issued shall procure that such Lender's Proportion of each relevant Letter of Credit be reduced to zero (by reduction of the amount of such Letter of Credit in an amount equal to such Lender's Proportion).

8.6	No Further Availability
A Lender whose Commitment is to be cancelled under Clause 8.4 (Notice of Removal of a Lender) shall not be obliged to participate in any Letter of Credit on or after the date upon which the Agent receives the Borrower's notice of its intention to cancel such Commitment, and such Lender's Available Commitment shall be reduced to zero.

8.7	No Other Cancellation
The Borrower shall not cancel all or any part of the Total Commitments except at the times and in the manner expressly provided for in this Agreement.

8.8	No Reinstatement
No amount of the Total Commitments cancelled under this Agreement shall be reinstated.

9.	COLLATERALISATION AND REDESIGNATION OF LETTERS OF CREDIT

9.1	Redesignation of Letters of Credit
9.1.1
The Borrower may, by not less than three Business Days notice, identify to the Agent in writing, one or more Letters of Credit already in issue that it wishes to designate as a "Secured Letter of Credit" or an "Unsecured Letter of Credit" and on the first day of the next calendar month, such designation shall take effect.

9.1.2
For the avoidance of doubt, with respect to Clauses 9.4 (Trust Funds) to 9.9 (Material adverse effect) below, if the events described therein cease to be continuing, the Borrower may, in its discretion, redesignate any Letter of Credit as an Unsecured Letter of Credit in accordance with sub-clause 9.1.1 above.

9.2	Secured Letters of Credit
9.2.1	Without prejudice to the remainder of this Clause 9, the Borrower shall ensure that at all times, the Borrowing Base is equal to or greater than the Secured Outstandings.

9.2.2
If at any time the Secured Outstandings exceed the Borrowing Base, then the Obligors shall, within three Business Days of the earlier of any Obligor becoming aware of such shortfall or such shortfall being notified by the Agent to any Obligor, either:

(a)	pay or deliver to the Custodian an amount of Cash or Eligible Securities (valued for this purpose based on the respective Advance Rate applicable thereto) as is necessary to satisfy the foregoing; or

(b)
redesignate one or more Letters of Credit already in issue, and with a face value equal to or exceeding such excess, as an "Unsecured Letter of Credit", and such redesignation shall thereupon take effect.

9.2.3
Failure by the Obligors to comply with their obligations under sub-clause 9.2.2 within ten (10) Business Days of the earlier of any Obligor becoming aware or receiving notice that the Secured Outstandings exceed the Borrowing Base shall constitute an immediate and automatic Event of Default under the terms and conditions of this Agreement.

9.2.4
Notwithstanding the frequency of the reporting obligations set forth in Clause 20.8 (Borrowing Base Certificate), this covenant shall apply at all times and shall be tested by reference to the Borrowing Base Certificate most recently supplied in accordance with that Clause.

9.3	Notice of Termination
If the Agent delivers a Notice of Non-Extension to the Beneficiary in respect of an Unsecured Letter of Credit in accordance with Clause 3.7 (Notice of Non-Extension in relation to Letters of Credit), then, by no later than the date falling five Business Days after 31 December 2009, the Borrower shall either:

9.3.1	procure that the relevant Unsecured Letter of Credit is released by Lloyd's; or

9.3.2	provide additional collateral to the Custodian, thereby causing the Borrowing Base to be no less than 100% of the Outstandings in respect of the relevant Unsecured Letter of Credit.

9.4	Trust Funds
9.4.1
If at any time, the value of the Lloyd's Trust Fund of the Account Party, as evidenced by the Release Test Calculations (including for these purposes, any letters of credit included in its Funds at Lloyd's but excluding any Unsecured Letters of Credit issued hereunder), is less than the aggregate of:

(a)	the net unfunded solvency deficit of the Account Party on all open years of account (as reported in the solvency statements prepared by Lloyd's); and

(b)
the value of the Account Party's Funds at Lloyd's requirements as determined by the Individual Capital Assessment agreed by Lloyd's from time to time (less an amount equal to the principal face amount of the Unsecured Letters of Credit issued hereunder), then the Obligors shall, within five Business Days of the earlier of any Obligor becoming aware of such occurrence or such occurrence being notified by the Agent or the Majority Lenders to any Obligor, pay or deliver to the Custodian an amount of Cash or Eligible Securities (valued for this purpose based on the respective Advance Rate applicable thereto) as is necessary to increase the Borrowing Base by an amount equal to or greater than the lesser of (x) such difference and (y) the then Unsecured Outstandings.

9.4.2
Notwithstanding the frequency of the reporting obligations set forth in Clause 20.9 (Release Test Calculations), this covenant shall apply at all times and shall be tested by reference to the release test calculations most recently delivered in accordance with that Clause.

9.4.3	For the purposes of this Clause 9.4 (Trust Funds):

"Individual Capital Assessment" means the assessment performed by Lloyd's under INSPRU 7.1 (and otherwise in accordance with the FSA Handbook) of the adequacy of the capital resources available to support the Corporate Member's insurance business, taking into account the relevant syndicate's ICA and the Corporate Member's Funds at Lloyd's; and

"ICA" means the assessment performed by the Managing Agent under INSPRU 7.1 (and otherwise in accordance with the FSA Handbook) in respect of the syndicate.

9.5	A.M. Best Financial Strength Rating
If at any time the Financial Strength Rating of Validus Reinsurance, Ltd. provided by A.M. Best falls below "B++", the Obligors shall, within five Business Days of the earlier of any Obligor or Validus Reinsurance, Ltd. becoming aware of such occurrence or such occurrence being notified by the Agent or the Majority Lenders to any Obligor, pay or deliver to the Custodian an amount of Cash or Eligible Securities (valued for this purpose based on the respective Advance Rate applicable thereto) as is necessary to ensure that the Borrowing Base is equal to or greater than the Outstandings.

9.6	Solvency Test
If the Corporate Member fails as a Member to maintain the members' capital resources requirement calculated by Lloyd's and notified to it in accordance with the Integrated Prudential Sourcebook and the Lloyd's Sourcebook which form part of the FSA Handbook and the Corporate Member fails to implement the procedure requested by Lloyd's to remedy such failure, the Obligors shall, within five Business Days of the earlier of any Obligor becoming aware of such occurrence or such occurrence being notified by the Agent or the Majority Lenders to any Obligor, pay or deliver to the Custodian an amount of Cash or Eligible Securities (valued for this purpose based on the respective Advance Rate applicable thereto) as is necessary to ensure that the Borrowing Base is equal to or greater than the Outstandings.

9.7	Insurers (Reorganisation and Winding Up)(Lloyd's) Regulations 2005
If a "Lloyd's Market Reorganisation Order" is made by the English courts in relation to the "association of underwriters known as Lloyd's" as each of those terms is defined in the Insurers (Reorganisation and Winding Up) (Lloyd's) Regulations 2005, the Obligors shall, within five Business Days or such later date as the Borrower and the Agent (acting reasonably) may otherwise agree of the earlier of any Obligor becoming aware of such occurrence or such occurrence being notified by the Agent or the Majority Lenders to any Obligor, pay or deliver to the Custodian an amount of Cash or Eligible Securities (valued for this purpose based on the respective Advance Rate applicable thereto) as is necessary to ensure that the Borrowing Base is equal to or greater than the Outstandings.

9.8	Financial Services and Markets Act 2000
If:

9.8.1
Lloyd's (or, where appropriate, the members of Lloyd's taken together) fails to satisfy the solvency requirements to which it is or they are subject by virtue of Part XIX of the Financial Services and Markets Act 2000, the General Prudential Sourcebook, the Integrated Prudential Sourcebook or any statutory provision enacted hereafter and a failure to comply with any binding requirement to rectify the position within the time period permitted for such rectification; or

9.8.2
the authorisation or permission granted to Lloyd's to carry on a regulated activity pursuant to the Financial Markets and Services Act 2000 is withdrawn, removed, revoked or cancelled by the Financial Services Authority, which, in either such case, in the reasonable opinion of the Lenders is reasonably likely materially and adversely to affect the ability of any Obligor or any other member of the Group that is party to a Finance Document to perform or comply with its obligations under the Finance Documents, the Obligors shall, within five Business Days or such later date as the Borrower and the Agent (acting reasonably) may otherwise agree of the earlier of any Obligor becoming aware of such occurrence or such occurrence being notified by the Agent to any Obligor, pay or deliver to the Custodian an amount of Cash or Eligible Securities (valued for this purpose based on the respective Advance Rate applicable thereto) as is necessary to ensure that the Borrowing Base is equal to or greater than the Outstandings.

9.9	Material adverse effect
Upon the occurrence and during the continuance of any event or circumstance which would have a material adverse effect on the ability of the Guarantor to perform its payment obligations under the Finance Documents, the Agent in its discretion shall have the right to deliver a notice to the Obligors (a "Collateralisation Request Notice") requiring that an amount of Cash or Eligible Securities be paid or delivered to the Custodian (valued for this purpose based on the respective Advance Rate applicable thereto) as is necessary to ensure that the Borrowing Base is equal to or greater than the Outstandings.  The Obligors shall comply with such Collateralisation Request Notice within five Business Days or such later date as the Borrower and the Agent (acting reasonably) may otherwise agree of the Obligors' receipt thereof.

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS

10.	TAX GROSS UP AND INDEMNITIES

10.1	Definitions
10.1.1	In this Agreement:

"Foreign Lender" means any Lender which is treated by the jurisdiction in which the Borrower is resident for tax purposes:

(a)	as being resident for tax purposes; or

(b)	as having a place of business, place of management or permanent establishment,

in a jurisdiction other than that in which the Borrower is resident.

"Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of tax in relation to a sum received or receivable (or any sum deemed for the purposes of tax to be received or receivable) under a Finance Document.

"Tax Credit" means a credit against, relief from or remission or repayment of, any Tax.

"Tax Deduction" means a deduction or withholding for or on account of tax from a payment under a Finance Document.

"Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 10.2 (Tax gross-up) or a payment under Clause 10.3 (Tax indemnity).

10.1.2
Unless a contrary indication appears, in this Clause 10 a reference to "determines" or "determined" means a determination made in the discretion (reasonably exercised) of the person making the determination.

10.2	Tax gross-up
10.2.1	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

10.2.2
The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly.  Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender.  If the Agent receives such notification from a Lender it shall notify the Borrower and the relevant Obligor.

10.2.3	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

10.2.4
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

10.2.5
Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

10.3	Tax indemnity
10.3.1
The Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of tax by that Protected Party in respect of payments received or receivable by the Protected Party under a Finance Document or the transactions occurring under such Finance Document.

10.3.2	Sub-clause 10.3.1 above shall not apply:

(a)	with respect to any tax assessed on a Finance Party:

(i)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that tax is imposed on or calculated by reference to the net income or profits received or receivable (but not any sum deemed to be received or receivable) by that Finance Party or is a franchise or similar tax; or

(b)
with respect to any tax assessed on a Finance Party which is imposed as a result of a present or former connection between that Finance Party and the jurisdiction imposing that tax (or any political subdivision thereof) (other than any such connection arising as a result of that Finance Party having executed, delivered, become a party to, enforced or performed its obligations or received payments under, this agreement or any other Finance Document); or

(c)	to the extent a loss, liability or cost is compensated for by an increased payment under Clause 10.2 (Tax gross-up); or

(d)	to the extent that the loss, liability or cost is a result of failure by the Protected Party to comply with Clause 10.4 (Status of Foreign Lender).

10.3.3
A Protected Party making, or intending to make a claim under sub-clause 10.3.1 above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

10.3.4	A Protected Party shall, on receiving a payment from an Obligor under this Clause 10.3, notify the Agent.

10.4	Status of Foreign Lender
Any Foreign Lender that is entitled to an exemption from or reduction in the rate of any Tax Deduction from any payment under any of the Finance Documents under the law of the jurisdiction which requires or would require the Tax Deduction, or under any treaty to which that jurisdiction is a party, shall deliver to the Borrower (with a copy to the Agent), at the time or times reasonably specified by the Borrower or the Agent, such properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Finance Party, if requested by the Borrower or the Agent, shall deliver such other documentation reasonably specified by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Finance Party is subject to backup withholding or information reporting requirements.

10.5	Tax Credit
If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

10.5.1	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

10.5.2	that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party reasonably determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

10.6	Value added tax
10.6.1
All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to sub-clause 10.6.3 below, if VAT is chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

10.6.2
If VAT is chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT.  The Recipient will promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which it reasonably determines relates to the VAT chargeable on that supply.

10.6.3
Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

11.	INCREASED COSTS

11.1	Increased costs
11.1.1
Subject to Clause 11.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(b)	compliance with any law or regulation made after the date of this Agreement,

together, a "Change in Law".

11.1.2	In this Agreement "Increased Costs" means:

(a)
a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital to a level below that which such Finance Party (or Affiliate) would have achieved but for such Change in Law (taking into consideration such Finance Party's (or Affiliates') policies with respect to capital adequacy as generally applied);

(b)	an additional or increased cost; or

(c)	a reduction of any amount due and payable under any Finance Document,

which in the good faith determination of such Finance Party is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into a commitment or funding or performing its obligations under any Finance Document.

11.2	Increased cost claims
11.2.1
A Finance Party intending to make a claim pursuant to Clause 11.1 (Increased costs) shall notify the Agent within sixty (60) days of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

11.2.2	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs and setting out:

(a)	the basis, in reasonable detail, for the determination of such additional amount or amounts necessary to compensate such Lender as aforesaid; and

(b)
the basis, in reasonable detail, for the computation of such amount or amounts, which shall be consistently applied. Notwithstanding the foregoing, the Borrower shall not be required to compensate any Finance Party pursuant to Clause 11.1 (Increased costs) for any increased costs or reductions incurred more than 180 days prior to the date that such Finance Party notifies the Borrower of the applicable Change in Law.

11.3	Exceptions
11.3.1	Clause 11.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)
compensated for by Clause 10.3 (Tax indemnity) (or would have been compensated for under Clause 10.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in sub-clause 10.3.2 of Clause 10.3 (Tax indemnity) applied) or because of failure of such Finance Party to comply with Clause 10.3) (Tax indemnity);

(c)	compensated for by the payment of the Mandatory Costs Rate;

(d)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation;

(e)	attributable to an increase in the rate of corporation tax; or

(f)
attributable to the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement ("Basel II") or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

11.3.2
Additionally Clause 11.1 (Increased costs) shall not apply to Increased Costs with respect to taxes imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in or under the laws of which it is organised or the jurisdiction in which the principal office or applicable lending office of such Lender is located or in which it conducts a trade or business or has a permanent establishment, or has a present or former connection with such jurisdiction, or any subdivision thereof or therein.

11.3.3	In this Clause 11.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 10.1 (Definitions).

12.	ILLEGALITY

12.1
If, at any time, any Lender determines in good faith that it is or will become unlawful or prohibited pursuant to any request from or requirement of any central bank or other financial, monetary or other authority (being a request or requirement with which banks are accustomed to comply and the Lender so complies with respect to its clients generally) for such Lender to make, fund, issue, participate in or allow to remain outstanding all or part of its share of the Letters of Credit, then that Lender shall, promptly after becoming aware of the same, deliver to the Borrower through the Agent a notice to that effect.

12.2
Such Lender shall not thereafter be obliged to participate in any Letter of Credit or issue any Letter of Credit (whichever shall be so affected) and the amount of its Available Commitment shall be immediately reduced to zero and if the Agent on behalf of such Lender so requires, the Borrower shall on such date as the Agent shall have specified:

12.2.1	repay all amounts owing to such Lender hereunder; and

12.2.2	ensure that the liabilities of such Lender under or in respect of each affected Letter of Credit is reduced to zero.

13.	OTHER INDEMNITIES

13.1	Currency Indemnity
If any sum (a "Sum") due from an Obligor under the Finance Documents or any order, judgment given or made in relation thereto has to be converted from the currency (the "First Currency") in which such Sum is payable into another currency (the "Second Currency") for the purpose of:

13.1.1	making or filing a claim or proof against such Obligor;

13.1.2	obtaining an order, judgment in any court or other tribunal; or

13.1.3	enforcing any order, judgment given or made in relation thereto,

the Borrower shall indemnify each person to whom such Sum is due from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to such person at the time of receipt of such Sum.

13.2	Other indemnities
Without duplication of any expense reimbursement obligations or indemnities contained elsewhere in this Agreement or the other Finance Documents, each Obligor shall, within five Business Days of demand, indemnify each Secured Party and the Arranger against any cost, loss or liability incurred by that Secured Party or Arranger (and invoiced in reasonable detail) as a result of:

13.2.1	the occurrence of any Event of Default;

13.2.2
a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 29 (Sharing among the Finance Parties); or

13.2.3
issuing or making arrangements to issue a Letter of Credit requested by the Borrower in a Utilisation Request but not issued by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone).

13.3	Indemnity to the Agent
Without duplication of any expense reimbursement obligations or indemnities contained elsewhere in this Agreement or the other Finance Documents, the Borrower shall, within five Business Days of demand, indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably and invoiced in reasonable detail) as a result of:

13.3.1	investigating any event which it reasonably believes is a Default; or

13.3.2	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

13.4	Indemnity to the Security Trustee
13.4.1
Without duplication of any expense reimbursement obligations contained elsewhere in this Agreement or the other Finance Documents, each Obligor shall, within five Business Days of demand, indemnify the Security Trustee and every Receiver and Delegate against any cost, loss or liability incurred by any of them (and invoiced in reasonable detail) as a result of:

(a)	the taking, holding, protection or enforcement of the Transaction Security;

(b)	the exercise of any of the rights, powers, discretions and remedies vested in the Security Trustee and each Receiver and Delegate by the Finance Documents or by law; and

(c)	any default by any Obligor or any other member of the Group that is party to a Finance Document in the performance of any of the obligations expressed to be assumed by it in the Finance Documents.

13.4.2
The Security Trustee may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 13.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

13.5	Exceptions
The indemnities referred to in Clauses 13.3 (Indemnity to the Agent) and 13.4 (Indemnity to the Security Trustee) shall not apply to the extent that the cost, loss or liability concerned have resulted from the gross negligence or wilful misconduct of the Agent or Security Trustee (as the case may be).

14.	MITIGATION

14.1	If, in respect of any Lender, circumstances arise which would or would upon the giving of notice result in:

14.1.1	an increase in any sum payable to it or for its account pursuant to Clause 10.2 (Tax Gross-up);

14.1.2	a claim for indemnification pursuant to Clause 10.3 (Tax Indemnity) or Clause 11 (Increased Costs); or

14.1.3	the reduction of its Available Commitment to zero or any repayment to be made pursuant to Clause 12 (Illegality),

then, without in any way limiting, reducing or otherwise qualifying the rights of such Lender or the obligations of the Obligors under any of the Clauses referred to in sub-clauses 14.1.1, 14.1.2 and 14.1.3, such Lender shall promptly upon becoming aware of such circumstances notify the Agent thereof (who shall promptly notify the Borrower) and, in consultation with the Agent and the Borrower and to the extent that it can do so lawfully and without prejudice to its own position, take reasonable steps (including a change of location of its Facility Office or the transfer of its rights, benefits and obligations hereunder to another financial institution which is an Approved Credit Institution and which is acceptable to the Borrower and willing to participate in the Facility) to mitigate the effects of such circumstances provided that such Lender shall be under no obligation to take any such action if, in the good faith judgment of such Lender, to do so might be reasonably expected to have any adverse effect upon its business, operations or financial condition (in each case, taken as a whole).

14.2
In connection with the occurrence of any of the events set forth in sub-clauses 14.1.1 through 14.1.3, the Borrower, at its sole expense and effort, shall have the right, if no Default or Event of Default then exists, to replace such Lender (the "Replaced Lender"), with one or more person or persons (collectively, the "Replacement Lender") reasonably acceptable to the Agent at which time the Replaced Lender shall assign or transfer, without recourse (in accordance with and subject to the restrictions contained in Clause 24 (Changes to the Lenders)), all its interests, rights and obligations under this Agreement to the Replacement Lender provided that:

14.2.1	the Replacement Lender shall pay to the Replaced Lender in respect thereof an amount equal to the sum of:

(a)	an amount equal to all Unpaid Sums that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time; and

(b)	an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Clause 15 (Commitment Commission and fees);

14.2.2
all obligations of the Borrower under the Finance Documents owing to the Replaced Lender (other than those specifically described in sub-clause 14.2.1 above in respect of which the assignment purchase price has been, or is concurrently being, paid), shall be paid in full to such Replaced Lender concurrently with such replacement;

14.2.3	such assignment or transfer is likely to result in a reduction in such compensation or payments; and

14.2.4
no Lender shall be required to become a Replaced Lender if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment or transfer cease to apply.

For the avoidance of doubt, no Replaced Lender shall be required to execute, sign or deliver any document or assignment in order to be replaced in accordance with this Clause 14.2.

15.	COMMITMENT COMMISSION AND FEES

15.1	Commitment Commission on the Facility
The Borrower shall pay to the Agent for account of each Lender a commitment commission on the amount of such Lender's Available Commitment from day to day during the Availability Period, such commitment commission to be calculated at a rate of 0.10 per cent. per annum on such amount and payable in arrear on the last day of each successive period of three months which ends during such period and on the last day of the Availability Period.

15.2	Arrangement Fee
The Borrower shall pay to the Arranger, the arrangement fees specified in a Fee Letter between the Arranger and the Borrower at the times, and in the amounts, specified in such letter.

15.3	Structuring Fee
The Borrower shall pay to the Structuring Agent, the structuring fees specified in a Fee Letter between the Structuring Agent and the Borrower at the times, and in the amounts, specified in such letter.

15.4	Agency Fees
The Borrower shall pay to the Agent for its own account the agency fees specified in a Fee Letter between the Agent and the Borrower at the times, and in the amounts, specified in such letter.

16.	COSTS AND EXPENSES

16.1	Transaction expenses
Without duplication of any expense reimbursement obligations or indemnities contained elsewhere in this Agreement or the other Finance Documents, the Borrower shall within five Business Days of demand, pay the Agent, the Arranger and the Security Trustee the amount of all costs and expenses (including, but not limited to, legal fees of one legal counsel in each relevant jurisdiction) reasonably incurred by any of them (and invoiced in reasonable detail) and, in the case of the Security Trustee, by any Receiver or Delegate, in connection with the negotiation, preparation, execution and perfection of:

16.1.1	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

16.1.2	any other Finance Documents executed after the date of this Agreement.

16.2	Amendment costs
Without duplication of any expense reimbursement obligations or indemnities contained elsewhere in this Agreement or the other Finance Documents, if (a) an Obligor or any other member of the Group that is party to a Finance Document requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 30.9 (Change of currency), the Borrower shall, within five Business Days of demand, reimburse each of the Agent and the Security Trustee for the amount of all costs and expenses (including, but not limited to, legal fees of one legal counsel in each relevant jurisdiction) reasonably incurred by the Agent and the Security Trustee (and invoiced in reasonable detail) and in the case of the Security Trustee, by any Receiver or Delegate, in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Security Trustee's ongoing costs
16.3.1	Without duplication of any expense reimbursement obligations or indemnities contained elsewhere in this Agreement or the other Finance Documents, in the event of (i) the occurrence of a Default or (ii) the Security Trustee considering it necessary or expedient or (iii) the Security Trustee being requested by an Obligor or any other member of the Group that is party to a Finance Document or the Majority Lenders to undertake duties which the Security Trustee and the Borrower agree to be of an exceptional nature and/or outside the scope of the normal duties of the Security Trustee under the Finance Documents, the Borrower shall pay to the Security Trustee any additional remuneration that may be agreed between them.

16.3.2
Without duplication of any expense reimbursement obligations or indemnities contained elsewhere in this Agreement or the other Finance Documents, if the Security Trustee and the Borrower fail to agree upon the nature of the duties or upon any additional remuneration, that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Trustee and approved by the Borrower or, failing approval, nominated (on the application of the Security Trustee) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment  bank shall be final and binding upon the parties to this Agreement.

16.4	Enforcement and preservation costs
Without duplication of any expense reimbursement obligations or indemnities contained elsewhere in this Agreement or the other Finance Documents, the Borrower shall, within five Business Days of demand, pay to Agent the amount of all costs and expenses (including, but not limited to, legal fees of one legal counsel in each relevant jurisdiction but excluding costs and expenses to the extent that they result from the gross negligence or wilful misconduct of the Agent or any of the other Finance Parties) incurred by the Agent (and invoiced in reasonable detail) in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Trustee as a consequence of taking or holding the Transaction Security or enforcing these rights.

16.5	Stamp taxes
Without duplication of any expense reimbursement obligations or indemnities contained elsewhere in this Agreement or the other Finance Documents, the Borrower shall pay and, within five Business Days of demand, indemnify each Secured Party and the Arrangers against any stamp duty, registration and other similar Taxes which are incurred by that Secured Party or the Arrangers arising from any payment made under any Finance Document or from the execution, delivery, performance, enforcement or registration of any Finance Document.

17.	DEFAULT INTEREST AND BREAK COSTS

17.1	Default Interest Periods
If an Obligor fails to pay:

17.1.1
any amount payable by it pursuant to sub-clause 7.1.1 of Clause 7.1 (Borrower's Indemnity to Lenders), the period beginning on the date on which the relevant Finance Party paid any sum due and payable under the relevant Letter of Credit and ending on the date upon which the obligation of such Obligor to pay such sum is discharged shall be divided into successive periods:

(a)	the first three periods being periods of a duration of one day each, which (other than the first) shall start on the last day of the preceding such period; and

(b)	thereafter, each such period shall start on the last day of the preceding period and the duration of each of which shall (except as otherwise provided in this Clause 17) be selected by the Agent;

17.1.2
any other amount payable by it under a Finance Document on its due date, or if any sum due and payable by an Obligor under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of such Obligor to pay such sum is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 17) be selected by the Agent.

17.2	Default Interest
An Unpaid Sum:

17.2.1	which is a sum referred to in sub-clause 17.1.1 of Clause 17.1 (Default Interest Periods) above shall bear interest:

(a)	during the first three Interest Periods in respect thereof at LIBOR at the overnight rate on the Quotation Date therefor; and

(b)	during each Interest Period thereafter, at the rate per annum which is three per cent. per annum above LIBOR on the Quotation Date therefor;

17.2.2
which is a sum referred to in sub-clause 17.1.2 of Clause 17.1 (Default Interest Periods) above shall bear interest during each Interest Period in respect thereof at the rate per annum which is three per cent. per annum above LIBOR, on the Quotation Date therefor.

17.3	Payment of Default Interest
Any interest which shall have accrued under Clause 17.2 (Default Interest) in respect of an Unpaid Sum shall be due and payable and shall be paid by the Obligor owing such Unpaid Sum on the last day of each Interest Period in respect thereof or on such other dates as the Agent may specify by notice to such Obligor.

17.4	Break Costs
If any Lender or the Agent on its behalf receives or recovers all or any part of an Unpaid Sum otherwise than on the last day of an Interest Period relating thereto, the Borrower shall pay to the Agent on demand for account of such Lender an amount equal to the amount (if any) by which (a) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of that Interest Period exceeds (b) the amount of interest which in the opinion of the Agent (acting reasonably) would have been payable to the Agent on the last day of that Interest Period in respect of a deposit in the currency of the amount so received or recovered equal to the amount so received or recovered placed by it with a prime bank in London for a period starting on the first Business Day following the date of such receipt or recovery and ending on the last day of that Interest Period.

SECTION 7
GUARANTEE

18.	GUARANTEE AND INDEMNITY

18.1	Guarantee and indemnity
The Guarantor irrevocably and unconditionally:

18.1.1	guarantees to each Finance Party punctual performance by the Borrower of all the Borrower's obligations under the Finance Documents;

18.1.2
undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

18.1.3
indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal.  The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

18.2	Continuing guarantee
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3	Reinstatement
If any payment by the Borrower or any discharge given by a Finance Party (whether in respect of the obligations of the Borrower or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

18.3.1	the liability of the Borrower shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

18.3.2	each Finance Party shall be entitled to recover the value or amount of that security or payment from the Borrower as if the payment, discharge, avoidance or reduction had not occurred.

18.4	Waiver of defences
The obligations of the Guarantor under this Clause 18 will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

18.4.1	any time, waiver or consent granted to, or composition with, the Borrower or other person;

18.4.2	the release of the Borrower or any other person under the terms of any composition or arrangement with any creditor of an Obligor;

18.4.3
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

18.4.4	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Borrower or any other person;

18.4.5
any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Finance Document or any other document or security;

18.4.6	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

18.4.7	any insolvency or similar proceedings.

18.5	Guarantor Intent
Without prejudice to the generality of Clause 18.4 (Waiver of Defences), the Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following:

18.5.1	acquisitions of any nature;

18.5.2	increasing working capital;

18.5.3	enabling investor distributions to be made;

18.5.4	carrying out restructurings;

18.5.5	refinancing existing facilities;

18.5.6	refinancing any other indebtedness;

18.5.7	making facilities available to new borrowers;

18.5.8	any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and

18.5.9	any fees, costs and/or expenses associated with any of the foregoing.

18.6	Immediate recourse
The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 18.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.7	Appropriations
Until all amounts which may be or become payable by the Borrower under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

18.7.1
refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

18.7.2	hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor's liability under this Clause 18.

18.8	Deferral of Guarantor's rights
Until all amounts which may be or become payable by the Borrower under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

18.8.1	to be indemnified by the Borrower;

18.8.2	to claim any contribution from any other guarantor of the Borrower's obligations under the Finance Documents; and/or

18.8.3
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Borrower under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 30 (Payment mechanics) of this Agreement.

18.9	Additional security
This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

SECTION 8
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19.	REPRESENTATIONS

On the date of this Agreement, each Obligor makes to the Finance Parties the representations and warranties set out in Clauses 19.1 (Corporate Status) to 19.7 (Projections and Assumptions), 19.15 (Insurance Licenses), and Clauses 19.19(No default) to 19.23 (No Winding-up) and the Guarantor makes to the Finance Parties the representations and warranties set out in Clauses 19.8 (Financial Condition) to 19.14 (Compliance with Statutes and Agreements), 19.16 (Security Documents) and Clauses 19.17 (Properties; Liens; and Insurance) and 19.18 (Solvency) in each case in relation to itself and (where applicable) its subsidiaries.

19.1	Corporate Status
It and each of its subsidiaries:

19.1.1
is a duly organised and validly existing corporation or business trust or other entity in good standing under the laws of the jurisdiction of its organisation and has the corporate or other organisational power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage; and

19.1.2	has been duly qualified and is authorised to do business and is in good standing in all jurisdictions where it is required to be so qualified,

except, in the case of sub-clauses 19.1.1 (other than in respect of the Obligors or any other member of the Group that is party to a Finance Document) and 19.1.2, where the failure to be so qualified, authorised or in good standing, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

19.2	Corporate Power and Authority
19.2.1
It and each of its subsidiaries that is party to any Finance Document has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Finance Documents to which it is a party and has taken all necessary corporate action to authorise the execution, delivery and performance of such Finance Documents.

19.2.2
It and each of its subsidiaries that is party to any Finance Document has duly executed and delivered each Finance Document to which it is a party and, subject to the Legal Reservations, each such Finance Document constitutes the legal, valid and binding obligation of such Obligor or such subsidiary enforceable against it in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

19.3	No Contravention of Agreements or Organisational Documents
Neither the execution, delivery and performance, by it or any of its subsidiaries that is party to any Finance Document, of this Agreement or the other Finance Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein:

19.3.1	will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality;

19.3.2
will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Liens in favour of the Security Trustee pursuant to the Security Documents) upon any of its property or assets or those of any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material instrument to which it or any of its subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject; or

19.3.3	will violate any provision of its certificate of incorporation, by-laws or other organisational documents, nor those of its subsidiaries.

19.4	Litigation and Environmental Matters
There are no actions, suits or proceedings pending or, to the best of its knowledge, threatened involving it or any of its subsidiaries (including with respect to this Agreement or any other Finance Document) that, either individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect.  Except for any matters that, either individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect, neither the Guarantor nor any of its subsidiaries:

19.4.1	has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law;

19.4.2	has become subject to any Environmental Liability;

19.4.3	has received notice of any claim with respect to any Environmental Liability; or

19.4.4	knows of any basis for any Environmental Liability.

19.5	Approvals
Any:

19.5.1
order, consent, approval, license, authorisation, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, which is required by it or any of its subsidiaries; or

19.5.2	third party approval, permit or license required to be obtained by it or any of its subsidiaries,

in each case in connection with (i) the transactions contemplated by the Finance Documents or (ii) the legality, validity, binding effect or enforceability of any Finance Document, has been obtained or effected and is in full force and effect, or will be obtained or effected within the period required by law.

19.6	Investment Company Act
It is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940 of the US, as amended.

19.7	Projections and Assumptions
The financial projections contained in the Business Plan have been prepared based on good faith estimates and assumptions believed by the Borrower to be reasonable and attainable at the time made, it being recognised by Finance Parties that such projections as to future events are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the control of the Obligors and that actual results during the period or periods covered by any such projections may differ from the projected results.

19.8	Financial Condition
19.8.1
The Guarantor has heretofore furnished to the Agent (on behalf of the Lenders) its consolidated balance sheet and consolidated statements of operations and comprehensive income, (loss), shareholders' equity and cash flows as of and for the fiscal year ended 31 December 2006 reported on by PricewaterhouseCoopers, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Guarantor and its consolidated subsidiaries as of such dates and for such periods in accordance with US GAAP.

19.8.2
As of the Closing Date, nothing has occurred since 31 December 2006 either individually or in the aggregate, which has resulted in, or would reasonably be expected to result in, any material adverse condition or any material adverse change which, in either case, has a Material Adverse Effect, in or affecting:

(a)	the business, operations, assets, liabilities or financial condition of the Guarantor and its subsidiaries, taken as a whole; or

(b)
the rights and remedies of any Finance Party or the ability of the Obligors, taken as a whole, to perform their respective obligations owed to any Finance Party under this Agreement or any other Finance Document.

19.9	Tax Returns and Payments
19.9.1	Except where the failure to do so would not reasonably be expected, individually or in aggregate, to have a Material Adverse Effect, the Guarantor and its subsidiaries:

(a)
have timely filed or caused to be timely filed with the appropriate taxing authority (taking into account any applicable extension within which to file) all material income and other material tax returns (including any statements, forms and reports), domestic and foreign, required to be filed by the Guarantor and its subsidiaries; and

(b)
have timely paid, collected or remitted or caused to have timely paid, collected or remitted all material Taxes payable by them which have become due and assessments which have become due, except for those contested in good faith and for which adequate reserves have been established in accordance with applicable GAAP.

19.9.2
To the best knowledge of the Guarantor, there is no action, suit, proceeding, investigation, audit or claim now pending or proposed or threatened by any authority regarding any Taxes relating to the Guarantor or any of its subsidiaries, which, either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect.

19.9.3
To the best knowledge of the Guarantor, no Tax Liens have been filed and no claims are pending or proposed or threatened with respect to any Taxes for any taxable period, except for Liens permitted under Clause 22.14 (Liens) and claims which, either individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

19.10	Compliance with ERISA
19.10.1	Except as, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect, the Guarantor and its ERISA Affiliates:

(a)
have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance with the applicable provisions of ERISA and the Code; and

(b)	have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business).

19.10.2	Except as, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect:

(a)	each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes,

rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities;

(b)	all contributions required to be made with respect to a Foreign Pension Plan have been timely made;

(c)	neither the Guarantor nor any of its subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan; and

(d)
the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan that is required to be funded, determined as of the end of the Guarantor's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

19.11	Subsidiaries
19.11.1	Listed in Schedule 14 (Subsidiaries) is a complete and correct list of all of the subsidiaries of the Guarantor as of the Closing Date, together with, for each such subsidiary:

(a)	the jurisdiction of organisation of such subsidiary;

(b)	each person holding direct ownership interests in such subsidiary; and

(c)	the percentage ownership of such subsidiary represented by such ownership interests.

19.11.2
Except as disclosed in Schedule 14 (Subsidiaries), each of the Guarantor and its subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each person shown to be held by it in Schedule 14 (Subsidiaries).

19.11.3
As of the Closing Date, there are no restrictions on the Guarantor or any of its subsidiaries which prohibit or otherwise restrict the transfer of cash or other assets from any subsidiary of the Guarantor to the Guarantor, other than:

(a)	prohibitions or restrictions existing under or by reason of this Agreement or the other Finance Documents;

(b)	prohibitions or restrictions existing under or by reason of Legal Requirements;

(c)	prohibitions and restrictions permitted by Schedule 12 (Existing Intercompany Arrangements and Agreements) or Clause 22.21 (Limitation on Certain Restrictions on subsidiaries); and

(d)	other prohibitions or restrictions which, either individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

19.12	Capitalisation
The authorised capital stock of:

19.12.1	the Borrower consists of 500,000,000 shares, par value $0.0020 per share;

19.12.2	the Guarantor consists of 571,428,571.4 shares, par value $0.175 per share.

19.13	Indebtedness
As of the Closing Date, the Guarantor and its consolidated subsidiaries have no outstanding Indebtedness for borrowed money required to be set forth on a quarterly balance sheet prepared in accordance with US GAAP other than:

19.13.1	as set forth on the Guarantor's consolidated balance sheet as of 30 September 2007;

19.13.2	borrowings since such date under the revolving credit facilities, letter of credit facilities and lines of credit of the Guarantor and/or its subsidiaries; and

19.13.3	Permitted Subsidiary Indebtedness.

19.14	Compliance with Statutes and Agreements
19.14.1
The Guarantor and each of its subsidiaries is in compliance with all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, and has filed or otherwise provided all material reports, data, registrations, filings, applications and other information required to be filed with or otherwise provided (or will do so within the period required by law) to, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws), except where the failure to comply or file or otherwise provide, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

19.14.2
All regulatory approvals required by the Guarantor and each of its subsidiaries are in full force and effect on the date hereof, except where the failure of such approvals to be in full force and effect, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

19.14.3
The Guarantor and each of its subsidiaries is in compliance with all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

19.15	Insurance Licenses
19.15.1	There is, in relation to itself and each of its subsidiaries:

(a)	no Insurance License that is the subject of a proceeding for suspension, revocation or limitation or any similar proceedings;

(b)	no sustainable basis for such a suspension, revocation or limitation; and

(c)	no such suspension, revocation or limitation threatened by any Applicable Insurance Regulatory Authority,

that, in each instance under paragraphs (a), (b) and (c) above and either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect.

19.15.2
As of the Closing Date, neither it nor any of its subsidiaries that is a Regulated Insurance Company transacts any Insurance Business, directly or indirectly, in any jurisdiction without all Insurance Licenses required by the Applicable Insurance Regulatory Authority in such jurisdiction, except where the failure to have such Insurance Licenses has not had, and would not reasonably be expected to have, a Material Adverse Effect.  For the purposes of this sub-clause 19.15.2, "Insurance Licenses" means material licences (including licences or certificates of authority from Applicable Insurance Regulatory Authorities), permits or authorisations to transact insurance and reinsurance business.

19.16	Security Documents
19.16.1
The Security Documents create, as security for Secured Obligations, valid and enforceable security interests in and Liens on all of the Collateral, which, subject to the Legal Reservations and to Liens having priority by operation of law, rank superior to and prior to the rights of all third persons and subject to no other Liens.

19.16.2
No filings or recordings are required in order to ensure the enforceability, perfection or priority of the security interests created under the Security Documents, except for filings or recordings which shall have been previously made or which are otherwise made within the period prescribed by law for such filings or recordings.

19.17	Properties; Liens; and Insurance
19.17.1
The Guarantor and its subsidiaries have good title to, or valid leasehold interests in, all real and personal property material to the businesses of the Guarantor and its subsidiaries, taken as a whole except where not having such title, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

19.17.2	There exists no Lien (including any Lien arising out of any attachment, judgment or execution) of any kind, on, in or with respect to any of the property of the Guarantor or any of its Subsidiaries, in each case except as expressly permitted by Clause 22.14 (Liens).

19.17.3
The Guarantor and its subsidiaries own, or are licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to the businesses of the Guarantor and its subsidiaries, taken as a whole, and the use thereof by the Guarantor or such subsidiary does not infringe upon the rights of any other person, except for any such infringements that, either individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

19.17.4	As of the Closing Date, all premiums due in respect of each material insurance policy maintained by the Guarantor and its subsidiaries have been paid.

19.18	Solvency
19.18.1	Each Obligor, taken individually; and

19.18.2	the Guarantor and its subsidiaries, taken as a whole,

are, in each case, Solvent.

19.19	No default
No Event of Default is continuing or might reasonably be expected to result from the issuance of any Letter of Credit.

19.20	Deduction of Tax
It is not required under the laws of England and Wales, New York or Bermuda, to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

19.21	No Filing or Stamp Taxes
Under the laws of England and Wales, New York or Bermuda, it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents save for:

19.21.1	filings in respect of any registerable security created under the Finance Documents and the payment of registration fees in connection therewith; and

19.21.2	any stock transfer taxes which may be payable upon the realisation or enforcement of all or any part of the Transaction Security.

19.22	Claims Pari Passu
Subject to the Legal Reservations, under the laws of Bermuda, the payment obligations under the Finance Documents of each member of the Group that is party to any Finance Document, rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.23	No Winding-up
Neither it nor any of its subsidiaries has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against any member of the Group for its winding-up, dissolution, administration or re-organisation (whether by voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a receiver, administrator, administrative receiver, conservator, custodian, Security Trustee or similar officer of it or of any or all of its assets or revenues.

19.24	Repetition of Representations
The Repeated Representations shall be deemed to be repeated by the relevant Obligor by reference to the facts and circumstances then existing on:

19.24.1	each Utilisation Date; and

19.24.2	every six months after such date until the Expiry Date of such Letter of Credit,

and shall at such time be true in all material respects with the same effect as though such Repeated Representations had been made on such date (it being understood and agreed that any Repeated Representation which by its terms is made as of a specified date shall be required to be true in all material respects only as of such specified date and with respect to the representations and warranties set out in Clause 19.18 (Solvency), shall be tested by reference to the then most recent financial statements provided to the Agent pursuant to Clause 20.1 (Annual Financial Statements) and Clause 20.2 (Quarterly Financial Statements)) provided that when made by an Obligor on any date other than a Utilisation Date, the representations and warranties set out in Clause 19.3 (No Contravention of Agreements or Organisational Documents) shall not be deemed to be untrue in any material respect unless any contravention, conflict, inconsistency, breach, creation or imposition of Lien any Lien or violation (as the case may be) as set out therein, would reasonably be expected to have a Material Adverse Effect.

20.	INFORMATION UNDERTAKINGS

20.1	Annual Financial Statements
The Guarantor shall supply to the Agent (for distribution to the Lenders):

20.1.1
as soon as available and in any event within 90 days after the close of each fiscal year of the Guarantor, the consolidated balance sheet of the Guarantor and its subsidiaries as at the end of such fiscal year and the related consolidated statements of income, changes in shareholders' equity and cash flows of the Guarantor and its subsidiaries for such fiscal year, setting forth in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of PricewaterhouseCoopers or another independent registered public accounting firm of recognised national standing selected by the Guarantor (without a "going concern" or like qualification and without any qualification or exception as to the scope of such audit), which report shall state that such consolidated financial statements present fairly in all material respects the consolidated financial position of the Guarantor and its subsidiaries as at the dates indicated and their consolidated results of operations and cash flows for the periods indicated in conformity with US GAAP and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards. The Guarantor shall be deemed to have delivered the same to the Agent if the Guarantor files the same with the SEC via EDGAR and notifies the Agent of such filing; and

20.1.2	as soon as the same becomes available and in any event within 120 days after the close of each of its financial year, the audited financial statements of the Managed Syndicate for that financial year.

20.2	Quarterly Financial Statements
The Guarantor shall supply to the Agent (for distribution to the Lenders), as soon as available and in any event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Guarantor, consolidated balance sheets of the Guarantor and its subsidiaries as at the end of such period and the related consolidated statements of income, changes in shareholders' equity and cash flows of the Guarantor and its subsidiaries for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the chief financial officer of the Guarantor as presenting fairly in all material respects, in accordance with US GAAP, the information contained therein, subject to changes resulting from normal year-end audit adjustments and the absence of full footnote disclosure. The Guarantor shall be deemed to have delivered the same to the Agent if the Guarantor files the same with the SEC via EDGAR and notifies the Agent of such filing.

20.3	Officer's Certificates
The Guarantor shall supply to the Agent (for distribution to the Lenders), at the time of the delivery of the financial statements provided for in Clause 20.1 (Annual Financial Statements) and Clause 20.2 (Quarterly Financial Statements), a certificate of a Financial Officer of the Guarantor:

20.3.1
certifying that no Default or Event of Default has occurred or, if any Default or Event of Default has occurred, specifying the nature and extent thereof and any action taken or proposed to be taken with respect thereto;

20.3.2	setting forth reasonably detailed calculations demonstrating compliance with the provisions of Clause 21 (Financial Condition), as at the end of such fiscal year or quarter, as the case may be;

20.3.3	certifying that the Regulated Insurance Companies have, in the opinion of such Financial Officer maintained adequate reserves;

20.3.4
stating whether any change in US GAAP or in the application thereof has occurred since 31 December 2006 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate; and

20.3.5
it being agreed that a certificate in a form substantially similar to the Covenant Compliance Calculations delivered by the Guarantor under the Five-Year Secured Letter of Credit Facility with respect to the fiscal period ended 30 September 2007 (a copy of which has been provided to the Agent) is acceptable for purposes hereof.

20.4	Quarterly Monitoring Return
The Guarantor shall as soon as the same become available but in any event within 90 days after the end of the fourth quarter and 60 days after the end of the first, second and third quarters of each financial year of the Managed Syndicate deliver to the Agent in sufficient copies for the Lenders, the Quarterly Monitoring Return for the Managed Syndicate.

20.5	Accounting Firm Certificate
The Guarantor shall supply to the Agent (for distribution to the Lenders), at the time of the delivery of the financial statements provided for in Clause 20.1 (Annual Financial Statements) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any default under Clause 21.1 (Financial Condition) (which certificate may be limited to the extent required by general accounting rules or guidelines or the guidelines of the applicable accounting firm, to the extent generally applicable).

20.6	Notice of Event of Default or Litigation
The Guarantor shall supply to the Agent (for distribution to the Lenders):

20.6.1
promptly after the Borrower or the Guarantor becomes aware of the occurrence of any Event of Default and/or any event or condition constituting, or which would reasonably be expected to have, a Material Adverse Effect, a certificate of an Authorised Officer of the Guarantor setting forth the details thereof and the actions which the Guarantor is taking or proposes to take with respect thereto; and

20.6.2
promptly after the Borrower or the Guarantor knows of the commencement thereof, notice of any litigation, dispute or proceeding involving a claim against the Guarantor and/or any of its subsidiaries which claim has had, or would reasonably be expected to have, a Material Adverse Effect.

20.7	SEC Filings
Promptly upon the filing thereof and if requested by the Agent, copies of (or, to the extent same is publicly available via the SEC's "EDGAR" filing system, written or electronic notification of the filing of) all publicly available registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual or quarterly reports which the Guarantor shall have filed with the SEC or any national securities exchange.

20.8	Borrowing Base Certificate
The Guarantor shall supply to the Agent (for distribution to the Lenders), no later than the tenth Business Day of each calendar month, a Borrowing Base Certificate as of the last day of the immediately preceding month, executed by an Authorised Signatory of the Guarantor.

20.9	Release Test Calculations
The Borrower shall as soon as the same become available, but in any event within 30 days from the date of publication by Lloyd's of the release test calculations (each, a "Publication Date") in each calendar year, deliver to the Agent (for distribution to the Lenders) a copy of the release test calculations for the Corporate member published by Lloyd's on or around such Publication Date (the "Release Test Calculations").

20.10	Ratings Information
The Guarantor shall supply to the Agent (for distribution to the Lenders), promptly after A.M. Best Company, Inc. shall have announced a downgrade in the financial strength rating of Validus Reinsurance, Ltd., written notice of such rating change.

20.11	Other Information
The Guarantor shall supply to the Agent (for distribution to the Lenders), with reasonable promptness, such other information or existing documents (financial or otherwise) as the Agent or any Lender may reasonably request from time to time.

20.12	Delivery of Information
The Guarantor and each Lender hereby acknowledges and agrees that notwithstanding anything to the contrary contained in this Agreement, the Agent and/or the Borrower and/or the Guarantor may make available to the Lenders materials and/or information provided by or on behalf of any Obligor or any other member of the Group that is party to a Finance Document under this Agreement or any other Finance Document by posting such materials and/or information on IntraLinks or another similar electronic system reasonably acceptable to the Agent and the Borrower.

20.13	Books, Records and Inspections
The Guarantor shall:

20.13.1
keep, and will cause each of its subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP or SAP, as applicable, shall be made of all dealings and transactions in relation to its business and activities which GAAP or SAP, as applicable, requires to be entered therein; and

20.13.2
subject to binding contractual confidentiality obligations of the Obligors or their subsidiaries to third parties, to Clause 24.7 (Disclosure of Information) and to Clause 42 (Confidentiality), permit, and will cause each of its subsidiaries to permit, representatives of the Agent or, following the occurrence of an Event of Default which is continuing, any Lender (at such Agent or Lender's expense prior to the occurrence of an Event of Default and at the Borrower's expense (to the extent invoiced and reasonable) after an Event of Default has occurred and is continuing) to visit and inspect any of their respective properties, to examine their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, in each case at such reasonable times (which shall be, unless an Event of Default has occurred and is continuing, during business hours, upon reasonable prior notice to the Agent, which notice shall be promptly conveyed to the Guarantor) and as often as may reasonably be desired providedthat unless a Default or Event of Default has occurred which is continuing, such visits and inspections shall not occur more than once in any calendar year. Each Obligor agrees to (and the Guarantor shall ensure that each other member of the Group that is party to a Finance Document shall) cooperate and assist in such visits and inspections. With respect to any such discussions with any independent public accountants of the Guarantor or its subsidiaries, the Guarantor shall be granted the opportunity to participate therein.

20.14	"Know your customer" checks
20.14.1	If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)
any change in the status of an Obligor or any other member of the Group that is party to a Finance Document or the composition of the shareholders of an Obligor or any other member of the Group that is party to a Finance Document after the date of this Agreement; or

(c)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (c) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall (and, where relevant, shall procure that each other member of the Group that is party to a Finance Document will) promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (c) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (c) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

20.14.2
Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

21.	FINANCIAL CONDITION

21.1	Financial Condition
The Guarantor shall not at any time permit:

21.1.1	the Leverage Ratio to be greater than 0.35:1.00; and

21.1.2	the Consolidated Net Worth to be less than the Minimum Consolidated Net Worth Amount in effect at such time.

21.2	Financial Definitions
In this Agreement, the following terms have the following meanings:

"Capital Lease Obligations" of any person means the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under US GAAP, and the amount of such obligations shall be the capitalised amount thereof determined in accordance with US GAAP.

"Consolidated Indebtedness" means, as of any date of determination, all Indebtedness (other than (a) Indebtedness described in paragraph (i) of the definition thereof that does not constitute bonds, debentures, notes or similar instruments that are generally recourse with respect to the Guarantor and its subsidiaries, (b) obligations in respect of undrawn letters of credit and (c) Indebtedness that is non-recourse with respect to the Guarantor and its subsidiaries) of the Guarantor and its subsidiaries. For the avoidance of doubt, "Consolidated Indebtedness" shall not include contingent obligations of the Guarantor or any subsidiary as an account party or applicant in respect of any letter of credit or Guarantee unless such letter of credit or Guarantee supports an obligation that constitutes Indebtedness.

"Consolidated Net Worth" means, as of any date of determination, the Net Worth of the Guarantor and its subsidiaries determined on a consolidated basis in accordance with US

GAAP after appropriate deduction for any minority interests in subsidiaries including for the avoidance of doubt the aggregate principal amount of all outstanding preferred (including without limitation trust preferred) or preference securities or Hybrid Capital of the Guarantor and its subsidiaries provided that the aggregate outstanding amount of such preferred or preference securities or Hybrid Capital of the Guarantor and its subsidiaries shall only be included in Consolidated Net Worth to the extent such amount would be included in a determination of the consolidated net worth of the Guarantor and its subsidiaries under the applicable procedures and guidelines of S&P as of the date of this Agreement.

"Consolidated Total Capital" means, as of any date of determination, the sum of (a) Consolidated Indebtedness and (b) Consolidated Net Worth at such time.

"Fronting Arrangement" means an agreement or other arrangement by a Regulated Insurance Company pursuant to which an insurer or insurers agree to issue insurance policies at the request or on behalf of such Regulated Insurance Company and such Regulated Insurance Company assumes the obligations in respect thereof pursuant a Reinsurance Agreement or otherwise.

"Guarantee" of or by any person (the "guarantor") means any obligation guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent:

(a)	to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(b)	to advance or supply funds:

(i)	for the purchase or payment of any such primary obligation; or

(ii)	to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor;

(c)
to purchase or lease property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or

(d)	otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof,

provided that the term "Guarantee" shall not include (i) endorsements of instruments for deposit or collection in the ordinary course of business and (ii) obligations of any Regulated Insurance Company under Insurance Contracts, Reinsurance Agreements, Fronting Arrangements or Retrocession Agreements (including any Liens with respect thereto). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such

Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

"Hybrid Capital" means any security that affords equity benefit to the issuer thereof (under the procedures and guidelines of the S&P) by having ongoing payment requirements that are more flexible than interest payments associated with conventional indebtedness for borrowed money and by being contractually subordinated to such indebtedness. For the avoidance of doubt, the Guarantor's Junior Subordinated Deferrable Debentures constitute Hybrid Capital.

"Insurance Contract" means any insurance contract or policy issued by a Regulated Insurance Company but shall not include any Reinsurance Agreement, Fronting Arrangement or Retrocession Agreement.

"Junior Subordinated Deferrable Debentures" mean the Guarantor's Junior Subordinated Deferrable Interest Debentures due 2036 issued under the Junior Subordinated Indenture dated as of 15 June 2006 between the Guarantor and JPMorgan Chase Bank, National Association as trustee, as the same has been and may be amended from time to time, and any substantially similarly structured security issued by the Guarantor or any of its subsidiaries, including for the avoidance of doubt the Guarantor's Junior Subordinated Deferrable Interest Debentures due 2037 issued under the Junior Subordinated Indenture dated 21 June 2007 between the Guarantor and Wilmington Trust Company, as Trustee, as the same may be amended from time to time.

"Leverage Ratio" means the ratio of (i) Consolidated Indebtedness to (ii) Consolidated Total Capital.

"Minimum Consolidated Net Worth Amount" shall mean, at any time, an amount which initially shall be equal to $1,164,265,000, and which amount shall be increased on the last day of each financial quarter (commencing with the financial quarter ending on 31 December 2007) by (i) an amount (if positive) equal to 50% of the Net Income for such financial quarter plus (ii) 50% of the net proceeds received from any issuance of shares of common stock of the Guarantor during such financial quarter.

"Net Income" shall mean, for any period, an amount equal to the net income of the Guarantor and its subsidiaries (determined on a consolidated basis in accordance with US GAAP) for such period.

"Reinsurance Agreement" means any agreement, contract, treaty, certificate or other arrangement whereby any Regulated Insurance Company agrees to transfer, cede or retrocede to another insurer or reinsurer all or part of the liability assumed or assets held by such Regulated Insurance Company under a policy or policies of insurance issued by such Regulated Insurance Company or under a reinsurance agreement assumed by such Regulated Insurance Company.

"Retrocession Agreement" means any agreement, contract, treaty or other arrangement whereby one or more insurers or reinsurers, as retrocessionaires, assume liabilities of reinsurers under a Reinsurance Agreement or other retrocessionaires under another Retrocession Agreement.

21.3	Financial Testing
The financial covenants set out in this Clause 21 shall be tested by reference to each of the annual audited or quarterly financial statements and/or each officer's certificate delivered pursuant to Clause 20.3 (Officer's Certificates).

21.4	Accounting Terms
All accounting expressions which are not otherwise defined herein shall be construed in accordance with US GAAP or UK GAAP, as applicable, it being understood that insofar as any test or covenant applies to the Guarantor and its subsidiaries on a consolidated basis, such accounting expressions shall be construed in accordance with US GAAP.

22.	GENERAL UNDERTAKINGS

22.1	Insurance
The Guarantor will maintain, and will cause each of its subsidiaries to maintain (either in the name of the Guarantor or in the subsidiary's own name) with financially sound and reputable insurance companies, insurance on their property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar businesses.

22.2	Payment of Taxes and other Obligations
Except where the failure to do so would not reasonably be expected, individually or in aggregate, to have a Material Adverse Effect, the Guarantor will pay and discharge, and will cause each of its subsidiaries to pay and discharge:

22.2.1	all material income taxes and all other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it; and

22.2.2
all other material lawful claims, in each case, on a timely basis prior to the date on which penalties attach thereto; provided that neither the Guarantor nor any of its subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with applicable GAAP.

22.3	Maintenance of Existence; Conduct of Business
22.3.1
The Guarantor shall maintain, and shall cause each of its subsidiaries to maintain, its existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, provided that the Guarantor shall not be required to maintain the existence of any of its subsidiaries or any such rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names:

(a)	if the Guarantor shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Guarantor and its subsidiaries, taken as a whole; or

(b)	in connection with a Disposition permitted by Clause 22.13 (Consolidations, Mergers and Sales of Assets).

22.3.2
The Guarantor will qualify and remain qualified, and cause each of its subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction where the Guarantor or such subsidiary, as the case may be, is required to be qualified, except in those jurisdictions in which the failure to receive or retain such qualifications, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

22.4	Compliance with Statutes, etc.
The Guarantor will, and will cause each subsidiary to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) other than those the non-compliance with which, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

22.5	ERISA
Promptly after the occurrence of any of the events or conditions specified below with respect to any Plan or Multiemployer Plan, the Guarantor will furnish to the Agent (for distribution to the Lenders), a certificate of an Authorised Signatory of the Guarantor setting forth details respecting such event or condition and the action if any, that the Guarantor or the applicable ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC or an applicable foreign governmental agency by the Guarantor or such ERISA Affiliate with respect to such event or condition).  The events or conditions are:

22.5.1	any reportable event, as defined in subsections (c)(1), (2), (5) and (6), and subsection (d)(2) of Section 4043 of ERISA and the regulations issued thereunder, with respect to a Plan;

22.5.2	the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan under a distress termination or the distress termination of any Plan;

22.5.3
the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Guarantor or any of its ERISA Affiliates of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan which would reasonably be expected to result in a liability to the Guarantor or any of its subsidiaries in excess of $15,000,000;

22.5.4
the receipt by the Guarantor or any of its ERISA Affiliates of notice from a Multiemployer Plan that the Guarantor or any of its ERISA Affiliates has incurred withdrawal liability under Section 4201 of ERISA in excess of $15,000,000 or that such Multiemployer Plan is in reorganisation or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA whereby a deficiency or additional assessment is levied or threatened to be levied in excess of $15,000,000 against the Guarantor or any of its ERISA Affiliates;

22.5.5
the institution of a proceeding by a fiduciary of any Plan or Multiemployer Plan against the Guarantor or any of its ERISA Affiliates to enforce Section 515 or 4219(c)(5) of ERISA asserting liability in excess of $15,000,000, which proceeding is not dismissed within 30 days; and

22.5.6
that any contribution in excess of $15,000,000 required to be made with respect to a Foreign Pension Plan has not been timely made, or that the Guarantor or any of its subsidiaries may incur any liability in excess of $15,000,000 pursuant to any Foreign Pension Plan (other than to make contributions in the ordinary course of business).

22.6	Maintenance of Property
The Guarantor shall, and shall cause each of its subsidiaries to, maintain all of their properties and assets in good condition, repair and working order, ordinary wear and tear excepted, except where failure to maintain the same, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

22.7	Maintenance of Licenses and Permits
The Guarantor shall, and shall cause each of its subsidiaries to, maintain all permits, licenses and consents as may be required for the conduct of its business by any state, federal or local government agency or instrumentality, except where failure to maintain the same, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

22.8	Collateral; Further Assurances
The Guarantor shall promptly and duly execute and deliver to the Agent such documents and assurances and take such further action as the Agent may from time to time reasonably request in order to carry out more effectively the intent and purpose of the Finance Documents and to establish, protect and perfect the rights and remedies created or intended to be created in favour of the Finance Parties pursuant to the Finance Documents.

22.9	Substitution of Letters of Credit
Upon any Lender assigning or transferring the whole or any part of its Commitment in accordance with Clause 24 (Changes to the Lenders) the Borrower shall use all commercially reasonable endeavours to procure that Lloyd's accepts a new Letter of Credit issued by the new Lenders party to that Letter of Credit in replacement for the original Letter of Credit and such original Letter of Credit is returned to the Agent.

22.10	Application of Funds at Lloyd's and Cash Calls
The Managing Agent shall, before applying the Funds at Lloyd's of that Account Party in the payment of any claims, expenses or outgoings made or incurred in connection with its underwriting business, make a request for funds of the Account Party in its capacity as a member of the Managed Syndicate.

22.11	Funds at Lloyd's compliance
Each Obligor shall:

22.11.1	ensure the Own FAL of the Account Party shall consist of acceptable assets (as such phrase is defined in paragraph 8 of the Membership and Underwriting Conditions and requirements (Funds at Lloyd's));

22.11.2
ensure that its Own FAL shall be revalued by Lloyd’s in accordance with Lloyd’s usual practice on 31 December in each year and on each of the Publication Dates referred to in Clause 20.9 (Release Test Calculations); and

22.11.3
ensure that, subject to any claims or losses of the Account Party arising on or after the date of this Agreement in the ordinary course of its insurance business, Own FAL of the Account Party shall not at any time be less than $215,000,000.

22.12	Changes in Business or Organisational Documents
The Guarantor shall not, and shall ensure that none of its subsidiaries will, engage (directly or indirectly) in any business other than:

22.12.1	businesses in which they are engaged (or proposed to be engaged) as of the date of this Agreement and reasonable extensions thereof;

22.12.2	other specialty insurance and structured risk insurance and reinsurance product lines; and

22.12.3	any other businesses that are complementary or reasonably related thereto and the conduct of business incidental thereto.

22.13	Consolidations, Mergers and Sales of Assets
22.13.1
The Guarantor shall not, and shall ensure that none of its subsidiaries will, consolidate or merge with or into any other person, or permit any other person to merge into or consolidate with it; provided that, in each case subject to compliance with Clause 22.24 (Investments, Loans, Advances and Guarantees):

(a)	the Guarantor may merge with another person, if:

(i)	the Guarantor is the entity surviving such merger; and

(ii)	immediately after giving effect to such merger, no Default or Event of Default shall have occurred and be continuing;

(b)	any subsidiary of the Guarantor may merge with another person, if:

(i)	such subsidiary is the entity surviving such merger; and

(ii)	immediately after giving effect to such merger, no Default or Event of Default shall have occurred and be continuing; and

(c)	Wholly-Owned Subsidiaries of the Guarantor may merge with one another.

22.13.2
In addition, the Guarantor shall not, and shall ensure that none of its subsidiaries will, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (each, a "Disposition"), except:

(a)	Dispositions in the ordinary course of its business;

(b)	such Dispositions by the Guarantor or any of their subsidiaries of any of their respective properties or assets to the Guarantor or any Wholly-Owned Subsidiary of the Guarantor;

(c)	subject to Clause 22.3 (Maintenance of Existence; Conduct of Business), the dissolution or winding up of any subsidiary other than an Obligor or the Account Party;

(d)	Dispositions of used, worn out, obsolete or surplus property of the Guarantor or any subsidiary in the ordinary course of business;

(e)	licenses (as licensor) of intellectual property so long as such licenses do not materially interfere with the business of the Guarantor or any of its subsidiaries;

(f)
Dispositions of Cash, Cash Equivalents and investment securities (including pursuant to any securities lending arrangements permitted by sub-clause 22.14.21 of Clause 22.14 (Liens) and including in connection with the posting of collateral in connection with this Agreement or in connection with the Five-Year Secured Letter of Credit Facility);

(g)	releases, surrenders or waivers of contracts, torts or other claims of any kind as a result of the settlement of any litigation or threatened litigation;

(h)	the granting or existence of Liens permitted under this Agreement;

(i)	leases or subleases of real property so long as such leases or subleases do not materially interfere with the business of the Guarantor or any of its subsidiaries;

(j)	Dividends permitted under Clause 22.19 (Restricted Payments);

(k)	ceding of insurance or reinsurance in the ordinary course of business;

(l)
other Dispositions of assets with a fair market value which in the aggregate do not exceed 10 per cent. of the lesser of the book or fair market value of the property and assets of the Guarantor determined on a consolidated basis as of the last day of the previous financial year of the Guarantor provided that immediately after giving effect (including pro forma effect) to any Disposition made pursuant to this sub-paragraph (l), no Event of Default shall have occurred and be continuing; and

(m)
Dispositions of investments made pursuant to sub-clause 22.24.8 of Clause 22.24 (Investments, Loans, Advances and Guarantees), provided that for the avoidance of doubt, Dispositions of Collateral shall only be made to the extent permitted under Sections 4.04 or 4.05 of the Security Agreement and this sub-clause (m) shall not serve as a waiver or modification of the requirements under Clause 9 (Collateralisation and Redesignation of Letters of Credit).

22.14	Liens
The Guarantor shall not, and shall ensure that none of its subsidiaries will, permit, create, assume, incur or suffer to exist any Lien on any asset tangible or intangible now owned or hereafter acquired by it, except:

22.14.1
Liens existing on the date of this Agreement and listed in Schedule 11 (Existing Liens) hereto, including any amendment or variation thereof (except to the extent that such amendment or variation results in an increase of the principal amount secured by such Lien);

22.14.2
Liens securing repurchase agreements constituting a borrowing of funds by the Guarantor or any subsidiary of the Guarantor in the ordinary course of business for liquidity purposes and in no event for a period exceeding 90 days in each case;

22.14.3
Liens arising pursuant to purchase money mortgages, capital leases or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired by any Obligor or any of its subsidiaries;

22.14.4
Liens on any asset of any person existing at the time such person is merged or consolidated with or into, or otherwise acquired by, the Guarantor or any of its subsidiaries or becomes a member of the Group or at the time of acquisition of such asset by the Guarantor or any of its subsidiaries and not created in contemplation of such event;

22.14.5
Liens securing obligations owed by the Guarantor to any of its subsidiaries or owed by any subsidiary of the Guarantor to the Guarantor or any other subsidiary of the Guarantor, in each case solely to the extent that such Liens are required by an Applicable Insurance Regulatory Authority for such person to maintain such obligations;

22.14.6
Liens securing insurance or reinsurance obligations of subsidiaries of the Guarantor owed by such subsidiary to the Guarantor or any other subsidiary of the Guarantor, in each case solely to the extent that such Liens are required or requested by rating agencies, regulatory agencies, clients or brokers for such person to maintain such insurance and reinsurance obligations;

22.14.7
Liens on investments and cash balances of any Regulated Insurance Company securing obligations of such Regulated Insurance Company in respect of trust or similar arrangements formed, letters of credit issued or funds withheld balances established, in each case, in the ordinary course of business for the benefit of policyholders or cedents to secure insurance or reinsurance recoverables owed to them by such Regulated Insurance Company;

22.14.8
inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with applicable GAAP;

22.14.9
Liens in respect of property or assets of the Guarantor or any of its subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and:

(a)
which do not in the aggregate materially detract from the value of the Guarantor or such subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Guarantor or such subsidiary; or

(b)	which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

22.14.10	licenses, sublicenses, leases, or subleases granted to other persons not materially interfering with the conduct of the business of the Guarantor or any of its subsidiaries;

22.14.11	easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing

Indebtedness and not materially interfering with the conduct of the business of the Guarantor or any of its subsidiaries;

22.14.12	Liens arising out of the existence of judgments or awards not constituting an Event of Default under Clause 23.7 (Judgments);

22.14.13
Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, reinsurance obligations, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and consistent with past practice (exclusive of obligations in respect of payment for borrowed money);

22.14.14
bankers' Liens, rights of setoff and other similar Liens existing solely with respect to Cash and Cash Equivalents on deposit in one or more accounts maintained by the Guarantor or any of its subsidiaries, in each case granted in the ordinary course of business in favour of the bank or banks with which such accounts are maintained;

22.14.15
Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the clauses of this Clause 22.14 (Liens), provided that such Indebtedness is not increased and is not secured by any additional assets;

22.14.16	Liens created pursuant to the Finance Documents and Liens created pursuant to the Five-Year Secured Letter of Credit Facility;

22.14.17	Liens in respect of property or assets of any subsidiary of the Guarantor securing Indebtedness of the type described in paragraph (e) of the definition of "Permitted Subsidiary Indebtedness";

22.14.18
Liens in respect of property or assets of any subsidiary of the Guarantor securing Indebtedness of the type described in paragraph (i) of the definition of "Permitted Subsidiary Indebtedness" provided that:

(a)
the aggregate amount of such Liens (measured, as to each such Lien permitted under this sub-clause 22.14.18, as the greater of the amount secured by such Lien and the fair market value at such time of the assets subject to such Lien) shall not, when added to the aggregate amount of all Liens (measured as set forth in this sub-clause 22.14.18) incurred pursuant to sub-clause 22.14.26 and the aggregate amount of outstanding unsecured Indebtedness of subsidiaries incurred pursuant to paragraph (i) of the definition of "Permitted Subsidiary Indebtedness", exceed at any time 5 per cent. of Consolidated Net Worth at the time of incurrence of any new Liens under this sub-clause 22.14.18; and

(b)	immediately after giving effect to the incurrence of any Lien pursuant to this sub-clause 22.14.18, no Event of Default shall have occurred and be continuing;

22.14.19
Liens on assets received by or of the Guarantor or its subsidiaries and held in trust in respect of, or deposited or segregated to secure, liabilities assumed in the course of the reinsurance business or under any Insurance Contracts, Reinsurance Agreements, Fronting Arrangements or other indemnity arrangements entered in the ordinary course of business, Liens on assets held in any Lloyd’s Trust Fund and/or Liens on assets held in any insurance brokering account;

22.14.20
Liens not securing indebtedness for borrowed money on Cash and securities arising in the ordinary course of business in connection with the structured risk insurance and reinsurance product lines of the Guarantor or its subsidiaries;

22.14.21
Liens arising in connection with securities lending arrangements entered into by the Guarantor or any of its subsidiaries with financial institutions in the ordinary course of business so long as any securities subject to any such securities lending arrangement do not constitute Collateral;

22.14.22	any title transfer or retention of title arrangement entered into by any member of the Group in the normal course of its trading activities on the counterparty's standard or usual terms;

22.14.23
any Lien over or affecting any asset forming part of a trust fund (or whose proceeds will form part of a trust fund) which is held subject to the provisions of any deed or agreement of the kind referred to in sub-clause 22.14.24 below, where such Lien is created to secure obligations arising under a Syndicate Arrangement;

22.14.24
any Lien granted or subsisting under any deed or agreement required by Lloyd's to be executed or entered into by or on behalf of a member of the Group in connection with its insurance business at Lloyd's;

22.14.25	Liens pursuant to any agreement entered into from time to time between the Managing Agent and any custodian and any investment manager of or in respect of the syndicate's assets; and

22.14.26	without duplication of the Liens described in sub-clauses 22.14.1 through 22.14.25 above, additional Liens securing obligations of the Guarantor or its subsidiaries provided that:

(a)
the aggregate amount of such Liens (measured, as to each such Lien permitted under this sub-clause 22.14.26, as the greater of the amount secured by such Lien and the fair market value at such time of the assets subject to such Lien) shall not, when added to the aggregate amount of all

Liens (measured as set forth in this sub-clause 22.14.26, above) incurred pursuant to sub-clause 22.14.18 and the aggregate amount of outstanding unsecured Indebtedness of subsidiaries of the Guarantor incurred pursuant to paragraph (i) of the definition of "Permitted Subsidiary Indebtedness", exceed at any time 5 per cent. of Consolidated Net Worth at the time of incurrence of any new Liens under this sub-clause 22.14.26; and

(b)	immediately after giving effect to the incurrence of any Lien pursuant to this sub-clause 22.14.26, no Event of Default shall have occurred and be continuing.

22.15	Indebtedness
22.15.1
The Guarantor shall not create, incur, assume or permit to exist any Indebtedness, or agree, become or remain liable (contingent or otherwise) to do any of the foregoing, except for the Indebtedness under the Finance Documents, Indebtedness under the Five-Year Secured Letter of Credit Facility, Indebtedness under the Three-Year Unsecured Letter of Credit Facility and other Indebtedness which either ranks pari passu with, or subordinate in right of payment to, any such Indebtedness (it being understood that unsecured Indebtedness is not subordinate to secured Indebtedness solely because it is unsecured, and Indebtedness that is not guaranteed by a particular person is not deemed to be subordinate to Indebtedness that is so guaranteed solely because it is not so guaranteed).

22.15.2
The Guarantor shall ensure that none of its subsidiaries will create, incur, assume or permit to exist any Indebtedness, or agree, become or remain liable (contingent or otherwise) to do any of the foregoing, except for Permitted Subsidiary Indebtedness.

22.16	Sale and Lease-Back Transactions
The Guarantor shall not, and shall ensure that none of its subsidiaries will, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets by the Guarantor or any subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 90 days after the Guarantor or any subsidiary acquires or completes the construction of such fixed or capital asset, provided that, if such sale and leaseback results in a Capital Lease Obligation, such Capital Lease Obligation is permitted by Clause 22.15 (Indebtedness) and any Lien made the subject of such Capital Lease Obligation is permitted by Clause 22.14 (Liens); provided, that this Clause 22.16 shall not prohibit Capital Markets Products entered into in the ordinary course of business and not for speculative purposes.

22.17	Issuance of Stock
The Guarantor shall not, and shall ensure that none of its subsidiaries will, directly or indirectly issue, sell, assign, pledge, or otherwise encumber or dispose of any shares of its preferred or preference equity securities or options to acquire preferred or preference equity securities, except the issuance of preferred (including trust preferred) or preference equity securities or Hybrid Capital, so long as:

22.17.1	either:

(a)
no part of such preferred or preference equity securities or Hybrid Capital is mandatorily redeemable (whether on a scheduled basis or as a result of the occurrence of any event or circumstance) prior to the date occurring six months after 31 December 2012; or

(b)	all such preferred or preference equity securities or Hybrid Capital or options therefor are issued to and held by the Guarantor or its Wholly-Owned Subsidiaries; and

22.17.2	such preferred or preference equity securities or Hybrid Capital do not contain any financial performance related covenants or incurrence covenants which restrict the operations of the issuer thereof, provided that such preferred or preference securities or Hybrid Capital may contain financial performance related covenants or incurrence covenants which are no more restrictive (taken as a whole) than the terms, provisions and covenants contained herein (taken as a whole). For the avoidance of doubt, this Clause 22.17 does not relate to ordinary or common equity or options relating thereto.

22.18	Dissolution
No Obligor shall suffer or permit its dissolution or liquidation either in whole or in part, except through a corporate reorganisation to the extent permitted by Clause 22.13 (Consolidations, Mergers and Sales of Assets).

22.19	Restricted Payments
22.19.1
The Guarantor shall not declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent persons thereof) as such, or permit any of its subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Guarantor or to sell any Equity Interests therein (each of the foregoing a "Dividend" and, collectively, "Dividends") provided that this Clause 22.19 shall not prohibit Dividends so long as before and after giving effect (including pro forma effect) thereto, no Default or Event of Default shall have occurred and be continuing.

22.19.2	Notwithstanding sub-clause 22.19.1 above, the Guarantor may declare and pay cash dividends or distributions in respect of:

(a)
any trust preferred security, deferrable interest subordinated debt security, mandatory convertible debt or other hybrid security (including Hybrid Capital) that, at the time of issuance thereof or at any time prior to the initial dividend or distribution thereunder, was accorded equity treatment by S&P; and/or

(b)	any Preferred Security,

if, at the time of and after giving pro forma effect to such dividend or distribution, no Event of Default under Clause 23.1 (Failure to Pay), sub-clause 23.4.1 of Clause 23.4 (Default under other Agreements) or Clause 23.5 (Bankruptcy, etc) shall have occurred and be continuing.

22.20	Transactions with Affiliates
Neither the Guarantor nor any of its subsidiaries shall enter into or be a party to, a transaction with any Affiliate of the Guarantor or such subsidiary (which Affiliate is not the Guarantor or a subsidiary thereof) involving aggregate payments or consideration (with respect to any single or series of related transactions) in excess of $1,000,000, except:

22.20.1
transactions with Affiliates on terms not materially less favourable to the Guarantor or such subsidiary than those that could have been obtained in a comparable transaction on an arm’s length basis from an unrelated person;

22.20.2	Dividends not prohibited by Clause 22.19 (Restricted Payments);

22.20.3
fees and compensation paid to and indemnities provided on behalf of officers and directors of the Guarantor or any of its subsidiaries as reasonably determined in good faith by the board of directors, the audit committee or senior management of the Guarantor;

22.20.4	the issuance of shares or common stock by the Obligors or by any of their subsidiaries for the purposes referred to in Clause 22.24.3; and

22.20.5
any Existing Affiliate Transaction and amendments thereto that are not materially adverse to the Lenders, as reasonably determined by the board of directors of the Guarantor, a duly authorised committee thereof or an authorised officer of the Guarantor.

22.21	Limitation on Certain Restrictions on subsidiaries
The Guarantor shall not, and shall ensure that none of its subsidiaries will, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such subsidiary to:

22.21.1	pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Guarantor or any of its subsidiaries, or pay any Indebtedness owed to the Guarantor or any of its subsidiaries;

22.21.2	make loans or advances to the Guarantor or any of its subsidiaries; or

22.21.3	transfer any of its properties or assets to the Guarantor or any of its subsidiaries,

except for such encumbrances or restrictions existing under or by reason of:

(a)	applicable Legal Requirements, including any Applicable Insurance Regulatory Authority;

(b)	this Agreement and the other Finance Documents;

(c)	customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the Guarantor or any of its subsidiaries;

(d)
customary provisions restricting assignment of any licensing agreement (in which the Guarantor or any of its subsidiaries is the licensee) or other contract (including leases) entered into by the Guarantor or any of its subsidiaries in the ordinary course of business;

(e)	restrictions on the transfer of any asset pending the close of the sale of such asset;

(f)	restrictions on the transfer of any asset as a result of a Lien permitted by Clause 22.14 (Liens);

(g)	agreements entered into by a Regulated Insurance Company with an Applicable Insurance Regulatory Authority or ratings agency in the ordinary course of business;

(h)
customary provisions in partnership agreements, limited liability company organisational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar person;

(i)
restrictions on Cash or other deposits or net worth imposed by customers under contracts (including Insurance Contracts, Fronting Arrangements and Reinsurance Agreements) entered into in the ordinary course of business, pursuant to an agreement or instrument relating to any Permitted Subsidiary Indebtedness of the type described in paragraph (d) of the definition thereof if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favourable to the Finance Parties than the encumbrances and restrictions contained in the Finance Documents;

(j)
any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in paragraph (i) above provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing;

(k)	restrictions placed in accordance with the Segregated Account Companies Act 2000 of Bermuda on the transfer of any asset held, carried or deposited in a segregated account of a Protected Cell Company;

(l)	restrictions contained in the Five-Year Secured Letter of Credit Facility and restrictions contained in the Three-Year Unsecured Letter of Credit Facility;

(m)	agreements and arrangements listed in Schedule 12 (Existing Intercompany Agreements and Arrangements); and

(n)	agreements or arrangements in respect of:

(i)	assets held in trust in any Lloyd’s Trust Fund;

(ii)	assets held in any insurance brokering account; and/or

(iii)	assets held in trust for the benefit of an insured party pursuant to an insurance or reinsurance arrangement entered into in the ordinary course of business.

22.22	Private Act
No Obligor will become subject to a Private Act.

22.23	End of Financial Years; Financial Quarters
The Guarantor will cause:

22.23.1	each of its, and each of its material subsidiaries’, financial years to end on December 31 of each year; and

22.23.2	each of its, and each of its material subsidiaries’, financial quarters to end on dates which are consistent with a financial year end as described above.

22.24	Investments, Loans, Advances and Guarantees
The Guarantor will not, and will not permit any of its subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any person that was not a wholly owned subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other person constituting a business unit, except for:

22.24.1	Cash Equivalents, Eligible Securities and/or Permitted Investment Portfolio Securities;

22.24.2	Existing Investments;

22.24.3	investments by the Guarantor or its subsidiaries in the shares or capital stock of its direct or indirect subsidiaries;

22.24.4	loans or advances made by the Guarantor to any subsidiary and made by any subsidiary to the Guarantor or any other subsidiary of the Guarantor;

22.24.5	Guarantees constituting Indebtedness permitted by Clause 22.15 (Indebtedness);

22.24.6	intercompany Indebtedness permitted under Clause 22.15 (Indebtedness);

22.24.7	any assets which are the subject of the Lloyd's Trust Deed, which may be invested in any manner permitted by that Deed; and

22.24.8
investments that are not permitted by any other clause of this Clause 22.24 and that, in the aggregate, do not exceed 25 per cent. of Consolidated Net Worth at the time of the making of any new investment under this sub-clause 22.24.8, provided that immediately after giving pro forma effect to any such investment, no Default shall have occurred and be continuing.

22.25	Letter of Comfort
The Borrower:

22.25.1	shall use all reasonable endeavours to obtain a Letter of Comfort from Lloyd's and deliver such Letter of Comfort to the Agent on or prior to the first Utilisation Date; and

22.25.2
shall, notwithstanding sub-clause 22.25.1 above, procure that a Letter of Comfort is issued by Lloyd's and delivered to the Agent no later than the date falling 15 Business Days after the date of this Agreement or such later date as may be agreed by the Agent.

23.	EVENTS OF DEFAULT

Each of the events of circumstances set out in this Clause 23 (other than Clause 23.14 (Acceleration and Cancellation)) is an Event of Default.

23.1	Failure to Pay
An Obligor shall:

23.1.1
default in the payment when due of any Unpaid Sum payable pursuant to sub-clause 7.1.1 of Clause 7.1 (Borrower's Indemnity to Lenders), unless such default is caused by a Disruption Event and payment is subsequently made within three Business Days of its due date;

23.1.2
default, and such default shall continue for three more Business Days, in the payment when due of any interest on any Unpaid Sum payable pursuant to sub-clause 7.1.1 of Clause 7.1 (Borrower's Indemnity to Lenders); or

23.1.3	default, and such default shall continue for five or more Business Days, in the payment when due of any fees or any other amounts payable hereunder or pursuant to any other Finance Documents.

23.2	Representations, etc.
Any representation, warranty or statement made (or deemed made) by any Obligor or any other member of the Group that is party to a Finance Document herein or in any other Finance Document or in any certificate or statement delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made, and such misrepresentation or breach, or the circumstances giving rise to it, if capable of remedy is not remedied within 10 Business Days of the earlier of the relevant Obligor or other member of the Group becoming aware of it and the Agent giving notice to the relevant Obligor or other member of the Group requiring such remedy.

23.3	Covenants
Any Obligor or other member of the Group that is party to a Finance Document shall:

23.3.1
default in the due performance or observance by it of any term, covenant or agreement contained in Clause 20.6 (Notice of Default or Litigation), sub-clause 20.13.2 of Clause 20.13 (Books, Records and Inspections), sub-clause 22.3.1 of Clause 22.3 (Maintenance of Existence; Conduct of Business) or Clause 9.2 (Secured Letters of Credit); or

23.3.2
default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Clause 23.1 (Failure to pay), Clause 23.2 (Representations, etc.) and sub-clause 23.3.1 of this Clause 23.3) contained in this Agreement or any other Finance Document and such default shall continue unremedied for a period of 30 days after written notice to the Borrower from the Agent or the Majority Lenders.

23.4	Default under other Agreements
Any Obligor, any Regulated Insurance Company or any material subsidiary of Validus Reinsurance, Ltd. shall:

23.4.1
default in any payment of principal or interest with respect to Indebtedness (other than any Indebtedness hereunder) in excess of $50,000,000 individually or in the aggregate (such Indebtedness being "Material Indebtedness");   or

23.4.2
default in the observance or performance of any agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (with or without the giving of notice, the lapse of time or both), any such Material Indebtedness to become due prior to its stated maturity.

23.5	Bankruptcy, etc.
23.5.1
Any Obligor, any Regulated Insurance Company or any material subsidiary of Validus Reinsurance, Ltd. shall commence a voluntary case concerning itself under Title 11 of the US Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code");

23.5.2	an involuntary case is commenced against any such person and the petition is not dismissed within 60 days, after commencement of the case;

23.5.3
a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any such person or any such person commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, bankruptcy trustee, conservator or liquidator (collectively, a "conservator") of itself or all or any substantial portion of its property) any other proceeding under any reorganisation, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, supervision, conservatorship or similar law of any jurisdiction or the Bermuda Companies Law whether now or hereafter in effect relating to any such person;

23.5.4	any such proceeding is commenced against any such person and such proceeding is not dismissed within 60 days;

23.5.5	any such person is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered;

23.5.6	any such person suffers any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or

23.5.7	any such person makes a general assignment for the benefit of creditors; or any corporate action is taken by any such person for the purpose of effecting any of the foregoing.

23.6	ERISA
23.6.1	An event or condition specified in sub-clauses 22.5.1 to 22.5.6 Clause 22.5 (ERISA) shall occur or exist with respect to any Plan or Multiemployer Plan or Foreign Pension Plan;

23.6.2
the Guarantor or any of its ERISA Affiliates shall fail to pay when due any amount which they shall have become liable to pay to the PBGC or to a Plan or a Multiemployer Plan under Title IV of ERISA; or

23.6.3	a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated,

and as a result of such event, failure or condition, together with all such other events, failures or conditions, the Guarantor or any of its ERISA Affiliates shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan, a Foreign Pension Plan or PBGC (or any combination of the foregoing) in an aggregate amount of $50,000,000 or more.

23.7	Judgments
One or more judgments or decrees shall be entered against the Guarantor, any Regulated Insurance Company or any material subsidiary of Validus Reinsurance, Ltd. involving a liability, net of undisputed insurance and reinsurance, of $50,000,000 or more in the case of any one such judgment or decree or in the aggregate for all such judgments and decrees for such person and any such judgments or decrees shall not have been vacated, discharged, satisfied, stayed or bonded pending appeal within 60 days from the entry thereof.

23.8	Insurance Licenses
Any one or more Insurance Licenses of the Guarantor or any of its subsidiaries shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken by any Governmental Authority, and such suspension, limitation, termination, non-renewal or action, either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect.

23.9	Change of Control
A Change of Control shall occur.

23.10	Security Documents
23.10.1
Any Security Document shall cease to be in full force and effect, or shall cease to give the Security Trustee the Liens, rights, powers and privileges purported to be created thereby (including a first priority security interest in, and Lien on, all of the Collateral subject thereto, in favour of the Security Trustee, subject to the Legal Reservations and to Liens having priority by operation of law, superior to and prior to the rights of all third persons and subject to no other Liens), except to the extent resulting from the Security Trustee's failure to maintain possession of Collateral delivered to it by any Obligor, any of their respective subsidiaries or the Account Party; or

23.10.2	any other pledgor thereunder shall default in the due performance or observance of:

(a)	any material term, covenant or agreement on its part to be performed or observed pursuant to any Security Document; or

(b)	any other term, covenant or agreement on its part to be performed or observed pursuant to any Security Document and such default shall continue unremedied for a period of 30 days after written notice to the Borrower from the Agent or the Majority Lenders.

23.11	Validus Guarantee
The Validus Guarantee or any provision thereof shall cease to be in full force or effect and the same is not remedied within 15 Business Days after the Agent has given written notice to the Guarantor of such defect, or any person acting by or on behalf of the Guarantor shall deny or disaffirm in writing the Guarantor's obligations under the Validus Guarantee.

23.12	Unlawfulness
It is or becomes unlawful for an Obligor or any other member of the Group to perform any of its financial obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Security Documents ceases to be effective.

23.13	Repudiation
An Obligor or any other member of the Group that is party to a Finance Document repudiates that Finance Document or any of the Transaction Security or evidences an intention to repudiate a Finance Document or any of the Transaction Security or denies or disaffirms its enforceability.

23.14	Acceleration and Cancellation
Upon the occurrence of an Event of Default and at any time thereafter while that Event of Default is continuing, the Agent may (and, if so instructed by the Majority Lenders, shall) by written notice to the Guarantor, take any or all of the following actions, without prejudice to the rights of the Agent or any Lender to enforce its claims against any Obligor, except as otherwise specifically provided for in this Agreement (provided that if an Event of Default specified in Clause 23.5 (Bankruptcy, Etc.) shall occur with respect to any Obligor, the result which would occur upon the giving of written notice by the Agent as specified in sub-clauses 23.14.1 through 23.14.5 below shall occur automatically without the giving of any such notice):

23.14.1
require the Borrower to procure that the liabilities of the Lenders under each Letter of Credit are promptly reduced to zero and/or provide Collateral (valued for this purpose based on the respective Advance Rate applicable thereto) as is necessary to ensure that the Borrowing Base is equal to or greater than the Outstandings (whereupon the Borrower shall do so); and/or

23.14.2	declare that any unutilised portion of the Facility shall be cancelled, whereupon the same shall be cancelled and the Available Commitment of each Lender shall be reduced to zero; and/or

23.14.3	require the Borrower to use all reasonable endeavours to procure that all Letters of Credit are cancelled and returned by Lloyd's to the Agent; and/or

23.14.4	direct the Security Trustee to enforce any or all of the Liens and security interests created pursuant to the Security Documents and/or exercise any of the rights and remedies provided therein; and/or

23.14.5	deliver a Notice of Non-Extension to Lloyd's in relation to each Letter of Credit then outstanding.

SECTION 9
CHANGES TO PARTIES

24.	CHANGES TO THE LENDERS

24.1	Assignments and transfers by the Lenders
Subject to this Clause 24, a Lender (the "Existing Lender") may, with the prior written consent of the Guarantor (such consent not to be unreasonably withheld or delayed):

24.1.1	assign any of its rights; or

24.1.2	transfer by novation any of its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender") provided that no such assignment or transfer may be made unless it is to an Approved Credit Institution.

24.2	Conditions of assignment or transfer
24.2.1	The consent of the Guarantor is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:

(a)	to another Lender or an Affiliate of a Lender; or

(b)	made at a time when an Event of Default is continuing.

24.2.2
The consent of the Guarantor to an assignment or transfer must not be unreasonably withheld or delayed.  The Guarantor will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Guarantor within that time.

24.2.3	An assignment will only be effective on:

(a)
receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender; and

(b)
performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

24.2.4	A transfer will only be effective if the procedure set out in Clause 24.5 (Procedure for transfer) is complied with.

24.2.5	If:

(a)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(b)
as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 10 (Tax Gross-up and Indemnities) or Clause 11 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

24.3	Limitation of responsibility of Existing Lenders
24.3.1	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(a)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(b)	the financial condition of any Obligor or any other member of the Group that is party to a Finance Document;

(c)	the performance and observance by any Obligor or any other member of the Group that is party to a Finance Document of its obligations under the Finance Documents or any other documents; or

(d)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

24.3.2	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(a)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor, each other member of the Group that is party to a Finance Document and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(b)
will continue to make its own independent appraisal of the creditworthiness of each Obligor, each other member of the Group that is party to a Finance Document and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

24.3.3	Nothing in any Finance Document obliges an Existing Lender to:

(a)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or

(b)
support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor or any other member of the Group that is party to a Finance Document of its obligations under the Finance Documents or otherwise.

24.4	Transfer Fees
The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of £2,000.

24.5	Procedure for transfer
24.5.1
Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) a transfer is effected in accordance with sub-clause 24.5.3 below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Agent shall, subject to sub-clause 24.5.2 below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

24.5.2
The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender. Upon execution of the Transfer Certificate, the Agent may specify a Transfer Date to the Existing Lender and the New Lender provided that if no such date is specified by the Agent upon such execution, the Transfer Date shall be the proposed Transfer Date specified in the Transfer Certificate.

24.5.3	On the Transfer Date:

(a)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors, each other member of the Group that is party to a Finance Document and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another shall be cancelled (being the "Discharged Rights and Obligations");

(b)
each of the Obligors, each other member of the Group that is party to a Finance Document and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor, other member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor, other member of the Group and the Existing Lender;

(c)
the Agent, the Arranger, the Security Trustee, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger, the Security Trustee and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(d)	the New Lender shall become a Party as a "Lender".

24.6	Copy of Transfer Certificate to Borrower
The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Borrower a copy of that Transfer Certificate.

24.7	Disclosure of Information
24.7.1	Subject to Clause 42 (Confidentiality), any Lender may disclose to any person:

(a)	to (or through) whom such Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights, benefits and obligations under the Finance Documents;

(b)
with (or through) whom such Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

(c)	to whom information may be required to be disclosed by any applicable law,

such information about any Obligor or the Group and the Finance Documents as such Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above the person to whom the information is to be given has entered into a Confidentiality Undertaking in favour of the Borrower.

25.	CHANGES TO THE OBLIGORS

No Obligor or any other member of the Group that is party to a Finance Document may assign any of its rights or transfer any of its rights or obligations under the Finance Documents it being understood that new or replacement Grantors (as defined in the

Security Documents) may accede to the Security Documents in accordance with their terms.

SECTION 10
THE FINANCE PARTIES

26.	ROLE OF THE AGENTAND THE ARRANGER

26.1	Appointment of the Agent
26.1.1	Each other Finance Party (other than the Security Trustee) appoints the Agent to act as its agent under and in connection with the Finance Documents.

26.1.2
Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

26.2	Duties of the Agent
26.2.1	The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

26.2.2	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

26.2.3
If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

26.2.4
If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger or the Security Trustee) under this Agreement it shall promptly notify the other Finance Parties.

26.2.5	The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

26.3	Role of the Arranger
Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

26.4	No fiduciary duties
26.4.1	Nothing in this Agreement constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

26.4.2	Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

26.5	Business with the Group
The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

26.6	Rights and discretions of the Agent
26.6.1	The Agent may rely on:

(a)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(b)	any statement made by a director, Authorised Signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

26.6.2	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(a)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.1 (Failure to pay));

(b)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(c)	any notice or request made by the Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of the Guarantor.

26.6.3	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

26.6.4	The Agent may act in relation to the Finance Documents through its personnel and agents.

26.6.5	The Agent may disclose to any other Party any information it reasonably believes it has received as Agent under this Agreement.

26.6.6
Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

26.7	Majority Lenders' instructions
26.7.1
Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

26.7.2	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties other than the Security Trustee.

26.7.3
The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

26.7.4	In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

26.7.5	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

26.8	Responsibility for documentation
Neither the Agent nor the Arranger is responsible for:

26.8.1
the adequacy, accuracy and/or completeness of any information (whether oral or written) provided by the Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document or the transactions contemplated by the Finance Documents; or

26.8.2
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security.

26.9	Exclusion of liability
26.9.1
Without limiting sub-clause 26.9.2 below (and without prejudice to the provisions of sub-clause 30.10.5 of Clause 30.10 (Disruption to Payment Systems etc.), the Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless caused by its gross negligence or wilful misconduct.

26.9.2
No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause.

26.9.3
The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

26.9.4
Nothing in this Agreement shall oblige the Agent or the Arranger to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

26.10	Lenders' indemnity to the Agent
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 30.10 (Disruption to Payment Systems etc.) notwithstanding the Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor or any other member of the Group that is party to a Finance Document pursuant to a Finance Document).

26.11	Resignation of the Agent
26.11.1	The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and the Borrower.

26.11.2
Alternatively the Agent may resign by giving notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

26.11.3
If the Majority Lenders have not appointed a successor Agent in accordance with sub-clause 26.11.2 above within 30 days after notice of resignation was given, the Agent (after consultation with the Borrower) may appoint a successor Agent (acting through an office in the United Kingdom).

26.11.4
The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

26.11.5	The Agent's resignation notice shall only take effect upon the appointment of a successor.

26.11.6
Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 26.  Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

26.11.7
After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with sub-clause 26.11.2 above.  In this event, the Agent shall resign in accordance with sub-clause 26.11.2 above.

26.12	Confidentiality
26.12.1
In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

26.12.2	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

26.13	Relationship with the Lenders
26.13.1
The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

26.13.2	Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 7 (Mandatory Costs Rate).

26.13.3
Each Secured Party shall supply the Agent with any information that the Security Trustee may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Trustee to perform its functions as security trustee.  Each Lender shall deal with the Security Trustee exclusively through the Agent and shall not deal directly with the Security Trustee.

26.14	Credit appraisal by the Lenders
Without affecting the responsibility of any Obligor or any other member of the Group that is party to a Finance Document for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

26.14.1	the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Group;

26.14.2
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

26.14.3
whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

26.14.4
the adequacy, accuracy and/or completeness of any information provided by the Agent, the Security Trustee, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

26.14.5
the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Liens affecting the Charged Property, and each Lender warrants to the Agent and the Arranger that it has not relied on and will not at any time rely on the Agent or the Arranger in respect of any of these matters.

26.15	Agent's Management Time
Any amount payable to the Agent under Clause 13.3 (Indemnity to the Agent), Clause 16 (Costs and expenses) and Clause 26.10 (Lenders' indemnity to the Agent) shall include the cost of utilising the Agent's management time or other resources for any purpose not expressly contemplated by this Agreement and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 15 (Commitment Commission and Fees).

26.16	Deduction from amounts payable by the Agent
If any Finance Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Finance Party, deduct an amount not exceeding that amount from any payment to that Finance Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Finance Party shall be regarded as having received any amount so deducted.

27.	ROLE OF SECURITY TRUSTEE

27.1	Trust
The Security Trustee declares that it shall hold the Transaction Security on trust for the Secured Parties on the terms contained in this Agreement.  Each of the parties to this Agreement agrees that the Security Trustee shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Security Documents (and no others shall be implied).

27.2	No Independent Power
The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Security Documents except through the Security Trustee.

27.3	Security Trustee's Instructions
The Security Trustee shall:

27.3.1
unless a contrary indication appears in a Finance Document, act in accordance with any instructions given to it by the Agent and shall be entitled to assume that (i) any instructions received by it from the Agent are duly given by or on behalf of the Majority Lenders or, as the case may be, the Lenders in accordance with the terms of the Finance Documents and (ii) unless it has received actual notice of revocation that any instructions or directions given by the Agent have not been revoked;

27.3.2
be entitled to request instructions, or clarification of any direction, from the Agent as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers and discretions and the Security Trustee may refrain from acting unless and until those instructions or clarification are received by it; and

27.3.3	be entitled to, carry out all dealings with the Lenders through the Agent and may give to the Agent any notice or other communication required to be given by the Security Trustee to the Lenders.

27.4	Security Trustee's Actions
Subject to the provisions of this Clause 27:

27.4.1
the Security Trustee may, in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents which in its absolute discretion it considers to be for the protection and benefit of all the Secured Parties; and

27.4.2
at any time after receipt by the Security Trustee of notice from the Agent directing the Security Trustee to exercise all or any of its rights, remedies, powers or discretions under any of the Finance Documents, the Security Trustee may, and shall if so directed by the Agent, take any action as in its sole discretion it thinks fit to enforce the Transaction Security.

27.5	Security Trustee's Discretions
The Security Trustee may:

27.5.1
assume (unless it has received actual notice to the contrary in its capacity as Security Trustee for the Secured Parties) that (i) no Default has occurred and no Obligor or any other member of the Group that is party to a Finance Document is in breach of or default under its obligations under any of the Finance Documents; and (ii) any right, power, authority or discretion vested in any person has not been exercised;

27.5.2
if it receives any instructions or directions from the Agent to take any action in relation to the Transaction Security, assume that all applicable conditions under the Finance Documents for taking that action have been satisfied;

27.5.3
engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts (whether obtained by the Security Trustee or by any other Secured Party) whose advice or services may at any time seem necessary, expedient or desirable;

27.5.4
rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party, an Obligor or any other member of the Group that is party to a Finance Document, upon a certificate signed by or on behalf of that person; and

27.5.5
refrain from acting in accordance with the instructions of the Agent or Lenders (including bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its absolute discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in bringing such action or proceedings.

27.6	Security Trustee's Obligations
The Security Trustee shall promptly inform the Agent of:

27.6.1
the contents of any notice or document received by it in its capacity as Security Trustee from any Obligor or any other member of the Group that is party to a Finance Document under any Finance Document; and

27.6.2
the occurrence of any Default or any default by an Obligor or any other member of the Group that is party to a Finance Document in the due performance of or compliance with its obligations under any Finance Document of which the Security Trustee has received notice from any other party to this Agreement or any other Finance Document.

27.7	Excluded Obligations
Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Trustee shall not:

27.7.1
be bound to enquire as to (i) whether or not any Default has occurred or (ii) the performance, default or any breach by an Obligor or any other member of the Group that is party to a Finance Document of its obligations under any of the Finance Documents;

27.7.2	be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account;

27.7.3
be bound to disclose to any other person (including but not limited to any Secured Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;

27.7.4	be under any obligations other than those which are specifically provided for in the Finance Documents; or

27.7.5
without prejudice to Clause 32.1 (Order of Application), have or be deemed to have any duty, obligation or responsibility to, or relationship of trust or agency with, any Obligor or any other member of the Group that is party to a Finance Document except those to or with the Obligors which are expressly set forth in the relevant Finance Document (to the extent that the Parties are permitted by law to exclude such duty, obligation, responsibility or relationship, except to the extent arising as a result of its gross negligence or wilful misconduct).

27.8	Exclusion of Security Trustee's liability
The Security Trustee is not responsible or liable for:

27.8.1
the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Security Trustee or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents;

27.8.2
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security;

27.8.3
any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents or the Transaction Security or otherwise, whether in accordance with an instruction from the Agent or otherwise, unless caused by its gross negligence or wilful misconduct;

27.8.4
the exercise of, or the failure to exercise, any judgement, discretion or power given to it by or in connection with any of the Finance Documents, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Finance Documents or the Transaction Security; or

27.8.5	any shortfall which arises on the enforcement of the Transaction Security (to the extent that the Parties are permitted by law to exclude such responsibility or liability).

27.9	No proceedings
No Party (other than the Security Trustee) may take any proceedings against any officer, employee or agent of the Security Trustee in respect of any claim it might have against the Security Trustee or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Security and any officer, employee or agent of the Security Trustee may rely on this Clause.

27.10	Own responsibility
Without affecting the responsibility of any Obligor or any other member of the Group that is party to a Finance Document for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Security Trustee that it has at all times been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

27.10.1	the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Group;

27.10.2
the legality, validity, effectiveness, adequacy and enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security;

27.10.3
whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any other person or any of their respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security;

27.10.4
the adequacy, accuracy and/or completeness of any information provided by the Security Trustee or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document; and

27.10.5
the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Liens affecting the Charged Property, and each Secured Party warrants to the Security Trustee that it has not relied on and will not at any time rely on the Security Trustee in respect of any of these matters.

27.11	No responsibility to perfect Transaction Security
The Security Trustee shall not be liable for any failure to:

27.11.1
require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor or any other member of the Group that is party to a Finance Document to any of the Charged Property;

27.11.2	obtain any license, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;

27.11.3
register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security;

27.11.4
take, or to require any of the Obligors or any other member of the Group that is party to a Finance Document to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Liens under the laws of any jurisdiction; or

27.11.5	require any further assurances in relation to any of the Security Documents.

27.12	Insurance by Security Trustee
27.12.1
The Security Trustee shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents.  The Security Trustee shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

27.12.2
Where the Security Trustee is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by the insurers or any other information of any kind, unless any Secured Party has requested it to do so in writing and the

Security Trustee has failed to do so within fourteen days after receipt of that request.

27.13	Custodians and Nominees
The Security Trustee may (after consultation with the Borrower) appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Trustee may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

27.14	Acceptance of Title
The Security Trustee shall be entitled to accept without enquiry, and shall not be obliged to investigate, the right and title that each of the Obligors or any other member of the Group that is party to a Finance Document may have to any of the Charged Property and shall not be liable for or bound to require any Obligor or any other member of the Group that is party to a Finance Document to remedy any defect in its right or title.

27.15	Refrain from Illegality
The Security Trustee may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction which would or might otherwise render it liable to any person, and the Security Trustee may do anything which is, in its opinion, necessary to comply with any law, directive or regulation.

27.16	Business with the Obligors
The Security Trustee may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any of the Obligors.

27.17	Releases
Upon a disposal of any of the Charged Property:

27.17.1	pursuant to the enforcement of the Transaction Security by a Receiver or the Security Trustee; or

27.17.2	if that disposal is permitted under the Finance Documents,

the Security Trustee shall (at the cost of the Obligors) release that property from the Transaction Security and is authorised to execute, without the need for any further authority from the Secured Parties, any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

27.18	Winding up of Trust
If the Security Trustee, with the approval of the Majority Lenders, determines that (a) all of the Secured Obligations and all other obligations secured by any of the Security Documents have been fully and finally discharged and (b) none of the Secured Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents, the trusts set out in this Agreement shall be wound up and the Security Trustee shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Trustee under each of the Security Documents.

27.19	Perpetuity Period
The perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of eighty years from the date of this Agreement.

27.20	Powers Supplemental
The rights, powers and discretions conferred upon the Security Trustee by this Agreement shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Trustee by general law or otherwise.

27.21	Trustee division separate
27.21.1
In acting as trustee for the Secured Parties, the Security Trustee shall be regarded as acting through its agency or trustee division which shall be treated as a separate entity from any other of its divisions or departments.

27.21.2
If information is received by another division or department of the Security Trustee, it may be treated as confidential to that division or department and the Security Trustee shall not be deemed to have notice of it.

27.22	Lender's indemnity to the Security Trustee
Each Lender shall  (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Trustee, within three Business Days of demand, against any cost, loss or liability incurred by the Security Trustee (otherwise than by reason of the Security Trustee's gross negligence or wilful misconduct) in acting as Security Trustee under the Finance Documents (unless the Security Trustee has been reimbursed by an Obligor or any other member of the Group that is party to a Finance Document pursuant to a Finance Document).

27.23	Disapplication
Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Trustee in relation to the trusts constituted by this Agreement.  Where there are any inconsistencies between the Trustee Act 1925 and the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

27.24	Resignation of Security Trustee
27.24.1	The Security Trustee may resign and appoint one of its Affiliates as successor by giving notice to the other Parties (or to the Agent on behalf of the Lenders).

27.24.2
Alternatively the Security Trustee may resign by giving notice to the other Parties (or to the Agent on behalf of the Lenders) in which case the Majority Lenders may (after consultation with the Borrower) appoint a successor Security Trustee.

27.24.3
If the Majority Lenders have not appointed a successor Security Trustee in accordance with sub-clause 27.24.2 above within 30 days after the notice of resignation was given, the Security Trustee (after consultation with the Agent) may appoint a successor Security Trustee.

27.24.4
The retiring Security Trustee shall, at its own cost, make available to the successor Security Trustee such documents and records and provide such assistance as the successor Security Trustee may reasonably request for the purposes of performing its functions as Security Trustee under the Finance Documents.

27.24.5	The Security Trustee's resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer of all of the Transaction Security to that successor.

27.24.6
Upon the appointment of a successor, the retiring Security Trustee shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of Clauses 26 (Role of the Agentandthe Arranger) and 27 (Role of Security Trustee).  Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

27.24.7
The Majority Lenders may, by notice to the Security Trustee, require it to resign in accordance with sub-clause 27.24.2 above. In this event, the Security Trustee shall resign in accordance with sub-clause 27.24.2 above.

27.25	Delegation
27.25.1
The Security Trustee may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

27.25.2
The delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Trustee may think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any Delegate or sub-delegate.

27.26	Additional Security Trustees
27.26.1
The Security Trustee may at any time appoint (and subsequently remove) any person to act as a separate security trustee or as a co-security trustee jointly with it (i) if it considers that appointment to be in the interests of the Secured Parties or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Trustee deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security Trustee shall give prior notice to the Borrower and the Agent of that appointment.

27.26.2
Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security Trustee by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

27.26.3
The remuneration that the Security Trustee may pay to any person, and any costs and expenses incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Trustee.

28.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

28.1.1	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

28.1.2	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

28.1.3	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

29.	SHARING AMONG THE FINANCE PARTIES

29.1	Payments to Finance Parties
If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 30 (Payment mechanics) or Clause 32 (Application of Proceeds) and applies that amount to a payment due under the Finance Documents then:

29.1.1	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

29.1.2
the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 30 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

29.1.3
the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 30.5 (Partial payments).

29.2	Redistribution of payments
The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 30.5 (Partial payments).

29.3	Recovering Finance Party's rights
29.3.1
On a distribution by the Agent under Clause 29.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

29.3.2
If and to the extent that the Recovering Finance Party is not able to rely on its rights under sub-clause 29.3.1 above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

29.4	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

29.4.1
each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 29.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the  Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

29.4.2
that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

29.5	Exceptions
29.5.1
This Clause 29 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 29, have a valid and enforceable claim against the relevant Obligor.

29.5.2
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(a)	it notified that other Finance Party of the legal or arbitration proceedings; and

(b)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11
ADMINISTRATION

30.	PAYMENT MECHANICS

30.1	Payments to the Agent
30.1.1
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

30.1.2	Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies.

30.2	Distributions by the Agent
Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 30.3 (Distributions to an Obligor), Clause 30.4 (Clawback) and Clause 26.16 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency.

30.3	Distributions to an Obligor
The Agent may (with the consent of the relevant Obligor or in accordance with Clause 31 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

30.4	Clawback
30.4.1
Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

30.4.2
If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

30.5	Partial payments
30.5.1
If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(a)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent, the Security Trustee (including of any Receiver or Delegate) and the Arranger under the Finance Documents;

(b)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(c)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(d)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

30.5.2	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a) to (d) of sub-clause 30.5.1 above.

30.5.3	Sub-clauses 30.5.1 and 30.5.2 above will override any appropriation made by an Obligor.

30.6	No set-off by Obligors
All payments to be made by an Obligor or other member of the Group under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

30.7	Business Days
30.7.1	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day and such payment shall be deemed made on the date due.

30.7.2	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

30.8	Currency of account
30.8.1	Subject to sub-clauses 30.8.2 to 30.8.5 below, the Base Currency is the currency of account and payment for any sum due from an Obligor or other member of the Group under any Finance Document.

30.8.2	A repayment of an Unpaid Sum or a part of an Unpaid Sum shall be made in the currency in which that Unpaid Sum is denominated on its due date.

30.8.3	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

30.8.4	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

30.8.5	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

30.9	Change of currency
30.9.1	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(a)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(b)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

30.9.2
If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

30.10	Disruption to Payment Systems etc.
If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

30.10.1
the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

30.10.2
the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in sub-clause 30.10.1 above if, in its opinion (acting reasonably), it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

30.10.3
the Agent may consult with the Finance Parties in relation to any changes mentioned in sub-clause 30.10.1 above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

30.10.4
any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 38 (Amendments and Waivers);

30.10.5
the Agent shall not be liable for any damages, costs or losses whatsoever  (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 30.10; and

30.10.6	the Agent shall notify the Finance Parties of all changes agreed pursuant to sub-clause 30.10.4 above.

31.	SET-OFF

For so long as an Event of Default is continuing, a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

32.	APPLICATION OF PROCEEDS

32.1	Order of Application
All moneys from time to time received or recovered by the Security Trustee in connection with the realisation or enforcement of all or any part of the Transaction Security shall be held by the Security Trustee on trust to apply them at such times as the Security Trustee sees fit, to the extent permitted by applicable law, in the following order of priority:

32.1.1	in discharging any sums owing to the Security Trustee (in its capacity as trustee), any Receiver or any Delegate;

32.1.2
in payment to the Agent, on behalf of the Secured Parties, for application towards the discharge of all sums due and payable by any Obligor or other member of the Group under any of the Finance Documents in accordance with Clause 30.5 (Partial payments);

32.1.3
if none of the Obligors or any other member of the Group is under any further actual or contingent liability under any Finance Document, in payment to any person to whom the Security Trustee is obliged to pay in priority to any Obligor or other member of the Group pursuant to the Finance Documents; and

32.1.4	the balance, if any, in payment to the relevant Obligor or other member of the Group.

32.2	Investment of Proceeds
Prior to the application of the proceeds of the Transaction Security in accordance with Clause 32.1 (Order of Application) the Security Trustee may, at its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Trustee or Agent with any financial institution (including itself) and for so long as the Security Trustee thinks fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Security Trustee's discretion in accordance with the provisions of this Clause 32.

32.3	Currency Conversion
32.3.1
For the purpose of or pending the discharge of any of the Secured Obligations the Security Trustee may convert any moneys received or recovered by the Security Trustee from one currency to another, at the spot rate at which the Security Trustee is able to purchase the currency (in accordance with its customary procedures) in which the Secured Obligations are due with the amount received.

32.3.2	The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

32.4	Permitted Deductions
The Security Trustee shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Tax or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Tax which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Trustee under any of the Finance Documents or otherwise (except in connection with its remuneration for performing its duties under this Agreement).

32.5	Discharge of Secured Obligations
32.5.1
Any payment to be made in respect of the Secured Obligations by the Security Trustee may be made to the Agent on behalf of the Lenders and that payment shall be a good discharge to the extent of that payment, to the Security Trustee.

32.5.2	The Security Trustee is under no obligation to make payment to the Agent in the same currency as that in which any Unpaid Sum is denominated.

32.6	Sums received by Obligors
If any of the Obligors receives any sum which, pursuant to any of the Finance Documents, should have been paid to the Security Trustee, that sum shall promptly be paid to the Security Trustee for application in accordance with this Clause 32.

33.	NOTICES

33.1	Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

33.2	Addresses
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

33.2.1	in the case of any Obligor or any other member of the Group party to any Finance Document, to:

Address:	Validus Holdings, Ltd.
19 Par-La-Ville Road
Hamilton HM11 Bermuda,

Attention:	Chief Financial Officer
Facsimile:	+1 (441) 278-9091,

with a copy to:

Address:	Talbot Holdings Ltd.
19 Par-La-Ville Road
Hamilton HM11 Bermuda,

Attention:	Chief Financial Officer
Facsimile:	+1(441) 278-9091; and

a copy by fax to +44 (0)20 7550 3555, marked for the attention of Nigel Wachman and (in the case of notice of a Default only) a copy to:

Address:	Cahill Gordon & Reindel LLP
80 Pine St.
New York
New York 10005

Attention:	Michael A. Becker, Esq. and John Schuster, Esq.
Facsimile:	+1 (212) 269-5420;

in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

33.2.2	in the case of the Agent and Security Trustee, to:

Address:	Loans Administration
Bank House
Wine Street
Bristol BS1 2AN

Fax:	0117 923 3367
Attention:	Loans Administration,

or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

33.3	Delivery
33.3.1	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(a)	if by way of fax, when received in legible form; or

(b)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer.

33.3.2
Any communication or document to be made or delivered to the Agent or to the Security Trustee will be effective only when actually received by the Agent or the Security Trustee and then only if it is expressly marked for the attention of the department or officer identified with the Agent's or the Security Trustee's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

33.3.3	All notices from or to an Obligor shall be sent through the Agent.

33.3.4	Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to the Guarantor.

33.3.5	All notices to a Lender from the Security Trustee shall be sent through the Agent.

33.4	Notification of address and fax number
Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 33.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

33.5	Electronic communication
33.5.1
Any communication to be made between the Agent or the Security Trustee and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent, the Security Trustee and the relevant Lender:

(a)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(c)	notify each other of any change to their address or any other such information supplied by them.

33.5.2
Any electronic communication made between the Agent and a Lender or the Security Trustee will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent or the Security Trustee only if it is addressed in such a manner as the Agent or Security Trustee shall specify for this purpose.

33.6	English language
33.6.1	Any notice given under or in connection with any Finance Document must be in English.

33.6.2	All other documents provided under or in connection with any Finance Document must be:

(a)	in English; or

(b)
if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

34.	CALCULATIONS AND CERTIFICATES

34.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

34.2	Certificates and Determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

34.3	Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

35.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

36.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Secured Party or the Arranger, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

37.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

38.	AMENDMENTS AND WAIVERS

38.1	Required consents
38.1.1
Subject to Clause 38.2 (Exceptions) and Clause 27.17 (Releases) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

38.1.2	The Agent, or in respect of the Security Documents the Security Trustee, may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

38.2	Exceptions
38.2.1	An amendment or waiver that has the effect of changing or which relates to:

(a)	Clause 29 (Sharing Among the Finance Parties) or this Clause 38;

(b)	the definition of "Majority Lenders" or "Super Majority Lenders" in Clause 1.1 (Definitions);

(c)	an extension to the date of payment of any amount under the Finance Documents;

(d)	a reduction in the amount of any payment of principal, interest, fees or commission payable;

(e)	an increase in or an extension of any Commitment;

(f)
Clause 2.8 (Several Rights), Clause 9 (Collateralisation And Redesignation Of Letters Of Credit), Clause 18 (Guarantee and Indemnity), Clause 24 (Changes to the Lenders) or Clause 25 (Changes to the Obligors);

(g)	any provision which expressly contemplates the need for the consent or approval of all the Lenders;

(h)	a material change to the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed;

(i)	the release of all or substantially all of the Transaction Security other than in accordance with the Security Documents; or

(j)
any material change to the definition of "Advance Rate", "Borrowing Base" or "Eligible Securities" in Clause 1.1 (Definitions) or any material change to Schedule 9 (Eligible Collateral Table) or the proviso set out in Clause 3.1 (Utilisation Conditions for the Facility),

shall not be made without the prior consent of all the Lenders.

38.2.2
An amendment or waiver which relates to the rights or obligations of the Agent, the Security Trustee or the Arranger may not be effected without the consent of the Agent, the Security Trustee or the Arranger as the case may be.

38.2.3
Notwithstanding the foregoing or any other provision of this Agreement, any provision of this Agreement may be amended by an agreement in writing entered into by the Guarantor, the Super-Majority Lenders and the Agent if:

(a)
by the terms of such agreement, the Commitment of each Lender not consenting to the amendment provided for therein shall terminate (it being understood that the Guarantor may cause the Commitment of any such non-consenting Lender to be transferred to one or more new Lenders in accordance with Clause 24 (Changes to the Lenders) provided that no action shall be required to be taken by such non-consenting Lender (including the execution of any Transfer Certificate)); and

(b)	at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of all amounts owing to it or accrued for its account under any Finance Document.

38.3	Exceptions
Notwithstanding any other provisions in this Clause 38, the Agent shall not be obliged to agree to any such amendment or waiver if the same would:

38.3.1	amend or waive this Clause 38, Clause 16 (Costs and Expenses) or Clause 26 (Role of the Agent and the Arranger); or

38.3.2	otherwise amend or waive any of the Agent's rights hereunder or subject the Agent or the Arrangers to any additional obligations hereunder.

39.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12
GOVERNING LAW AND ENFORCEMENT

40.	GOVERNING LAW

This Agreement is governed by English law.

41.	ENFORCEMENT

41.1	Jurisdiction
41.1.1
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

41.1.2	The parties hereto agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party to this Agreement will argue to the contrary.

41.1.3
This Clause 41.1 is for the benefit of the Finance Parties only.  As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

41.2	Service of Process
Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

41.2.1	irrevocably appoints Talbot Underwriting Services Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

41.2.2	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

42.	CONFIDENTIALITY

The Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed:

42.1.1	to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors, it being understood that:

(a)
the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with the terms of this Agreement; and

(b)	the applicable Agent or Lender shall be responsible for any breach of this Clause 42 by any of its and its Affiliates’ directors, officers and employees;

42.1.2	to the extent requested by any regulatory authority or self-regulatory body;

42.1.3	to the extent required by applicable laws or regulations or by any subpoena or similar legal process;

42.1.4	to any other party to this Agreement;

42.1.5	in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder;

42.1.6	subject to an agreement containing provisions substantially the same as those of this Clause 42, to:

(a)	any assignee of, or any prospective assignee of, any of its rights or obligations under this Agreement; or

(b)	any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Obligor and its obligations;

42.1.7	with the consent of the Guarantor; or

42.1.8	to the extent such Information:

(a)	becomes publicly available other than as a result of a breach of this Clause 42; or

(b)
becomes available to the Agent or any Lender on a non-confidential basis from a source other than the Guarantor or its subsidiaries that, to the applicable Agent’s or Lender’s knowledge, is not subject to a confidentiality undertaking with respect to the applicable Information.

For the purposes of this Clause 42, "Information" means all information now or hereafter received from any Obligor or any other member of the Group that is party to a Finance Document relating to the Guarantor, any subsidiary of the Guarantor or their respective businesses, other than any such information that is available to the Agent or any Lender on a non-confidential basis prior to disclosure by such Obligor or other member of the Group. Any person required to maintain the confidentiality of Information as provided in this Clause 42 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information or, in the case of any Lender, such Lender has treated such Information in a manner consistent with banking industry standards for the treatment of confidential information. The provisions of this Clause 42 shall survive the termination of the Total Commitments under this Agreement and the other obligations arising hereunder, but such survival shall only be for a period of two (2) years thereafter.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

SCHEDULE 1

The Original Lenders

Lender	Commitment ($)

ING Bank N.V., London Branch	40,000,000

Lloyds TSB Bank plc	40,000,000

CALYON	20,000,000

Total	100,000,000

SCHEDULE 2

Conditions Precedent

1.	Corporate Documents

(a)	A copy of the constitutional documents of each Obligor and each other member of the Group that is party to a Finance Document.

(b)	A copy of a resolution of the board of directors of each Obligor and each other member of the Group that is party to a Finance Document:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)
A certificate of the Guarantor (signed by a director or officer of the Guarantor) confirming that neither the execution, delivery and performance by the Guarantor or any of its subsidiaries that is party to any Finance Document of this Agreement or the other Finance Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein:

(i)	will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality;

(ii)
will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Liens in favour of the Security Trustee pursuant to the Security Documents) upon any of its property or assets or those of any of its subsidiaries pursuant to the terms of any material indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material instrument to which it or any of its subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject; or

(iii)	will violate any provision of its certificate of incorporation, by-laws or other organisational documents, nor those of its subsidiaries.

(e)
A copy of a resolution of the Guarantor in its capacity as holder of the outstanding shares of Validus Reinsurance, Ltd., approving the terms of, and the transactions contemplated by, the Security Agreement and the Control Agreement.

(f)
A certificate of the Guarantor (signed by a director or officer of the Guarantor) certifying that each copy document delivered to the Agent pursuant to paragraphs 1(a), 1(b), 1(e) and 4(c) of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	Security Documents

(a)	The Security Agreement and Account Control Agreement duly executed by the relevant Obligors, Validus Reinsurance, Ltd., the Custodian, the Special Report Agent and the Security Trustee.

(b)
A copy of all documents and instruments, including UCC financing statements where applicable, required by law in each applicable jurisdiction or reasonably requested by the Agent to be filed, registered or recorded to create and perfect the Liens intended to be created under the Security Agreement.

(c)
A copy of the results of a recent search of the UCC (or equivalent) filings made with respect to each Obligor in the jurisdictions contemplated in paragraph (b) above (including Washington, D.C., and Bermuda) and in such other jurisdictions in which Collateral is located which may be reasonably requested by the Agent, and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Agent that the Liens indicated by such financing statements (or similar documents) are permitted under the terms of the Finance Documents or have been released.

3.	Legal opinions

(a)	A legal opinion of Clifford Chance LLP, legal advisers to the Arranger and the Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)	A legal opinion of Clifford Chance LLP, legal advisers to the Arranger and the Agent in New York, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(c)	A legal opinion of Appleby, legal advisers to the Arranger and the Agent in Bermuda, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

4.	Other documents and evidence

(a)	Evidence that any agent for service of process referred to in Clause 41.2 (Service of process), if not an Obligor, has accepted its appointment.

(b)
A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(c)	The Original Financial Statements.

(d)	The executed Fee Letters.

(e)
A copy of all necessary governmental or regulatory consents required by each Obligor and each other member of the Group in relation to the security contained in the Security Documents (including any governmental or regulatory consents required from the Bermuda Monetary Authority or the UK Financial Services Authority).

(f)	Evidence that as at a date no earlier than the date of this Agreement, the value of the Own FAL of the Account Party is no less than $215,000,000.

(g)	A statement provided by the Bank of New York in relation to the value of the collateral in the Collateral Accounts as of the date of this Agreement.

(h)	Evidence that Validus Reinsurance, Ltd. has an A.M. Best financial strength rating of at least "A-".

(i)	The Business Plan.

(j)
Evidence that all amounts outstanding under the Existing Facility have been or will be repaid in full and all commitments and liabilities thereunder have been irrevocably cancelled and discharged, on or before the first Utilisation Date.

(k)	Evidence that any Security issued in respect of the Existing Facility shall be released on or before the first Utilisation Date.

SCHEDULE 3

Form of Utilisation Request

From:                      Talbot Holdings Ltd.

To:           [Agent]

Dated:

Dear Sirs,

1.
We refer to an agreement (the "Credit Agreement") dated 28 November 2007 (as, from time to time, amended, varied, novated or supplemented) and made between Talbot Holdings Ltd. as borrower, Validus Holdings, Ltd. as guarantor, ING Bank N.V., London Branch and Lloyds TSB Bank plc as mandated lead arrangers, Lloyds TSB Bank plc as agent and security trustee, the financial institutions defined therein as Lenders and others.

2.	Terms defined in the Credit Agreement shall have the same meaning in this notice.

3.	This notice is irrevocable.

4.	We hereby give you notice that, pursuant to the Credit Agreement we wish the Lenders to issue a Letter of Credit as follows:

(a)	Face amount: [$/£][ ]

(b)	Type of Letter of Credit: [Secured/Unsecured]

(c)	Utilisation Date: [ ]

(d)	Term: [ ]

(e)	Expiry Date: [ ]

5.	We would like this Letter of Credit to be denominated in [sterling/dollars].

6.	We confirm that, at the date hereof, the Repeated Representations are true in all material respects and no Default is continuing.

7.	The Letter of Credit should be issued in favour of Lloyd's in the form attached and delivered to the recipient at [address of recipient]. The purpose of its issue is [•].

Yours faithfully

 .............................
Authorised Signatory
for and on behalf of
Talbot Holdings Ltd.

SCHEDULE 4

Form of Transfer Certificate

To:           Lloyds TSB Bank plc

TRANSFER CERTIFICATE

relating to the agreement (as, from time to time, amended, varied, novated or supplemented, the "Credit Agreement") dated 28 November 2007 whereby a letter of credit facility was made available to Talbot Holdings Ltd. as borrower by a group of banks on whose behalf Lloyds TSB Bank plc acted as agent in connection therewith.

1.	Terms defined in the Credit Agreement shall, subject to any contrary indication, have the same meanings herein. The terms Lender, Transferee and Portion Transferred are defined in the schedule hereto.

2.
The Lender (a) confirms that the details in the schedule hereto under the heading "Letters of Credit" accurately summarises its participation in the Credit Agreement and the Term of any existing Letters of Credit and (b) requests the Transferee to accept and procure the transfer by novation to the Transferee of the Portion Transferred (specified in the schedule hereto) of its Commitment and/or its participation in such Letters of Credit by counter-signing and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Credit Agreement.

3.
The Transferee hereby requests the Agent to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of Clause 24 (Changes to the Lenders) of the Credit Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4.
The Transferee confirms that it has received a copy of the Credit Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Lender to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Lender to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Obligors or any other member of the Group that is party to a Finance Document.

5.
The Transferee hereby undertakes with the Lender and each of the other parties to the Credit Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Finance Documents will be assumed by it after delivery of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6.	The Lender makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Finance

Documents or any document relating thereto and assumes no responsibility for the financial condition of the Obligors or any other member of the Group that is party to a Finance Document or for the performance and observance by the Obligors or any other member of the Group that is party to a Finance Document of any of its obligations under the Finance Documents or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7.
The Lender hereby gives notice that nothing herein or in the Finance Documents (or any document relating thereto) shall oblige the Lender to (a) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Finance Documents transferred pursuant hereto or (b) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including the non-performance by an Obligor or any other party to the Finance Documents (or any document relating thereto) of its obligations under any such document.  The Transferee hereby acknowledges the absence of any such obligation as is referred to in (a) or (b) above.

8.	This Transfer Certificate and the rights, benefits and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

THE SCHEDULE

1.	Lender:

2.	Transferee:

3.	Transfer Date:

4.	Lender's Participation in the Facility:
Lender's Commitment                                            Portion Transferred

5.	Letter(s) of Credit Term and Portion Transferred
Lender's Participation                                            Expiry Date

[Transferor Lender]	[Transferee Lender]

By:	By:

Date:	Date:

ADMINISTRATIVE DETAILS OF TRANSFEREE

Address:

Contact Name:

Account for Payments
in sterling:

Fax:

Telephone:

SCHEDULE 5

Form of Credit Institution Confirmation

[Letterhead of Agent]

To:           The Society and Council of Lloyd's
c/o The Manager, Members' Funds Department
Gun Wharf, Dock Road
Chatham, Kent ME4 4TU

Date:                      [•]

We, Lloyds TSB Bank plc, (the "Agent") acting as agent on behalf of each of [name of each bank participating in the Letter of Credit] (the "Lenders"), hereby confirm the following:

(a)	We have provided a multi bank Letter of Credit as agent on behalf of the Lenders which will be included in the Lloyd's Deposit of [•] (the "Corporate Member").

(b)
The execution and delivery by the Agent of the Letter of Credit has been duly authorised by all necessary action on the part of the Lenders and the Letter of Credit has been duly executed and delivered by the Agent on behalf of the Lenders.

(c)	The obligations of the Lenders under the Letter of Credit constitute legal, valid and binding obligations.

……………………………………….

Signature of Authorised Signature
For and on behalf of Lloyds TSB Bank plc
acting as Agent on behalf of the Lenders

SCHEDULE 6

Form of Letter of Credit

To:          The Society and the Council of Lloyd's,
c/o General Manager, Members' Financial Services,
Gun Wharf, Dock Road,
Chatham, Kent ME4 4TU

Dated ________1

Dear Sirs:

Irrevocable Standby Letter of Credit No. [•]

Re:  [Name of Corporate Member of Lloyd's] (the "Applicant")

This Clean Irrevocable Standby Letter of Credit (the "Credit") is issued by the banks whose names are set out in Schedule 1 hereto (the "Issuing Lenders", and each an "Issuing Lender") in favour of the Society of Lloyd's ("Lloyd's") on the following terms:

1.	Subject to the terms hereof, the Issuing Lenders shall make payments within two business days of demand of Lloyds TSB Bank plc (the "Agent") in accordance with paragraph 4 below.

2.
Upon a demand being made by Lloyd's pursuant to paragraph 4 below each Issuing Lender shall pay that proportion of the amount demanded which is equal to the proportion which its Commitment set out in Schedule 1 hereto bears to the aggregate Commitments of all the Issuing Lenders set out on Schedule 1 hereto provided that the obligations of the Issuing Lenders under this Credit shall be several and no Issuing Lender shall be required to pay an amount exceeding its Commitment set out in Schedule 1 hereto and the Issuing Lenders shall not be obliged to make payments hereunder in aggregate exceeding a maximum amount of [£/$][•]. Any payment by an Issuing Lender hereunder shall be made in sterling to Lloyd's account specified in the demand made by Lloyd's pursuant to paragraph 4 below.

3.
This Credit is effective from [•] (the "Commencement Date") and will expire on the Final Expiration Date.  This Credit shall remain in force until we give you not less than four years notice in writing terminating the same on the later of (a) the fourth anniversary of the Commencement Date and (b) any date subsequent to 31 December 2012 as specified in such notice (the "Final Expiration Date"), our notice to be sent by registered mail for the attention of the General Manager, Members' Financial Services, at the above address.

[1]	Date of Letter of Credit.

4.
Subject to paragraph 3 above, the Issuing Lenders shall pay to Lloyd's under this Credit upon presentation of a demand by Lloyd's on the Agent, Lloyds TSB Bank plc at [•], marked for the attention of [•] substantially in the form set out in Schedule 4 (Form of Transfer Certificate) hereto the amount specified therein (which amount shall not, when aggregated with all other amounts paid by the Issuing Lenders to Lloyd's under this Credit, exceed the maximum amount referred to in paragraph 2 above).

5.	The Agent has signed this Credit as agent for disclosed principals and accordingly shall be under no obligation to Lloyd's hereunder other than in its capacity as an Issuing Lender.

6.	All charges are for the Applicant's account.

7.	Subject to any contrary indication herein, this Credit is subject to the International Standby Practices – ISP98 (1998 publication – International Chamber of Commerce Publication No. 590).

8.	This Credit shall be governed by and interpreted in accordance with English law and the Issuing Lenders hereby irrevocably submit to the jurisdiction of the High Court of Justice in England.

9.	Each of the Issuing Lenders engages with Lloyd's that demands made under and in compliance with the terms of this Credit will be duly honoured on presentation.

Yours faithfully,

LLOYDS TSB BANK PLC
as agent

for and on behalf of

[Names of all Issuing Lenders including Agent]

By:

Name:

Title:

Issuing Lenders' Commitments

Name and Address of Issuing Lender	Commitment
([Sterling/Dollars])

Total Value	_____________

Form of Demand (Pounds Sterling)

[on Lloyd's letterhead]

Dear Sir/Madam

THE SOCIETY OF LLOYD'S

SECURITY TRUSTEE OF

LETTER OF CREDIT NO.

With reference to the above, we enclose for your attention a Bill of Exchange, together with the respective Letter of Credit.  Payment should be made by way of CHAPS.  The account details are as follows:

[National Westminster Bank Plc	Sort Code 60-00-01

City of London Office	Account 13637444
P.O. Box 12258
1 Princes Street
London EC2R 8AP]

Please quote Member Code:

Yours faithfully,

for Manager
Members' Funds Department
Members' Services Unit

By:___________________
Name:
Title:

Your ref:

Our ref:      MEM/    /     /      /C911f

Extn:

BILL OF EXCHANGE

The Society of Lloyd's

Security Trustee of

Letter of Credit No.

Please pay in accordance with the terms of the Letter of Credit to our order the amount of [£/$]____________.

For and on behalf of

Authorised Signatory

Members' Funds Department

To:	[insert name of bank/credit institution] as the Agent

SCHEDULE 7

Mandatory Costs Rate

1.
The Mandatory Costs Rate is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.
On the first day of each Term (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Unpaid Sum) and will be expressed as a percentage rate per annum.

3.
The Additional Cost Rate for any Lender lending from a Facility Office in a participating member state will be the percentage notified by that Lender to the Agent.  This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Unpaid Sums made that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

(a)	in relation to a sterling Unpaid Sum:

[Missing Graphic Reference] per cent. per annum

(b)	in relation to an Unpaid Sum in any currency other than sterling:

[Missing Graphic Reference] per cent. per annum.

Where:

A
is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B
is the percentage rate of interest (excluding the Mandatory Costs Rate and the additional rate of interest specified in Clause 17.2 (Default interest) payable on any Unpaid Sum) payable for the relevant Interest Period on the Unpaid Sum.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

E
is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	"Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)
"Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)
"Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	"Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

7.
If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.
Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its Facility Office; and

(b)	any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9.
The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.
The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.
The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.
Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties.

13.
The Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties.

SCHEDULE 8

Letter Of Comfort

[on Lloyd's letterhead]

Dear Sir/Madam

I understand that Talbot Holdings Ltd. on behalf of itself and the underwriting subsidiary of Talbot Holdings Ltd. named Talbot 2002 Underwriting Capital Ltd. (the"CorporateMember") has procured or may procure the provision to Lloyd's of one or more letters of credit, each with a commencement date of [•], having a maximum aggregate value of up to [$/£][•] to form part of their Funds at Lloyd's (the "LTSB L/C").  [The LTSB L/C is to replace the letters of credit currently provided to Lloyd's in respect of the Corporate Members which total [$/£] [•]].

You have asked whether, in the event of monies having to be applied out of the Corporate Member's Funds at Lloyd's, the letters of credit and other Funds at Lloyd's of the Corporate Member may be drawn down in a pre-determined order whereby any drawdown on the LTSB L/C would not be made until such time as all other of the Corporate Member's Funds at Lloyd's had been applied.

As you are aware, the letters of credit are held by Lloyd's in its capacity as Security Trustee under the terms of the Security and Trust Deed (substantially in the form STD (CM) G93 CM 123) entered into by the Corporate Member.  Any decision to draw down on any letter of credit involves an exercise of discretion in the light of the circumstances prevailing at the relevant time, and thus no binding undertaking can be given now.

However, I can confirm that at the time of considering the drawdown of the Corporate Member's Funds at Lloyd's, Lloyd's would take into account the requested order of drawdown set out in the second paragraph of this letter.

For the avoidance of doubt, Lloyd's shall not be responsible to you or any other person for any losses incurred by you or such other person as a consequence of acting in reliance upon this letter.

Yours faithfully

SCHEDULE 9

Eligible Collateral Table

Collateral Description	Advance Rate
	Matching Currency*	Non-Matching Currency*
Cash:

U.S. Dollars or Sterling, including time deposits, certificates of deposit and money market deposits held at Bank of New York, as custodian, or that are subject to a first priority security interest of the Facility Agent or Security Trustee.

	100%.	95%.
U.S. Government Securities:

Securities issued or directly and fully guaranteed or insured by the US or any agency or instrumentality thereof (provided that the full faith and credit of the US is pledged in support thereof), including assets issued by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, Federal Home Loan Bank or the Government National Mortgage Association.
	With maturities of (x) two years or less from the date of acquisition, 95%, (y) three to ten years from the date of acquisition, 90% and (z) more than 10 years from the date of acquisition, 85%.	With maturities of (x) two years or less from the date of acquisition, 90%, (y) three to ten years from the date of acquisition, 85% and (z) more than 10 years from the date of acquisition, 80%.
Investment Grade Municipal Bonds: Municipal Bonds rated at least (i) A by S&P and (ii) A2 by Moody's and maturing within five years from the date of acquisition.	85%.	80%.
Investment Grade Non-Convertible U.S. Corporate Bonds Level I:

Non-convertible corporate bonds issued by any entity organised in the US which are "publicly traded" on a nationally recognised exchange, eligible to be settled by DTC and rated at least (i) AA- by S&P and (ii) Aa3 by Moody's.
	With maturities of (x) two years or less from the date of acquisition, 90% and (y) three to ten years from the date of acquisition, 85%.	With maturities of (x) two years or less from the date of acquisition, 85% and (y) three to ten years from the date of acquisition, 80%.

Investment Grade Non-Convertible U.S. Corporate Bonds Level II:

Non-convertible corporate bonds issued by any entity organised in the US which are "publicly traded" on a nationally recognised exchange, eligible to be settled by DTC and rated at least (i) A- by S&P and (ii) A3 by Moody's, but no higher than (x) A+ from S&P and (y) A1 from Moody's.
	With maturities of (x) two years or less from the date of acquisition, 85% and (y) three to ten years from the date of acquisition, 80%.	With maturities of (x) two years or less from the date of acquisition, 80% and (y) three to ten years from the date of acquisition, 75%.
Commercial Paper:

Commercial paper issued by any entity organised in the US rated at least (i) A-1 or the equivalent thereof by S&P and (ii) P-1 or the equivalent thereof by Moody's and maturing not more than one year after the date of acquisition.

	90%.	85%.
UK Government Securities: Securities issued by the United Kingdom government.	With maturities of (x) two years or less from the date of acquisition, 95%, (y) three to ten years from the date of acquisition, 90% and (z) more than 10 years from the date of acquisition, 85%.	With maturities of (x) two years or less from the date of acquisition, 90%, (y) three to ten years from the date of acquisition, 85% and (z) more than 10 years from the date of acquisition, 80%.
OECD Sovereign Debt: Debt issued or guaranteed by OECD countries, rated at least (i) AA- by S&P and (ii) Aa3 by Moody's.	With maturities of (x) two years or less from the date of acquisition, 95%, (y) three to ten years from the date of acquisition, 90% and (z) more than 10 years from the date of acquisition, 85%.	With maturities of (x) two years or less from the date of acquisition, 90%, (y) three to ten years from the date of acquisition, 85% and (z) more than 10 years from the date of acquisition, 80%.

Other Securities: All other investments, obligations or securities.	0.0%.	0.0%.

*
For the avoidance of doubt, in respect of any calculation relating to a Letter of Credit, "Matching Currency" is a reference to Collateral denominated in the same currency as the relevant Letter of Credit and "Non-Matching Currency" is a reference to Collateral denominated in any other currency.

SCHEDULE 10

Form of Borrowing Base Certificate

To:           Lloyds TSB Bank plc
as Agent under the Credit Agreement referred to below

[Date]

Ladies and Gentlemen:

Pursuant to Clause 20.8 of the Standby Letter of Credit Facility Agreement dated as of 28 November 2007 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalised terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement), among Talbot Holdings Ltd., Validus Holdings, Ltd., the lenders from time to time party thereto (the "Lenders"), Lloyds TSB Bank plc as agent (in such capacity, the "Agent") and security trustee (in such capacity, the "Security Trustee") and ING Bank N.V., London Branch as structuring agent, this certificate together with Annex 1 attached hereto is the Borrowing Base Certificate as of [•], 200[•]. The amount and valuation of each of the components of the Borrowing Base set forth on Annex 1 has been determined pursuant to the Credit Agreement.

This Borrowing Base Certificate is a complete and correct representation of the Borrowing Base as of [•], 200[•].

Sincerely,

__________________________________

Name:

Title:

ANNEX 1

	Value	Advance Rate		Borrowing Base Contribution
Cash	$_________	x _________	=	$________________
Category of Eligible Securities

	$_________	x _________	=	$________________

	$_________	x _________	=	$________________

	$_________	x _________	=	$________________

	$_________	x _________	=	$________________

	$_________	x _________	=	$________________

	$_________	x _________	=	$________________

	$_________	x _________	=	$________________

	$_________	x _________	=	$________________

	$_________	x _________	=	$________________

	$_________	x _________	=	$________________

	$_________	x _________	=	$________________

	$_________	x _________	=	$________________

	$_________	x _________	=	$________________

	$_________	x _________	=	$________________

	$_________	x _________	=	$________________

	$_________	x _________	=	$________________

	$_________	x _________	=	$________________

Total Borrowing Base				$________________

SCHEDULE 11

Existing Liens

1.	Debenture dated 25 March 2003 and granted by the Borrower in favour of Lloyds TSB Bank plc securing all money and liabilities due, owing or incurred by the Borrower to Lloyds TSB Bank plc.

2.	Liens over monies held in insurance broking accounts by Underwriting Risk Services Ltd held in trust for the policyholders and underwriters.

3.	Liens over monies held in insurance broking accounts by Talbot Risk Services Pte Ltd held in trust for the policyholders and underwriters.

SCHEDULE 12

Existing Intercompany Arrangements and Agreements

1.
Talbot Insurance (Bermuda), Ltd.'s reinsurance/FAL arrangements with the Account Party pursuant to the slips entered into in November 2004, November 2005, November 2006 and the slip to be entered in November 2007.

2.	The Borrower's FAL procurement and contingent fee agreement with Talbot 2002 Underwriting Capital Ltd, to be amended and restated in November 2007.

3.	Restrictions on the movement of assets as a result of the Lloyd's Deeds entered into by the Borrower and its subsidiaries.

4.	Liens over monies held in the insurance broking accounts of Underwriting Risk Services Ltd and Talbot Risk Services Pte Ltd (as described in Schedule 11 (Existing Liens)).

SCHEDULE 13

Permitted Subsidiary Indebtedness

1.	The revolving credit facilities provided by the Lloyds TSB Bank plc to the Borrower dated 10 March 2006 in the amount of $7,500,000 (and any renewal or increase thereof).

2.
A Guarantee and Indemnity granted by Talbot Underwriting Holdings Ltd ("TUHL") in favour of Lloyds TSB Bank plc in respect of certain obligations of Talbot Underwriting Services Ltd ("TUSL"), a wholly-owned subsidiary of TUHL, pursuant to which TUHL guarantees the discharge of all monies and liabilities now or hereafter due owing or incurred by TUSL to the Bank, up to a limit of £3,000,000, together with interest, commission and costs as therein provided.

3.
A Guarantee and Indemnity granted by TUHL in favour of Lloyds TSB Bank plc in respect of certain obligations of Underwriting Risk Services Ltd ("URSL"), a wholly-owned subsidiary of TUHL, pursuant to which TUHL guarantees the discharge of all monies and liabilities now or hereafter due owing or incurred by URSL to Lloyds TSB Bank plc, up to a limit of £3,000,000, together with interest, commission and costs as therein provided.

4.	The Existing Facility.

SCHEDULE 14

Subsidiaries

Name of Subsidiary:	Jurisdiction of Organisation:	Direct Owners:	Percentage Ownership:

Validus Reinsurance, Ltd.	Bermuda	Validus Holdings, Ltd.	100%

Validus Research, Inc.	Canada	Validus Reinsurance, Ltd.	100%

Validus Specialty, Inc.	Delaware, USA	Validus Reinsurance, Ltd.	100%

Validus Reaseguros, Inc.	Florida, USA	Validus Specialty, Inc.	100%

Talbot Entities:

Talbot Holdings, Ltd.	Bermuda	Validus Holdings, Ltd.	100%

Talbot Capital Ltd.	Bermuda	Talbot Holdings, Ltd.	100%

Talbot 2002 Underwriting Capital Ltd.	UK	Talbot Holdings, Ltd.	100%

Talbot Underwriting Holdings Ltd.	UK	Talbot Holdings, Ltd.	100%

Talbot Insurance (Bermuda) Ltd.	Bermuda	Talbot Holdings, Ltd.	100%

Talbot Underwriting Capital Ltd. (Dormant)	UK	Talbot Holdings, Ltd.	100%

Talbot Underwriting Ltd.	UK	Talbot Underwriting Holdings Ltd.	100%

Underwriting Risk Services Ltd.	UK	Talbot Underwriting Holdings Ltd.	100%

Talbot Underwriting Services Ltd.	UK	Talbot Underwriting Holdings Ltd.	100%

Yachtsure Ltd. (Dormant)	UK	Talbot Underwriting Holdings Ltd.	100%

Marinasure Ltd. (Dormant)	UK	Talbot Underwriting Holdings Ltd.	100%

Talbot Risk Services Pte Ltd.	Singapore	Talbot Underwriting Ltd.	100%

Talbot Risk Services Italia SRL	Italy	Underwriting Risk Services Ltd.	100%

SCHEDULE 15

Existing Affiliate Transactions

1.	The Guarantor and Aquiline engaged Merrill Lynch to provide services in connection with the initial capitalization of the Guarantor.

2.	Merrill Lynch was engaged by the Company to provide financial advisory services related to the purchase of the Borrower and its subsidiaries.

3.	The Guarantor paid Goldman Sachs $4,045,000 for financial advisory consulting services related to initial public offering and the purchase of the Borrower and its subsidiaries.

4.	The Guarantor completed its initial public offering and subsequent offering per the underwriters' option to purchase additional common shares on July 30, 2007.

5.	Reinsurance agreement with Group Ark Insurance Holdings Ltd. in which Validus Reinsurance, Ltd. and/or its subsidiaries has ceded premiums to Group Ark.

6.
Subscription Agreements dated December 9, 2005 by and between Holdings and each of its Members, for the purchase of the Voting Common Stock or Non-Voting Common Stock, as the case may be, and the transactions contemplated thereby.

7.	Shareholders’ Agreement dated December 12, 2005 by and among Holdings and its Members listed on the signature pages thereto, and the transactions contemplated thereby.

8.	Warrant Agreements dated December 12, 2005, by and among Holdings and certain of its Members, to purchase Voting Common Stock of Holdings.

9.	Warrant Agreements dated December 12, 2005, by and among Holdings and certain of its Members, to purchase Non-Voting Common Stock of the Company.

10.	Founder Agreement dated December 7, 2005 by and among the Guarantor and Aquiline Capital Partners LLC as amended by Amendment to Founder Agreement dated March 3, 2006.

11.	Advisory Agreement dated December 7, 2005 by and among Holdings and Aquiline Capital Partners LLC.

12.	Property Quota Share Reinsurance Contract dated November 2006 by and among the Guarantor and a subsidiary of Allied World Assurance Holdings Ltd. (AWAC).

13.	Discretionary Advisory Agreement and Risk Reporting and Investment Accounting Services Agreement dated December 8, 2005 by and among the Guarantor and Goldman Sachs Asset Management, LP.

14.	Investment Manager Agreement dated December 8, 2005 by and among the Guarantor and BlackRock Financial Management, Inc.

15.	Financial Advisory and Placement Agent Agreement dated October 11, 2005 by and among the Guarantor, Aquiline Capital Partners, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

SCHEDULE 16

Existing Investments

As at September 30, 2007

Investment sector	Market Value

U.S. Government and Government Agency	$ 375,617,000.00

Corporate	$ 495,561,000.00

Non-U.S. Government and Government Agency	$ 43,118,000.00

Asset-backed and mortgage-backed securities	$ 857,825,000.00

Short-term investments	$ 580,765,000.00

Cash and cash equivalents	$ 651,428,000.00

Total cash and investments	$ 3,004,314,000.00

SCHEDULE 17

Permitted Investors

2005 CGR Partnership	Allegheny New Mountain Partners (Cayman), L.P.

Aquiline Capital Partners GP LLC	Aquiline Financial Services Fund L.P.

BERCO Limited	Caisse de Depot et Placement du Québec

Chrystallite Investment Pte Ltd	Conan Ward

ContiInvestments Corp.	ContiInvestments LLC

DK Acquisition Partners, L.P.	Edward J. Noonan

FFHSJ VA Investment 2005 LLC	Financial Stocks Capital Partners IV L.P.

GCP Managing Partner II, L.P	George P. Reeth

Greenhill Capital Partners (Cayman) II, L.P.	Greenhill Capital Partners (Employees) II, L.P.

Greenhill Capital Partners (Executives) II, L.P.	Greenhill Capital Partners II, L.P.

Greenhill Capital Partners, LLC	GS Advisors V AIV, Ltd.

GS Advisors V, L.L.C.	GS Capital Partners V Employee Fund, L.P.

GS Capital Partners V Employee Funds GP, L.L.C.	GS Capital Partners V GmbH & CO. KG

GS Capital Partners V Offshore, L.P.	GS PEP 1999 Advisors, L.L.C.

GS PEP 1999 Offshore Advisors, Inc.	GS PEP 2000 Advisors, L.L.C.

GS PEP 2000 Direct Investment Advisors, L.L.C.	GS PEP 2000 Offshore Holdings Advisors, Inc.

GS Private Equity 1999 Offshore, L.P.	GS Private Equity Partners 1999 Offshore, L.P.

GS Private Equity Partners 1999, L.P.	GS Private Equity Partners 1999 - Direct Investments Fund, L.P.

GS Private Equity Partners 2000, L.P.	GS Private Equity Partners 2000 - Direct Investment Fund, L.P.

GS Private Equity Partners 2000 Offshore Holdings, L.P.	GSAM Gen-Par, L.L.C.

GSAM Gen-Par, L.L.C. Managing Member	GSCP V AIV, L.P.

GSCP V Institutional AIV, Ltd.	Joseph E. (Jeff ) Consolino

Jeffrey Clements	Kean Driscoll

Lemming Capital Partners, LLC	Loeb Arbitrage Fund

Loeb Arbitrage Management	Loeb Marathon Fund, LP

Loeb Marathon Offshore Fund, LTD.	Loeb Offshore Fund, LTD.

Loeb Partners Corporation	M.H. Davidson & Co.

Mercury Trust	Merrill Lynch Ventures L.P. 2001

Merrill Lynch Ventures, LLC	ML Global Private Equity Fund, L.P.

MLGPE Ltd.	New Mountain Affiliated Investors II (Cayman), L.P.

New Mountain Investments II (Cayman), L.P.	New Mountain Partners II (Cayman), L.P.

Nigel David Wachman	Paul Roberts

Pequot Capital Management, Inc.	Pequot Core Investors Fund, Inc.

Pequot Diversified Master Fund, Ltd.	Pequot Institutional Fund, Inc.

Pequot International Fund, Inc.	Pequot Mariner Master Fund, L.P.

Pequot Navigator Offshore Fund, Inc.	Pequot Scout Fund, L.P.

Premium Series PCC Limited - Cell 33	Premium Series PCC Limited - Cell 34

Saul A. Fox	SFRi, LLC

Stephen C. Bardill	Stuart W. Mercer

Tietê Representações S.A.	Vestar AIV Associates L.P

Vestar AIV Employees Validus Ltd.	Vestar AIV Holdings A L.P.

Vestar AIV Holdings B L.P.	Vestar AIV Managers, Ltd.

SIGNATURES

The Borrower

TALBOT HOLDINGS LTD.

By:

The Guarantor

VALIDUS HOLDINGS, LTD.

By:

The Arranger

ING BANK N.V., LONDON BRANCH

By:

LLOYDS TSB BANK PLC

By:

The Structuring Agent

ING BANK N.V., LONDON BRANCH

By:

The Lenders

ING BANK N.V., LONDON BRANCH By:	LLOYDS TSB BANK PLC By:

CALYON By:

The Agent

LLOYDS TSB BANK PLC

By:

Address:                Loans Administration
Bank House
Wine Street
Bristol
BS1 2AN

Fax:                          0117 923 3367

Attention:              Loans Administration

The Security Trustee

LLOYDS TSB BANK PLC

By:

Address:                Loans Administration
Bank House
Wine Street
Bristol
BS1 2AN

Fax:                         0117 923 3367

Attention:              Loans Administration